Exhibit 10.4
Asset Purchase Agreement
BETWEEN
BENTLEY PHARMACEUTICALS, INC.
AND
YUNGTAI HSU
dated February 1, 1999 effective as of December 31, 1998

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TABLE OF CONTENTS (cont’d)

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TABLE OF CONTENTS (cont’d)

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EXHIBITS

Exhibit A	Disclosure Schedule
Exhibit B	Subscription Agreement
Exhibit C	Registration Rights Agreement
Exhibit D	Warrant Agreement
Exhibit E	Assumption Agreement
Exhibit F	General Assignment and Bill of Sale
Exhibit G	Form of Assignment of Intellectual Property
Exhibit H	Form of Opinion of Counsel of Purchaser
Exhibit I	Form of Opinion of Counsel of Seller
Exhibit J	Power of Attorney
Exhibit K	Letter to Drug Master File Staff
INDEX TO EXHIBITS — DISCLOSURE SCHEDULE

Schedule 1.01(b)	Contracts
Schedule 1.01(c)	Suppliers and Supply Agreements
Schedule 1.01(g)	Licenses
Schedule 1.01(h)	Patents
Schedule 2.04(a)	Collaborative Parties
Schedule 2.04(c)	Allocation of Purchase Price
Schedule 3.03	Seller’s Required Filings
Schedule 3.05	Registrations
Schedule 3.06	License Agreements
Schedule 3.07	Changes or Events
Schedule 3.10	Litigation
Schedule 3.16(a)	Suppliers
Schedule 3.16(b)	Customers and Licensees
Schedule 3.19	Seller’s Brokers and Finders
Schedule 4.03	Purchaser’s Required Filings

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Asset Purchase Agreement
          THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is dated February 1, 1999 made and entered into effective as of December 31, 1998 between YUNGTAI HSU, in his personal capacity (“Seller”) and BENTLEY PHARMACEUTICAL, INC., a Florida corporation (“Purchaser”).
          WHEREAS, Seller purchased the Assets (as defined below) from Conrex Pharmaceutical Corporation, a New Jersey corporation (“Conrex”);
          WHEREAS, simultaneously herewith the Seller and Purchaser have entered into a voting agreement relating to the purchase of the Assets from Conrex;
          WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser the Assets (as defined below) which Seller purchased from Conrex, all on the terms and subject to the conditions set forth herein; and
          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     1.01 Definitions. As used in this Agreement, the following defined terms have the meanings indicated below:
     “Action or Proceeding” means any action, claim, suit, proceeding, inquiry, arbitration or Governmental or Regulatory Authority investigation or audit.
     “Affiliate” means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent or more of the voting securities of another Person shall be deemed to control that Person.
     “Assets” means:
          (a) the Technology;

          (b) the Business Information;
          (c) the Patents;
          (d) all Contracts relating to the Patents and Technology that are listed or described on Schedule 1.01 (b) of the Disclosure Schedule, including without limitation, Seller’s rights to receive goods and services, to assert claims and to take other action with respect to breaches, defaults and other violations pursuant to all of the Contracts;
          (e) all Licenses;
          (f) lists of suppliers and supply agreements, if any, listed on Schedule 1.01(c) of the Disclosure Schedule; and
          (g) all batch records in existence as of the date hereof and as of the Closing Date.
     “Assigned Contracts” means the Contracts to be assigned by Seller to Purchaser as set forth on Schedule 1.01(b) of the Disclosure Schedule.
     “Assigned Licenses” means the Licenses to be assigned by Seller to Purchaser as set forth on Schedule 1.01(g) of the Disclosure Schedule.
     “Associate” means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.
     “Assumed Liabilities” has the meaning ascribed to it in Section 2.02.
     “Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.
     “Business Information” means lists of, and all records, in written, electronic, or other formats, and other data, regarding:
          (a) pharmaceutical research relating to the Patents and Technology,
          (b) suppliers, strategies, formulae, training manuals and customers relating to the development of the Patents and Technology, performance statistics and all other correspondence, records, reports, computer disks and programs (including source codes), tapes and other files, information and records, including, but not limited to, all regulatory files, records and other correspondence, including the DMF and all original (laboratory) notebooks in a complete and unabridged or altered form, and the records, reports and data relating thereto;
          (c) Seller’s files relating to potential applications of the Patents and Technology,
          (d) interest expressed by any Person in collaborating with Seller for researching, developing, licensing, manufacturing or marketing the Patents and/or the Technology for pharmaceutical industry applications (as defined by its intended indication);
          (e) Seller’s ownership and operation of the Assets; and
          (f) the Intellectual Property.
     “Closing” means the closing of the transactions contemplated by Section 2.01.
     “Closing Date” means February 11, 1999, effective as of December 31, 1998, or such other date as Purchaser and Seller mutually agree upon in writing.
     “Contract” means any agreement, understanding, lease, license, evidence of indebtedness, mortgage, indenture, security agreement or other contract, whether written or oral.
     “Disclosure Schedule” means the record delivered to Purchaser by Seller and initialed by Seller and Purchaser, dated as of the date hereof and attached hereto as Exhibit A, containing all schedules as are required to be included pursuant to this Agreement.
     “DMF” means the Drug Master file as compiled by Seller;
     “Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, municipality or other political subdivision.
     “Indemnified Party” has the meaning ascribed to it in Section 10.04.
     “Indemnifying Party” has the meaning ascribed to it in Section 10.04.
     “Intellectual Property” means the Patents and all trade computer programs (including all source codes) and related documentation, technical information, analytical methods, manufacturing, engineering and technical drawings and know-how relating to the Technology.
     “Laws” means all laws, statutes, rules, regulations, ordinances, permits, orders, writs, judgments, awards, injunctions or decrees or other pronouncements having the effect of law of the

United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.
     “Licenses” means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises, concessions, grants, and similar consents granted or issued by any Governmental or Regulatory Authority required in connection with researching, developing, licensing, manufacturing and marketing the Technology and Patents, including those Licenses that are currently being negotiated; and including without limitation, those listed on Schedule 1.01(g) of the Disclosure Schedule.
     “Liens” means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge, restriction or other encumbrance or restriction of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.
     “Loss” means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including, without limitation, interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).
     “Order” means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority, in each such case whether preliminary or final.
     “Patents” means (i) United States Patent No. 5,023,252 (the “U.S. Patent”) and any reissue thereof, any reexamination thereof, and any extension thereof and any patent application or patent in any other country which discloses and claims subject matter which is disclosed in the U.S. Patent, including the patents which are listed in Schedule 1.01(h) of the Disclosure Schedule, and (ii) any patent application which is hereafter filed and which is entitled to the benefit of the filing date of U. S. Application No. 08/954,869 (the “869 Application”), filed October 21, 1997, and which claims pharmaceutical subject matter that is disclosed in the 869 Application and any patent which may issue thereon and any reissue thereof, any reexamination thereof, and any extension thereof. “Patents” does not mean U.S. patent No. 5,731,303 (hereafter the “303 Patent”) or any patent or patent application which discloses and claims subject matter which relates to a composition that contains a cosmetic skin-treating compound or a cosmetic hair-treating compound, as described in the 303 Patent, or to the use of such cosmetic composition.
     “Person” means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.
     “Purchase Price” has the meaning ascribed to it in Section 2.04.
     “Purchaser’s Indemnified Liabilities” has the meaning ascribed to it in Section 10.02.
     “Purchaser” means Bentley Pharmaceuticals, Inc., a Florida corporation.

     “Seller” means Yungtai Hsu, in his personal capacity, or any lawful successor in interest to Yungtai Hsu.
     “Seller Documents” means the arrangements, documents, instruments and certificates required to be executed and delivered by Seller in connection with this Agreement.
     “Seller’s Indemnified Liabilities” has the meaning ascribed to it in Section 10.03.
     “Taxes” means all Tax Returns of or relating to any foreign, federal, state or local tax, assessment, levy, impost, duty, withholding or other similar governmental charge, all, together with any penalties, additions to tax, fines, interest and similar charges thereon or related thereto.
     “Tax Returns” means all returns, including, without limitation, income, franchise, sales and use, unemployment compensation, excise, severance, property, gross receipts, profits, payroll and withholding tax returns and information returns, and reports.
     “Technology” means any and all information relating to a composition containing a drug and a compound (hereafter “Enhancer”) which increase the rate of passage of the drug across the skin or other body membrane, for example, mucous membranes, or the blood brain barrier and to the administration of such composition to treat humans (hereafter “pharmaceutical subject matter”), such information including information related to all developmental and commercially practiced processes and methodologies (including, but not limited to, methods of using, storing, identifying, measuring, and analyzing the composition), formulations, trade secrets, know how, formulae and manufacturing, processing and other technical information and underlying data as it applies to pharmaceutical industry application (as defined by the FDA), prescription and over-the-counter application. “Technology” does not mean information which relates to a cosmetic composition which contains a cosmetic skin-treating compound or a cosmetic hair-treating compound and an Enhancer or to the use of such cosmetic composition.
ARTICLE II
SALE OF ASSETS AND CLOSING
     2.01 Purchase And Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall purchase from Seller, and Seller shall sell, transfer, assign, convey and deliver to Purchaser all of Seller’s right, title and interest in and to the Assets, free and clear of any and all Liens. As a result of this transaction, Seller shall retain no interest whatsoever in the Assets.
     2.02 Assumption of Obligations And Liabilities. On the terms and subject to the conditions set forth in this Agreement, from and after the Closing, Purchaser will assume and pay, perform, discharge and be responsible only for those obligations and liabilities of Seller under the Assigned

Contracts and Assigned Licenses which accrue after the Closing Date (the “Assumed Liabilities”); provided that Purchaser shall have the right, in its sole discretion, and without effect on the Purchase Price, to add or delete Assigned Contracts or Assigned Licenses by written notice delivered to Seller two Business Days prior to the Closing Date, or such earlier date as Seller’s right to add or delete such Assigned Contracts or Assigned Licenses by written notice delivered to Conrex terminates.
     2.03 Retained Liabilities. Notwithstanding anything herein or in the Seller Documents to the contrary, Purchaser shall not assume or pay, perform, discharge or be responsible for any of the obligations or liabilities of Seller, including but not limited to Seller’s liabilities to Virna Pharmaceuticals, Inc. or with respect to and arising out of an agreement between Seller and Virna Pharmaceuticals, Inc., effective as of December 1, 1990, as further amended (the “Retained Liabilities”) other than the Assumed Liabilities. Seller shall discharge in a timely manner or shall make adequate provision for the Retained Liabilities. Purchaser is not a successor to Seller for any purpose and shall not be liable for any claim that may exist against Seller, including but not limited to any products liability claims.
     2.04 Purchase Price; Allocation; Adjustment.
          (a) Purchase Price. The aggregate purchase price for the Assets and for the covenant of Seller contained in Section 5.07 shall be (i) U.S. $1,074,000 (the “Cash Portion of the Purchase Price”), subject to the adjustments as provided in paragraph (b) below; (ii) an aggregate of $350,000 of shares of common stock (the “Shares”) of Purchaser according to the terms and conditions of the Subscription Agreement and the Registration Rights Agreement, dated as of the Closing Date, substantially in the forms of Exhibit B and C, respectively, hereto, (iii) a warrant to purchase 450,000 shares of common stock of Purchaser according to the terms and conditions of the Warrant Agreement, dated as of the Closing Date, substantially in the form of Exhibit D hereto, (iv) 5% of the net profits received by Purchaser or its successors for fifteen years from the Closing Date from the commercialization of any products developed by Purchaser or its successors from the Assets and (v) the aggregate amount of the Assumed Liabilities ((i)-(v) collectively, the “Purchase Price”).
          (b) Adjustment of Cash Portion of Purchase Price. The Cash Portion of the Purchase Price shall be adjusted downward to an amount of $1,024,000 (the “Adjusted Cash Portion of the Purchase Price”) to reflect a payment by Purchaser to Seller on December 3, 1998 of a $50,000 due-diligence deposit.
          (c) Allocation of Purchase Price. Purchaser and Seller hereby agree that for tax purposes the Purchase Price will be allocated in accordance with Schedule 2.04(c) of the Disclosure Schedule, which allocation shall be binding upon the Purchaser and the Seller, each of which agrees to report the effect of the transactions contemplated hereby on all applicable Tax Returns or filings in a manner consistent with such schedule. The Seller hereby assumes liability for and shall pay all sales, transfer and similar Taxes incurred as a result of the sale of the Assets to Purchaser.

     2.05 Closing.
          (a) The Closing will take place at the offices of Synnestvedt & Lechner LLP, 2600 Aramak Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107, or at such other place as Purchaser and Seller mutually agree, at 10:00 A.M. Eastern Standard Time, on the Closing Date.
          (b) Deliveries by Purchaser to Seller. At the Closing, Purchaser will:
     (i) deliver to Seller an executed copy of this Agreement;
     (ii) pay the Adjusted Cash Portion of the Purchase Price by wire transfer of immediately available funds to such account as Seller may reasonably direct by written notice delivered to Purchaser by Seller at least two Business Days before the Closing Date;
     (iii) deliver to Seller the Subscription Agreement, Registration Rights Agreement and Warrant Agreement, duly executed by Purchaser;
     (iv) deliver to Seller an assumption agreement, dated as of the Closing Date, substantially in the form of Exhibit E hereto, duly executed by Purchaser, pursuant to which Purchaser assumes all of the Assumed Liabilities;
     (v) deliver to Seller the certificate referred to in Section 7.04; and
     (vi) deliver to Seller the opinion referred to in Section 7.06.
          (c) Deliveries by Seller to Purchaser. Simultaneously with the deliveries by Purchaser, Seller will:
     (i) deliver to Seller an executed copy of this Agreement;
     (ii) assign and transfer to Purchaser good and valid title in and to the Assets (free and clear of all Liens) by delivery of (A) a General Assignment and Bill of Sale substantially in the form of Exhibit F hereto, duly executed by Seller, (B) an assignment of the Intellectual Property in form and substance reasonably satisfactory to Purchaser to vest in Purchaser all of Seller’s right, title and interest in, to and under the Patents, including but not limited to instruments of assignment in a form suitable for filing with the U.S. Patent and Trademark Office (including, but not limited to, United States Patent and Trademark Office Form No. SB/41) to reflect the transfer of the Patents included in the Assets and, upon filing such instrument with the U.S. Patent and Trademark Office, to record the sale of all of Seller’s right, title and interest in, to and under the Patents to the Purchaser, and (C) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Purchaser’s counsel, as shall be effective to vest in Purchaser good and marketable title to the Assets, free of all Liens, including, but not limited to, written notices from Seller to all parties under any Contract relating to the Assets, addressed to such parties, in the form prepared by Seller and reasonably acceptable to Purchaser, for the release of such Contracts;
     (iii) deliver to Purchaser a receipt for the Purchase Price;
     (iv) deliver to Purchaser regulatory consents and approvals and third-party consents referred to in Sections 8.04 and 8.05;
     (v) deliver to Purchaser the opinion referred to in Section 8.07;
     (vi) make available to Purchaser, at the location of the Assets, all Assets; and
     (vii) Seller shall deliver to Purchaser, such further instruments of transfer as Purchaser shall reasonably request, to vest in Purchaser all of Sellers’ right, title and interest in and to the Assets, including, but not limited to, any documents evidencing the assignment to Purchaser of the Intellectual Property (which documents are attached hereto as Exhibit G), and take such other actions as Purchaser shall reasonably request to enable Purchaser to use such Assets, as contemplated herein and in the Seller Documents.
     2.06 Third-Party Consents. To the extent that any Contract or License is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Seller and Purchaser shall use their best efforts to obtain the consent of such other party to the assignment of any such Contract or License to Purchaser in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, Seller shall cooperate with Purchaser in any reasonable arrangement designed to provide for Purchaser the benefits intended to be assigned to Purchaser under the relevant Contract or License, including enforcement at the cost and for the account of Seller of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, Purchaser shall have no obligation pursuant to Section 2.02 or otherwise with respect to any such Contract or License. The provisions of this Section 2.06 shall not affect the right of Purchaser not to consummate the transactions contemplated by this Agreement if the condition to its obligations hereunder contained in Section 8.05 has not been fulfilled.
     2.07 Assignment. Seller hereby assigns to Purchaser all of his rights under that certain Asset Purchase Agreement dated February 1, 1999 effective as of December 31, 1998 between Conrex and Seller (the “Conrex Agreement”).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER
     Seller understands that each of the following representations and warranties are material and have been relied on by Purchaser. Seller represents, warrants and covenants to Purchaser that the statements contained in this Article III are correct and complete as of the date of this Agreement, and will be correct and complete as of the Closing Date (as though made on the Closing Date), except as set forth in the Disclosure Schedule delivered to Purchaser on the date of this Agreement and initialed by Seller and Purchaser.
     3.01 Intentionally Omitted.
     3.02 Legal Capacity. Seller has full power and legal capacity to execute, deliver and perform this Agreement and the Seller Documents to which he is a party and to consummate the transactions contemplated hereby and thereby.
     3.03 Execution and Binding Effect. This Agreement has been, and each of the Seller Documents will be, at or prior to the Closing, duly executed and delivered by Seller and this Agreement constitutes, and the Seller Documents when so executed and delivered, will constitute, legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles. None of the execution and delivery by Seller of this Agreement and the Seller Documents, or the consummation of the transactions contemplated hereby or thereby, or compliance by Seller with any of the provisions hereof or thereof will (a) conflict with, violate, result in the breach or termination of, or constitute a default under (i) any Laws or (ii) any requirement of any Governmental or Regulatory Authority applicable to Seller or by which the Assets may be bound, or (c) except as set forth on Schedule 3.03 of the Disclosure Schedule, require any filing, declaration or registration with, or permit, consent, approval, waiver, clearance, order or authorization of, or the giving of any notice to, any Governmental or Regulatory Authority or other Person or (d) result in the creation of any Lien (other than any lien in favor of Purchaser) upon any of the Assets.
     3.04 Title. Seller has good and marketable title to all of the Assets and will convey good and marketable title at the Closing, free and clear of any and all Liens. None of the Assets is licensed or otherwise not owned by Seller. In transferring the Assets to Purchaser, Seller has no intent to hinder, delay or defraud any entity to which Seller owes or will owe any debt, on or after the Closing Date.
     3.05 Registrations. The registrations listed on Schedule 3.05 of the Disclosure Schedule are the only registrations, as of the Closing Date, required by any Governmental or Regulatory Authority to develop, manufacture, market and sell the Technology and Patents and any products resulting from the Technology and the Patents. Such Registrations are and will be valid, current and held exclusively by Seller as of the Closing Date.

     3.06 Intellectual Property. The Intellectual Property constitutes all intellectual property which is necessary or used by Seller, to develop, manufacture, market and sell products developed from the Patents or the Technology. All of the Intellectual Property that is owned by Seller is owned free and clear of all Liens and all Intellectual Property that is licensed or otherwise used by Seller is licensed pursuant to valid and existing license agreements and such interests are not subject to any Liens other than the applicable license agreement, if any. All such license agreements are set forth on Schedule 3.06 of the Disclosure Schedule. Seller has not granted to any Person any License, interest or other right in respect of the Intellectual Property which does, or which will, as of the Closing or subsequent to the Closing, permit any other Person, other than Purchaser, to use any of the Intellectual Property. All Intellectual Property, including without limitation, the Patents, is valid, effective and enforceable. Seller is unaware of any reason that the Intellectual Property, is or could be, invalid or unenforceable, including, but not limited to, the failure of Seller to timely pay any fees or dues associated with the Intellectual Property. To the best knowledge of Seller, no Actions or Proceedings are pending or threatened, questioning the validity or effectiveness of any Intellectual Property or asserting that Seller is infringing or otherwise adversely affecting the rights of any Person with regard to any intellectual property of such Person. The Intellectual Property is not being infringed by any Person and Seller, to the best of his knowledge, is unaware of any potential infringement of the Intellectual Property. No third party intellectual property will be infringed as a result of the use of the Assets. There are no royalties, fees or other amounts payable by or to Seller with respect to any of the Intellectual Property. The consummation of the transactions contemplated by this Agreement and the Seller Documents will not result in the loss of any Intellectual Property or rights therein.
     3.07 Absence of Certain Changes or Events.
          (a) Except as set forth in Schedule 3.07 of the Disclosure Schedule, Seller has used the Assets only in the ordinary and usual course of his business consistent with past practice, and has not:
     (i) placed Liens or allowed Liens to be placed on the Assets;
     (ii) canceled or compromised any material claims, or waived any other material rights, or sold, transferred or otherwise disposed of any of the Assets;
     (iii) sold, transferred, licensed, assigned or otherwise disposed of, or permitted to lapse or disclosed to any Person (other than disclosure to his employees or agents, as reasonably necessary in the ordinary and usual course of his business), any of the Intellectual Property or Business Information;
     (iv) suffered any material adverse change in the manufacturing and development of the Patents or Technology; or

     (v) agreed in writing or otherwise to take any action described in this Section 3.07.
          (b) Except as set forth in Schedule 3.07 of the Disclosure Schedule, Seller is not aware of any event, fact or condition that has occurred or could reasonably be expected to occur that has or has resulted in, or is reasonably likely to result, in a material adverse change in research, development, licensing, manufacture, marketing or sale of the Assets.
     3.08 Contracts.
          (a) Except as set forth in Schedule 1.01(b) of the Disclosure Schedule, none of the Assets is subject to, and except as set forth in Schedule 1.01(b) of the Disclosure Schedule, Seller is not a party to or bound by:
     (i) any Contract relating to the Assets;
     (ii) any Contract limiting the freedom of Purchaser or any affiliate thereof following the Closing to engage in any line of business, to own, operate, sell, transfer, pledge or otherwise dispose of or encumber the Assets or to compete with any Person or to engage in any business or activity in any geographic area, within the United States or outside of the United States, relating to the Assets;
     (iii) any Contract with any partnership, joint venture or other entity;
     (iv) any sale, loan, charge, Contract or other transaction between Seller and any of his shareholders, affiliates, directors or officers; or
     (v) any Contract that is or might otherwise reasonably be expected to be material to the Assets (for purposes of this clause (v), a Contract involving payments to or by Seller shall be deemed to be material if such payments are in an aggregate amount of $1,000 or more).
          (b) Seller is not in breach of any provision of, or in default (and knows of no event or circumstance that with notice, or lapse of time or both, would constitute an event of default) under the terms of any Contract described in Schedule 1.01(b) of the Disclosure Schedule nor is there any Action or Proceeding or grievance alleging such a breach or default. Seller is not aware, or could not be reasonably aware, of any breach by any other party to any Contract described in Schedule 1.01 (b) of the Disclosure Schedule. All Contracts described in Schedule 1.01(b) of the Disclosure Schedule are in full force and effect, will continue to be in full force and effect after the Closing and Seller is not aware, or could not be reasonably aware, of any pending or threatened disputes with respect to such Contracts. Seller is not engaged in any disputes with customers or suppliers, and to Seller’s knowledge (i) no customer or supplier is considering termination, non-renewal or any adverse modification of its arrangements with Seller, and (ii) the transactions contemplated by this Agreement will not have an adverse affect on the business relationship with any of its suppliers or customers.
          (c) All of the Contracts (i) have been entered into on an arm’s-length basis, (ii) are within the scope of their corporate purpose and ordinary business, (iii) do not violate applicable Laws, (iv) are not of a loss-making nature, that is known to be likely to result in a loss on completion or performance and (v) contain termination provisions which are reasonable and customary for the type of transactions and activities to which they relate. Seller has not entered into any Contract which cannot be readily fulfilled or performed on time without undue or unusual expenditure of money or effort.
     3.09 Negotiations. Schedule 2.04 (a) of the Disclosure Schedule sets forth, in a complete and exhaustive manner, any and all negotiations and discussions between Seller and any other Person relating to any of the Assets. Schedule 2.04(a) of the Disclosure Schedule sets forth details regarding the status of negotiations for each party listed on such schedule.
     3.10 Litigation. Except as set forth on Schedule 3.10 of the Disclosure Schedule, there is not currently, and there has not been at any time, any Actions or Proceedings pending or threatened by or against Seller or any affiliate or employee of Seller, or with respect to the Assets (including, without limitation, products liability claims) or the transactions contemplated hereby, at law or in equity or before or by any Governmental Entity or arbitrator, which has had or could have a material adverse affect on Purchaser or the Assets, and, to the best knowledge of Seller, there is no valid basis for any such Action or Proceeding. Except as set forth on Schedule 3.10 of the Disclosure Schedule, there is no pending or threatened Action or Proceeding that seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated by this Agreement or that questions the validity of this Agreement, any of the Seller Documents or any action to be taken by Seller in connection with the consummation of the transactions contemplated hereby or thereby. Seller is not subject to any Laws or, to the best of Seller’s knowledge, any proposed Laws, which has had or could have a material adverse affect on the Assets or on Purchaser’s ability to manufacture any products from the Patents or Technology.
     3.11 Compliance with Law. Seller has operated and is currently conducting all research, development, manufacture, and sales relating to the Assets, and all products resulting from the Patents or Technology have been provided, developed, marketed and sold in compliance with all applicable Laws of Governmental or Regulatory Authority. Seller has not received notice of, and does not have knowledge of any such violation or alleged violation with respect to the Assets. Seller has not received notice of (and does not have knowledge of) (a) any finding of any lack of efficacy with respect to any products resulting from the Assets or (b) any findings, determinations, studies, reports, analyses, investigations, inquiries or Legal Proceedings by or for any Governmental or Regulatory Authority with respect to the efficacy of any products resulting from the Assets. As of the date hereof and as of the Closing Date, all reports relating to the Assets required to be filed by Seller with any Governmental or Regulatory Authority have been or will have been filed and are and will be accurate and complete in all material respects when filed.

     3.12 Licenses and Regulatory Reports.
          (a) Seller possesses all Licenses required to be possessed by it pursuant to all applicable Laws and all such Licenses, as set forth on Schedule 1.01(g) of the Disclosure Schedule, are in full force and effect. All Licenses that Seller has been negotiating, or are being negotiated, are set forth on Schedule 1.01(g) of the Disclosure Schedule and include the name of the contact person of the potential licensee, the name of the attorney representing the potential licensee and the status of license being negotiated. Seller is in compliance with all of his Licenses and there is no reasonable basis for the revocation or suspension of any thereof. The Licenses constitute all the Licenses required for Seller’s ownership of the Assets and the research, development, manufacture and marketing of products from the Assets, all of which are transferable and will be transferred to Purchaser at the Closing, and none of which will expire within the twelve-month period following the Closing Date. Seller has furnished to Purchaser copies of all reports of inspections relating to the Assets by Governmental or Regulatory Authorities;
          (b) Seller has paid all fees, dues or assessments, due and payable in connection with any of the Assets, including, but not limited to, fees related to the Patents. There is no unresolved violation, criticism or exception by any entity with respect to any report or statement relating to an examination of the Assets;
          (c) Seller has not prepared for filing, or has not filed with the FDA or any foreign equivalent, any filings, reports, registrations or statements (including, but not limited to INDs, ND As, and ANDAs) pertaining to the Assets and anything related to Seller’s business.
          (d) Seller has delivered to Purchaser complete and correct copies of any and all correspondence between the Company and any Governmental or Regulatory Authority, including, but not limited to, warning letters, notices of adverse findings and recall notifications.
     3.13 Inspections and Agreements with Governmental or Regulatory Authorities.
          (a) Seller has never received a notice of inspection, nor has ever been inspected by any Governmental or Regulatory Authority, including, but not limited to, the FDA, OSHA or the Consumer Product Safety Commission.
          (b) Seller is not subject to any cease-and-desist or other order issued by, or a party to any agreement or memorandum of understanding with, any Governmental or Regulatory Authority relating to or affecting, or which may affect the Assets.
     3.14 Affiliate Interests. Neither Seller nor any employee, debt-holder or affiliate of Seller:

          (a) owns any interest (other than through the ownership of five percent or less of any class of securities registered under the Securities Exchange Act of 1934, as amended) in any Person which is a competitor, supplier or customer of any business relating to the Assets;
          (b) owns, in whole or in part, any property, asset or right used in connection with the research, development, manufacture, marketing and sales relating to the Assets, or products resulting from the Assets;
          (c) has an interest in any Contract pertaining to the Assets; or
          (d) owes any money to, or is owed any money by, the Seller.
     3.15 Absence of Undisclosed Liabilities. The Seller has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which individually or in the aggregate are material to the Assets except for liabilities for performance obligations arising in the ordinary course of the business relating to the Assets (and not as a result of a breach or default by the Seller) under the Contracts listed on Schedule 1.01(b) of the Disclosure Schedule or Contracts not required to be disclosed on that schedule.
     3.16 Customers, Licensees and Suppliers. Schedule 3.16(a) of the Disclosure Schedule sets forth a list of the suppliers (on the basis of revenues for goods purchased) for any products relating to the Assets for the year ended December 31, 1998. Since January 1, 1998, no such supplier has ceased or materially reduced its sales to the Seller, or has threatened to cease or materially reduce such sales and the Seller has not been engaged in and is not engaged in any dispute with any of its suppliers. Schedule 3.16(b) of the Disclosure Schedule sets forth all customers or licensees that the Seller is negotiating with, or has ever negotiated with, in connection with any products relating to the Assets.
     3.17 Commitments. Seller is not bound under any Contracts to any purchase commitments, blanket purchase orders, minimum research and development expenditure obligations or other minimum expenditure obligations.
     3.18 Other Contracts. There are no other Contracts between the Seller and any other Person, to acquire any of the Assets, and no other Person has any right or option to acquire any of the Assets.
     3.19 Brokers and Finders. Except as set forth on Schedule 3.19 of the Disclosure Schedule, neither the Seller nor any of his employees or Affiliates have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement or the Seller Documents. Except as set forth on Schedule 3.19 of the Disclosure Schedule, no Person is entitled to any fee, commission or like payment in respect thereof based in any manner on any agreement, arrangement or understanding made by or on behalf of the Seller.

     3.20 Tax Matters.
          (a) All Tax Returns for any Taxes that are required to be filed on or before the Closing Date, by or on behalf of or with respect to the Seller or the Assets have been, or will be, timely filed with the appropriate foreign, federal, state and local authorities. All Taxes required to be paid by the Seller on or before the date hereof have been paid in full on or before the date hereof, and all Taxes required to be paid by the Seller on or before the Closing Date will be paid on or before such date. Seller additionally warrants that it shall be solely responsible for the payment of any sales or use taxes arising from this transaction.
          (b) All Tax Returns and the information and data contained therein have been properly and accurately compiled and completed, fairly present the information purported to be shown therein, and reflect all liabilities for Taxes for the periods covered by such Tax Returns. Neither the Internal Revenue Service nor any other taxing authority is now asserting against the Seller, with respect to any Tax, any adjustment, deficiency or claim for additional Taxes, nor are there or have there been any such discussions with or without notice from any such taxing authorities with respect thereto nor, to the best knowledge of the Seller, is there any basis therefor. There are no outstanding contracts or waivers extending the statutory period of limitation applicable to any assessment or audit or any Tax or Tax Return of the Seller.
          (c) No Tax Liens exist on any of the Assets.
          (d) No written claim has been made by any taxing authority in a jurisdiction where the Seller does not file Tax Returns that the Seller is or may be subject to taxation by that jurisdiction.
          (e) The Seller is not a party to any joint venture, partnership, or other arrangement which is treated as a partnership for federal income tax purposes.
          (f) There is no Contract or consent made under Section 341(f) of the Internal Revenue Code of 1986, as amended (the “Code”), affecting the Seller.
          (g) The Seller is not a party to any tax sharing Contract, whether formal or informal.
          (h) Seller is not a “Foreign Person” within the meaning of Section 1445(f)(3) of the Code.
     3.21 Disclosure. Seller has disclosed in writing all information which is necessary for an accurate appraisal of the Assets and to research, develop, market and manufacture products resulting from the Assets; all information given by Seller relating to the Assets was, when given accurate, complete and not misleading. The representations and warranties of Seller contained in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Agreement and in the Seller Documents not misleading. The representations and warranties of Seller contained in this Agreement are subject only to the exceptions expressly made therein which apply only to the specific representation or warranty with respect in which they are made; (b) are not limited or conditioned in any way by the fact that Purchaser, its officers, employees, advisors, consultants and auditors have known or could have known by any means or as a result of the due diligence review of Seller and the Assets pursued or to be pursued by Purchaser, its officers, employees, advisors, consultants and auditors that any of the representations and warranties made by Seller are not true, correct, exact, accurate and complete; and (c) the liability of Seller with respect to Purchaser is not limited in any way by the fact that Purchaser, its officers, employees, advisors, consultants and auditors have known or could have known by any means or as a result of the due diligence review of Seller and the Assets pursued or to be pursued by Purchaser, its officers, employees, advisors, consultants and auditors, that any of the representations and warranties made by Seller are not true, correct, exact, accurate and complete.
     3.22 Purchase of Assets. Seller acquired the Assets from Conrex in an arms-length transaction. Conrex has no rights to reacquire the Assets or challenge or affect in any way detrimental to Purchaser the validity of its sale of the Assets to Seller or Seller’s sale of the Assets to Purchaser. On the Closing Date, the Purchaser shall have all of the rights of Seller under the Conrex Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER
     Purchaser understands that each of the following representations and warranties are material and have been relied on by Seller. Purchaser represents, warrants and covenants to Seller that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made on the Closing Date).
     4.01 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite power and authority to carry on its business as it is as of the date hereof being conducted, and to execute, deliver and perform this Agreement.
     4.02 Authority. The execution and delivery to Seller of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by the board of directors of Purchaser, and no other corporate act or proceeding on the part of Purchaser is necessary to approve the execution and delivery of this Agreement, the performance of Purchaser’s obligations hereunder, or the consummation of the transactions contemplated hereby.

     4.03 Execution and Binding Effect. This Agreement has been duly executed and delivered by Purchaser and this Agreement constitutes legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles. Neither the execution and delivery by Purchaser of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance by Purchaser with any of the provisions hereof will (a) conflict with, or result in the breach of, any provision of Purchaser’s Certificate of Incorporation and Bylaws, as of the Closing Date, (b) conflict with, violate, result in the breach or termination of, or constitute a default under (i) any Contract, to which Purchaser is a party or by which Purchaser is bound or subject, (ii) any Laws or (iii) any requirement of any Governmental or Regulatory Authority applicable to Purchaser, or (c) except as set forth on Schedule 4.03 of the Disclosure Schedule, require any filing, declaration or registration with, or permit, consent, approval, waiver, clearance, order or authorization of, or the giving of any notice to, any Governmental or Regulatory Authority or other Person.
     4.04 Brokers and Finders. Purchaser has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement or the Seller Documents. No Person is entitled to any fee, commission or like payment in respect thereof based in any manner on any agreement, arrangement or understanding made by or on behalf of Purchaser
     4.05 Disclosure. The representations and warranties of Purchaser contained in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Agreement and in the Seller Documents not misleading.
ARTICLE V
COVENANTS OF SELLER
     Seller covenants and agrees with Purchaser that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified herein or, if no period is specified herein, indefinitely, Seller will comply with all covenants and provisions of this Article V, except to the extent Purchaser may otherwise consent in writing.
     5.01 Regulatory and Other Approvals. Seller will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Seller to consummate the transactions contemplated hereby and by the Seller Documents, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Purchaser as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Purchaser to consummate the transactions contemplated hereby and by the Seller Documents. Seller will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Seller Documents.
     5.02 No Solicitations. Seller will not take, nor will it permit any Affiliate of Seller (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Seller or any such Affiliate) to take, directly or indirectly, any action to initiate, assist, solicit, receive, negotiate, encourage or accept any offer or inquiry from any Person (a) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, the sale of the Assets to any Person other than Purchaser or its Affiliates or (b) to furnish or cause to be furnished any information with respect to the Assets to any Person who Seller or such Affiliate (or any such Person acting for or on their behalf) knows or has reason to believe is in the process of considering any acquisition of the Assets. If Seller or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person any offer, inquiry or informational request referred to above, Seller will promptly advise such Person, by written notice, of the terms of this Section 5.02 and will promptly, orally and in writing, advise Purchaser of such offer, inquiry or request and deliver a copy of such notice to Purchaser.
     5.03 Conduct relating to the Assets. Seller will operate and conduct his business relating to the Assets only in the ordinary course consistent with past practice such that, at the Closing, no representation, warranty, covenant, obligation or agreement will be breached and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Seller. Without limiting the generality of the foregoing, Seller will:
          (a) use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the business relating to the Assets, (ii) maintain the Assets in good order and condition, and (iii) maintain the goodwill of customers, suppliers, lenders and other Persons to whom Seller sells goods or provides services or with whom Seller otherwise has significant business relationships in connection with the Assets;
          (b) except to the extent required by applicable Law, cause all the Business Information to be maintained in the usual, regular and ordinary manner;

          (c) not sell, assign, license, transfer or permit to lapse any right or obligation with respect to the Intellectual Property, including but not limited to making all filings required to be made with respect to and to preserve all rights to the Intellectual Property; and
          (d) comply, in all material respects, with all Laws applicable to the Assets and promptly following receipt thereof to give Purchaser copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Laws.
     5.04 Licenses: Filings. As promptly as practicable, Seller will deliver copies of all License applications and other filings made by Seller in connection with the operation of the Assets after the date hereof and before the Closing Date with any Governmental or Regulatory Authority.
     5.05 Certain Restrictions. Seller will refrain from:
          (a) acquiring or disposing of any of the Assets;
          (b) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to any Contract or any License relating to the Assets;
          (c) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any Contract or License relating to the Assets;
          (d) incurring, purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of Seller under, any liability of or owing to Seller in connection with any of the Assets, other than in the ordinary course of business consistent with past practice;
          (e) entering into a mortgage, pledge or otherwise subjecting to Lien any of the Assets;
          (f) engaging with any Person in any merger, consolidation or combination to which such Person is a party, any sale, dividend, split or other disposition of capital stock or other equity interests of such Person or any sale, dividend or other disposition of all or substantially all of the assets and properties of such Person.
          (g) engaging in any transaction with respect to the Assets with any employee, debt-holder, officer, director, Affiliate or Associate of Seller, or any Associate of any such employee, debt-holder, officer, director or Affiliate, either outside the ordinary course of business consistent with past practice or other than on an arm’s-length basis;

          (h) entering into a contract which is deemed to be an Assigned Contract; and
          (i) entering into any Contract to do or engage in any of the foregoing.
     5.06 Delivery of Business Information. On the Closing Date, Seller will deliver or make available to Purchaser at the location at which the Assets are held all of the Business Information relating to the Assets which are or should be in Seller’s possession, and if at any time after the Closing Seller discovers in his possession or under his control any other Business Information or other Assets, it will forthwith deliver such Business Information or other Assets to Purchaser.
     5.07 Non-competition.
          (a) Seller will, for a period often years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through his present or future Affiliates:
     (i) causing or attempting to cause any client, customer or supplier of Purchaser to terminate or materially reduce its business with Purchaser or any of its Affiliates relating to the Assets; or
     (ii) participating or engaging in (other than through the ownership of five percent or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), or otherwise lending assistance (financial or otherwise) to any Person participating or engaged in, any business relating to the Assets.
          (b) The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.
          (c) The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and Seller hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

     5.08 Notice and Cure. Seller will notify Purchaser in writing (where appropriate, through updates to the Disclosure Schedule) of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known, or reasonably should have become known, to Seller, occurring after the date of this Agreement, that causes or will cause any covenant or agreement of Seller under this Agreement to be breached or that renders or will render untrue any representation or warranty of Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Seller also will notify Purchaser in writing (where appropriate, through updates to the Disclosure Schedule) of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practicable after it becomes known, or reasonably should have become known, to Seller, of any representation, warranty, covenant or agreement made by Seller in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchaser’s right to seek indemnity under Article X.
     5.09 Fulfillment of Conditions. Seller will execute and deliver at the Closing each of the Seller Documents that Seller is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchaser contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.
ARTICLE VI
COVENANTS OF PURCHASER
     Purchaser covenants and agrees with Seller that, at all times from and after the date hereof until the Closing, and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified herein or, if no period is specified herein, indefinitely, Purchaser will comply with all covenants and provisions of this Article VI, except to the extent Seller may otherwise consent in writing.
     6.01 Regulatory and Other Approvals. Purchaser will (a) take commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Seller Documents, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Seller or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Seller as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Seller to consummate the transactions contemplated hereby and by the Seller Documents. Purchaser will provide prompt notification to Seller when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Seller of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Seller Documents.
     6.02 Notice and Cure. Purchaser will notify Seller in writing of, and contemporaneously will provide Seller with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known, or reasonably should have become known, to Purchaser, occurring after the date of this Agreement, that causes or will cause any covenant or agreement of Purchaser under this Agreement to be breached or that renders or will render untrue any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Purchaser also will notify Seller in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practicable after it becomes known, or reasonably should have become known, to Purchaser, of any representation, warranty, covenant or agreement made by Purchaser in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Seller’s right to seek indemnity under Article X.
     6.03 Delivery of Documents. Purchaser will execute and deliver to Seller the Subscription Agreement, the Registration Rights Agreement and the Warrant.
     6.04 Fulfillment of Conditions. Purchaser will take all commercially reasonable actions necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Seller contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.
ARTICLE VII
CONDITIONS TO OBLIGATIONS OF SELLER
     The obligations of Seller hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in his sole discretion):

     7.01 Representations, Warranties and Covenants. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date as though such representation or warranty was made on and as of the Closing Date.
     7.02 Performance. Purchaser shall have performed and complied with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.
     7.03 Laws. There shall not be in effect on the Closing Date any Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Seller Documents.
     7.04 Officer’s Certificate. Purchaser shall have delivered to Seller a certificate, dated the Closing Date and executed by an officer of Purchaser, certifying resolutions of Purchaser’s Board of Directors authorizing the execution, delivery and performance of this Agreement, together with incumbency and a signature certificate regarding the officer signing on Purchaser’s behalf.
     7.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Seller and Purchaser to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Seller (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Seller Documents, shall have occurred.
     7.06 Opinion of Counsel. Seller shall have received the opinion of Parker Chapin Flattau & Klimpl, LLP, counsel to Purchaser, dated the Closing Date, substantially in the form and to the effect of Exhibit H hereto.
     7.07 Delivery of Documents. At the Closing, Purchaser shall execute and deliver to Seller the documents described in Section 2.05(b).
     7.08 Proceedings. All proceedings to be taken on the part of Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller, and Seller shall have received copies of all such documents and other evidences as Seller may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

ARTICLE VIII
CONDITIONS TO OBLIGATIONS OF PURCHASER
     The obligations of Purchaser hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):
     8.01 Representations, Warranties and Covenants. Each of the representations and warranties made by Seller in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on the date hereof and on the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such specified date.
     8.02 Performance. Seller shall have performed and complied with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.
     8.03 Laws. There shall not be in effect on the Closing Date any Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Seller Documents, or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Seller Documents to Purchaser, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser or the transactions contemplated by this Agreement or any of the Seller Documents of any such Law.
     8.04 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and Seller to perform their obligations under this Agreement and any of the Seller Documents and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Seller Documents shall have occurred.
     8.05 Third Party Consents. All consents (or in lieu thereof waivers) to the performance by Seller of his obligations under this Agreement and the Seller Documents or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Seller is a party or by which any of the Assets are bound (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.
     8.06 Delivery of Assets and Documents. At the Closing, Seller shall deliver all the Assets to Purchaser and execute and deliver to Purchaser all the documents required to be delivered by Seller as set forth in Section 2.05(c) and such additional documents as may be necessary in order to consummate the transactions contemplated by this Agreement and the Seller Documents.
     8.07 Opinion of Counsel. Purchaser shall have received the opinion of Lagerlof, Senecal, Bradley, Gosney & Kruse, LLP, counsel to Seller, dated the Closing Date, substantially in the form and to the effect of Exhibit I hereto.
     8.08 Tax Status. Purchaser shall have received evidence of payment, including tax clearance certificates, of all sales, use, transfer, value-added or other Taxes that are to be paid by Seller on or before the Closing in Pennsylvania and any other applicable jurisdictions.
     8.09 Proceedings. All proceedings to be taken on the part of Seller in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.
ARTICLE IX
ADDITIONAL POST-CLOSING COVENANTS
     9.01 Further Assurances, Post-Closing Cooperation.
          (a) At any time or from time to time after the Closing, at Purchaser’s request and without further consideration, Seller shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser’s title to, all of the Assets, and, to the fullest extent permitted by Law, to put Purchaser in actual possession and operating control of the Assets and to assist Purchaser in exercising all rights with respect thereto, and otherwise to cause Seller to fulfill his obligations under this Agreement, including but not limited to, filings with any regulatory agencies to be made by Seller alone, or by Seller and Purchaser jointly.
          (b) At any time or from time to time after the Closing, at Seller’s request and without further consideration, Purchaser shall execute and deliver to Seller such other instruments, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order to give effect to Purchaser’s assumption of the Assumed Liabilities.
          (c) Effective on the Closing Date, Seller hereby constitutes and appoints Purchaser the true and lawful attorney of Seller, with full power of substitution, in the name of Seller or Purchaser, but on behalf of and for the benefit of Purchaser; (i) to demand and receive from time to time any and all the Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all Actions or Proceedings that Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets, (iii) to defend or compromise any or all Actions or Proceedings in respect of any of the Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as Purchaser shall deem desirable. Seller hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it at any time, in any manner or for any reason. Seller shall deliver to Purchaser at Closing an acknowledged power of attorney to the foregoing effect executed by Seller substantially in the form and to the effect of Exhibit J hereto. Purchaser shall indemnify and hold harmless Seller and his agents and Affiliates from any and all Losses caused by or arising out of any breach of Law by Purchaser in its exercise of such power of attorney.
          (d) For a period of six (6) years following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Assets in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened Action or Proceeding. Further each party agrees for a period extending six years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data relating to the Assets unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten day period after such offer is made.
          (e) If, in order properly to prepare its Tax returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Assets not referred to in paragraph (c) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient’s request, cost and expense. Any information obtained by either party in accordance with this paragraph shall be held confidential by such party in accordance with Section 12.12.

          (f) Notwithstanding anything to the contrary contained in this section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with this section shall be subject to applicable rules relating to discovery.
     9.02 FDA Approvals. Within seven days after the Closing Date, both Purchaser and Seller will inform FDA of the ownership transfer of the Assets if required by Law.
     9.03 Adverse Drug Experience; Recalls. Seller shall notify Purchaser of all material information of which Seller becomes aware concerning side effects, injury, toxicity or sensitivity reactions including incidence and severity thereof associated with commercial or clinical uses, studies, investigations or tests of any products relating to the Assets, whether or not determined to be attributable to such products, which may constitute an adverse drug experience with respect to such products under any Laws. Seller shall notify Purchaser of any complaints of which Seller becomes aware concerning any of the Technology or products relating to the Assets.
     9.04 Delivery of Shares. As soon as practicable after the Closing Date, upon Seller entering into the Subscription Agreement and the Registration Rights Agreement and upon receipt of all authorizations, Purchaser will deliver the Shares to Seller.
     9.05 Non-Assertion of Patent. Seller agrees to not assert the 303 Patent or any other patent which has one or more claims that are directed to subject matter which is disclosed in the 303 Patent and that refer to a composition which contains a skin-treating compound (as defined in the 303 Patent) against the Purchaser of the U.S. Patent, or assignee or licensee thereof, or any customer of the Purchaser, assignee or licensee (hereafter collectively referred to as “Section 9.05 Person”) in connection with the manufacture, use or sale by a Section 9.05 Person of a composition which is within the scope of any claim of the U. S. Patent and which is sold only for a pharmaceutical industry application, notwithstanding that such composition may also enhance one or more properties of skin as described in the 303 Patent, beginning at column 22, line 11.
ARTICLE X
INDEMNIFICATION
     10.01 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Purchaser fully to investigate the affairs of Seller or any other party and notwithstanding any knowledge of the facts determined or determinable by Purchaser pursuant to such investigation or right of investigation, Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of Seller contained in this Agreement and the Seller Documents. All such representations warranties, covenants and agreements of Seller made in this Agreement and the Seller Documents delivered pursuant hereto shall survive the execution and delivery hereof and the Closing.

     10.02 Purchaser’s Indemnified Liabilities. Seller hereby agrees to indemnify Purchaser, its directors, officers, employees, agents and Affiliates against any liability and will hold each of them harmless from, against and with respect to, and will reimburse, any Loss which Purchaser, its directors, officers, employees, agents and Affiliates incur, sustain or suffer (“Purchaser’s Indemnified Liabilities”) arising out of or in connection with:
          (a) Seller’s misrepresentation, breach of any representation, warranty, agreement or covenant or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller contained in this Agreement or in the Seller Documents;
          (b) the Retained Liabilities;
          (c) any liability for Taxes arising out of operations of Seller relating to the Assets on or prior to the Closing or arising from the sale consummated hereunder;
          (d) any actual or alleged liability or obligation of Seller arising out of the ownership or operation of the Assets on or prior to the Closing;
          (e) any litigation matter to which Seller, in connection with the Assets, or the Assets were subject to on or prior to the Closing; or
          (f) any liability, loss of any of the Assets or other recovery resulting from or relating to any litigation or other proceeding commenced by or involving Conrex, its officers, directors, shareholders or Affiliates, which relates to the validity of the sale of the Assets from Conrex to Seller.
     10.03 Seller’s Indemnified Liabilities. Purchaser hereby agrees to indemnify Seller, his employees, agents and Affiliates against any liability and will hold each of them harmless from, against and with respect to, and will reimburse, any Loss which Seller, his employees, agents and Affiliates incur, sustain or suffer (“Seller’s Indemnified Liabilities”) arising out of or in connection with:
          (a) Purchaser’s misrepresentation, breach of any representation, warranty, agreement or covenant or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement;
          (b) the Assumed Liabilities; or
          (c) any actual or alleged liability or obligation of Purchaser arising out of the ownership or operation of the Assets after the Closing.
     10.04 Notice and Defense of a Claim. If either party shall be presented with or have actual notice of a claim against it which gives or may give rise to an Indemnified Liability, then the party entitled to indemnification (the “Indemnified Party”) shall notify the other (the “Indemnifying Party”) in writing thereof (in accordance with Section 12:01) within thirty days of notice of a claim, otherwise the Indemnified Party shall waive its right to seek indemnification hereunder. The Indemnifying Party may, at its expense, vigorously and diligently prosecute, defend and settle any such claim; and if the Indemnifying Party assumes such defense it will notify the Indemnified Party thereof, and thereafter the Indemnifying Party will not, except as provided below, be obligated to pay any expenses of the Indemnified Party (including but not limited to, legal fees and disbursements, court costs and the cost of appellate proceedings) in connection with such claim, provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party’s delivery of the notice referred to above, file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests. The Indemnified Party will cooperate in the defense of any such claim, and the Indemnifying Party will pay any costs incurred by the Indemnified Party in connection therewith. The Indemnified Party will not settle any claims for which the Indemnifying Party may be liable without the prior written consent of the Indemnifying Party unless (i) the Indemnified Party releases the Indemnifying Party from all of the Indemnifying Party’s obligations to the Indemnified Party with respect to the claim, or (ii) the Indemnifying Party is in default in its obligations under this Section. In the case of a settlement pursuant to item (ii), the Indemnifying Party will promptly pay to or in accordance with the instructions of the Indemnified Party any amount payable pursuant to such settlement. Notwithstanding the foregoing, if both the Indemnifying Party and the Indemnified Party are named as parties or subject to any claim and either such party determines with advice of counsel and in its reasonable discretion that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a conflict of interest between such parties may exist in respect of such claim, then the Indemnifying Party may decline to assume the defense on behalf of the Indemnified Party or the Indemnified Party may retain the defense on its own behalf, and, in either such case, after notice to such effect is duly given to the other party (in accordance with Section 12.01), the Indemnifying Party shall be relieved of its obligation to assume the defense on behalf of the Indemnified Party, but shall be required to pay any legal or other expenses, including without limitation, reasonable attorneys’ fees and disbursements, incurred by the Indemnified Party in its defense.
ARTICLE XI
TERMINATION
     11.01 Termination. This Agreement and the Seller Documents may be terminated, and the transactions contemplated hereby and thereby may be abandoned:
          (a) at any time before the Closing, by written agreement of Seller and Purchaser;
          (b) at any time before the Closing, by Seller or Purchaser, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five Business Days following written notification thereof by the terminating party or (ii) upon written notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party’s obligations under this Agreement or the Seller Documents becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; or
          (c) at any time after March 15, 1999 by Seller or Purchaser upon written notification to the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement or the Seller Documents by the terminating party.
     11.02 Effect of Termination.
          (a) If this Agreement and the Seller Documents are validly terminated pursuant to Section 11.01, this Agreement and the Seller Documents will immediately become null and void, and there will be no liability or obligation on the part of Seller or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates); provided, however, that if this Agreement is terminated for any reason other than Seller’s material breach or failure to satisfy a condition, Seller shall refund the $50,000 due diligence deposit paid by Purchaser pursuant to the letter agreement between the parties dated November 23, 1998. In the event of any termination, the provisions with respect to “Expenses” in Section 12.05, “Entire Agreement” in Section 12.06 and “Confidentiality” in Section 12.12 will continue to apply following any such termination.
          (b) Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 11.01(b) or (c), Seller will remain liable to Purchaser for any breach of this Agreement by Seller existing at the time of such termination, and Purchaser will remain liable to Seller for any breach of this Agreement by Purchaser existing at the time of such termination, and Seller or Purchaser may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.
ARTICLE XII
MISCELLANEOUS
     12.01 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender’s telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day, (c) one Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid) or (d) seven Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to Seller and to Purchaser at the addresses indicated below:

If to Purchaser:	Bentley Pharmaceuticals, Inc.
Two Urban Centre
Suite 400
4830 West Kennedy Blvd.
Tampa, Florida 33609
Attention: James R. Murphy
Facsimile No.: (813) 282-8941

With a copy (which shall	Parker, Chapin, Flattau & Klimpl, LLP
not constitute notice) to:	1211 Avenue of the Americas
New York, New York 10036
Attention: Jordan A. Horvath and Mark S. Hirsch
Facsimile No.: (212) 704-6288

If to Seller:	Yungtai Hsu
10725 East Rush Street
South El Monte, CA 91733
Facsimile No.: (626) 350-8886

With a copy (which shall not
constitute notice) to:	Lagerlof, Senecal, Bradley, Gosney & Kruse, LLP
301 North Lake Avenue, 10th Floor
Pasadena, CA 91101
Attention: Timothy J. Gosney
Facsimile No.: (626) 793-5900
or to such other address as any party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section.
     12.02 Amendments. The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by both parties hereto.
     12.03 Binding Effect; Assignment. This Agreement and the rights and obligations hereunder are assignable by Purchaser and any such assignment shall be binding in all respects on Seller, as if Seller had sold all or part of the Assets directly to the assignee. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     12.04 Announcements. All press releases, notices to customers and suppliers and other announcements prior to the Closing Date with respect to this Agreement and the Seller Documents and the transactions contemplated by this Agreement and the Seller Documents shall be approved by both Purchaser and Seller prior to the issuance thereof, which approval shall not be unreasonably withheld or delayed; provided that any party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party shall advise the other party prior to making such disclosure and provide such other party an opportunity to review the proposed disclosure).
     12.05 Expenses. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear all of its legal, accounting and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.
     12.06 Entire Agreement. This Agreement and the Seller Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede and are in full substitution for any and all prior agreements, commitments, discussions, negotiations, arrangements or understandings between the parties relating to such subject matter, including, but not limited to, any letters of intent between the parties prior to the date hereof. The Seller Documents, including but not limited to the Exhibits and Schedules to this Agreement, are hereby incorporated and made a part hereof and are an integral part of this Agreement.
     12.07 Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
     12.08 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     12.09 Governing Law; Jurisdiction. This agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York without regard to principles of choice of law or conflict of laws.
     12.10 Arbitration of Disputes
          (a) If any controversy or dispute arises under, out of or in relation to any of the provisions hereof, such controversy or dispute shall be submitted for arbitration in New York, New York before a panel of three arbitrators, one of which shall be selected by the party initiating such arbitration, one of which shall be selected by the other party and the third of which (the “Third Arbitrator”) shall be selected by the two arbitrators so selected; provided, however, that in the event that such other arbitrators shall not agree on the selection of the Third Arbitrator, the Third Arbitrator shall be selected by the American Arbitration Association located in New York, New York. Any dispute or controversy submitted to arbitration in accordance with the provisions of this Section 12.10 shall be determined by such arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association then existing.
          (b) The arbitrators may award any relief which they shall deem proper in the circumstances, without regard to the relief which would otherwise be available to any party in a court of law or equity including, without limitation, an award of money damages, specific performance, injunctive relief and/or declaratory relief, however, such an award may not include punitive damages. The award and findings of the arbitrators shall be conclusive and binding upon all of the parties hereto, whether or not all parties hereto participate in the arbitration proceeding, and judgment upon the award may be entered in any court of competent jurisdiction upon the application of any party. The parties hereby agree that such courts of competent jurisdiction shall include, but not be limited to, the courts located in any jurisdiction in which the party against whom such judgment is being enforced maintains any assets.
          (c) The prevailing party in the arbitration proceeding shall be entitled to recover from the other party its reasonable attorneys’ fees, costs and expenses incurred in the proceeding and in any subsequent action to enforce or collect upon the decision rendered in the arbitration proceeding.
          (d) Notwithstanding the foregoing, the parties reserve the right to seek and obtain injunctive relief, whether in the form of a temporary restraining order, preliminary injunction, injunction to enforce an arbitration award, or other order of similar import, from the federal and state courts located in New York, New York prior to, during, or after commencement or prosecution or arbitration proceedings of the final decision and award of the arbitrators; provided, however, that such preliminary injunctive relief shall be subject to final arbitral decisions.
          (e) Each party hereby consents and agrees that the federal and state courts located in New York, New York each shall have exclusive personal jurisdiction and proper venue with respect to any such action seeking injunctive or similar relief hereunder. In any dispute between the parties, neither party will raise, and each party hereby expressly waives, any objection or defense to any such court as an inconvenient forum. Each party hereby waives personal service of any summons, complaint or other process, which may be delivered by any of the means permitted for notices under Section 12.01 hereof
     12.11 Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

     12.12 Confidentiality. Seller and Purchaser agree to keep, and to cause each of their Affiliates, directors, officers and employees to keep, confidential any and all confidential information of the other party that either receives in the course of performing its obligations hereunder (unless compelled by judicial or administrative process and except that such information may be shared, on a confidential basis, with the party’s attorneys and auditors) and will not, without the other party’s written consent, use any of such confidential information except as reasonably necessary to perform its duties under this or another of its agreements with the other party (for purposes of this Agreement, “confidential information” includes any and all trade secrets (including information relating to the Technology, the Patents and the Business Information), financial information not disclosed to the general public and other proprietary information disclosed in the course of the negotiation of this Agreement and Purchaser’s due diligence investigation). Furthermore, Seller agrees to refrain from, either alone or in conjunction with any other Person, directly or indirectly through his present or future Affiliates, and agrees to cause his Affiliates and employees to refrain from disclosing or using any Business Information relating to the Assets or the Technology or any client, customer or supplier of the Assets or the Technology. Upon termination of this Agreement, each party will return, and will cause its Affiliates, directors, officers and employees to return, to the other party, all original documents and copies of the confidential information which are in its possession.

          IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement as of the day and year first written above.

/s/ Yungtai Hsu
Yungtai Hsu, in his personal capacity

BENTLEY PHARMACEUTICALS, INC.
By:
James R. Murphy, Chairman and Chief
Executive Officer

          IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement as of the day and year first written above.

Yungtai Hsu, in his personal capacity

BENTLEY PHARMACEUTICALS, INC.
By:	/s/ James R. Murphy
James R. Murphy, Chairman and Chief
Executive Officer

EXHIBIT A
SCHEDULE 1.01(b)
Contracts:
Research, Development and Testing
Agreement between Virna
Pharmaceuticals, Inc. and Conrex
dated November 29, 1990
As Amended
April 5, 1996

SCHEDULE 1.01 (c)
Suppliers:
Firmenich Incorporated
250 Plainsboro Road, Plainsboro, New Jersey 08536
Haarmann Reimer Corporation
300 North Street, Teterboro NJ 07608
Supplier Agreements: None

SCHEDULE 1.01(g)
Licenses:
See Contracts 1.01(b) — Virna/Conrex

SCHEDULE l.0l(h)
Patents:
(1)

Country	Patent No.		Issue Date

Belgium		248,885	August 5, 1992
Canada		1,312,281	January 5, 1993
Denmark		167,343	October 18, 1993
France		248,885	August 5, 1992
Germany	P	3,690,626.3	May 15, 1997
Great Britain		2,192,134	April 25, 1990
Italy		248,885	August 5, 1992
Japan		2,583,777	November 21, 1996
Korea		84,759	November 29, 1994
Luxembourg	WO 873,473		November 11, 1987
Switzerland		666,813	August 31, 1988
United States		5,023,252	June 11, 1991
(2)	U.S. maintenance fees of $1,089 have not been paid and are currently in the grace period (which will expire on June 11, 1999).
(3)	Title to foreign patents has been conveyed equitably from the inventor to Conrex but has not been recorded.

Schedule 2.04(a)
Collaborative Parties
The following list identifies specific products that have been tested either by Conrex or by a sponsoring company in collaborative ventures. Although at the time of establishing this agreement no collaborative venture is active, in the event a collaborative venture is renewed with any of these companies (as listed below), for the specific corresponding product, then a three percent royalty will become payable as defined in section 2.04(a).

COMPANY	PRODUCTS

Alcon Laboratories	AL4862, AL5393A for Ocular use
Alza Corporation	Estradiol cream,
Alza Corporation	Estradiol in combination with Testosterone
Bristol Myers-Squibb	Estradiol, Betahistine
Connaught Lab., Inc.	Oral Flu Vaccine
China Chemical & Pharmaceutical	Diclofenac
Ciba Consumer Products	Fenistil Gel, Diclofenac, Calcitonin,
Dow Corning	Bicompartmental Estradiol & Levonorgestrel
Eli Lilly Company	Nasal delivery of Insulin
Genta, Inc.	Methotrexate and/or Isotretinoin
Glaxo	Fluticasone
Hercon	Estradiol and Testosterone
Iolab	Timolol, Declomycin both for ocular use
Johnson & Johnson Consumer Pds	Itraconazole for Nail-bed infections
Janssen Pharm. Research	Ketoconazole
Noven Pharm. Inc	Estradiol and Progestin combination in patches
Schering Plough	Clotrimazole, Lotrimin
Sinphar Pharm. Co.	Any collaboration acceptable to Bentley Pharm.
Sintong Chemical Industrial Co.	Any collaboration acceptable to Bentley Pharm.
In addition to the above list of specific companies and the corresponding product(s), a 3% royalty (as defined in section 2.04(a)) will be payable for any collaboration which arises utilizing the drugs and applications (listed below) with Conrex’ technology.
•	The topical delivery of Diclofenac or Clotrimazole.

•	The intra-nasal delivery of Insulin or Calcitonin.

•	The patch delivery of Estradiol; Estradiol in combination with Testosterone; or Estradiol in combination with Levonorgesirel.

SCHEDULE 2.04(c)
Allocation of Purchase
Price for Tax Purposes:
Patents and Drug Licenses      100%

SCHEDULE 3.03
Seller’s Required Filings:      None

SCHEDULE 3.05
Registrations:
Letter transferring right and title to Drug Master File No. 10260 from Conrex to Bentley.

SCHEDULE 3.06
License Agreements: See Schedule 1.01(b) Virna/Conrex

SCHEDULE 3.07
Certain Changes or Events: None

SCHEDULE 3.10
Litigation: None

SCHEDULE 3.l6(a)
Suppliers:
Firmenich Incorporated
250 Plainsboro Road, Plainsboro, New Jersey 08536
Haarmann Reimer Corporation
300 North Street, Teterboro NJ 07608

SCHEDULE 3.16(b)
Customers and Licenses: None

SCHEDULE 3.19
Brokers and Finders:
Nei-Wei Chu
The Essence of Life Co.     1120 S. San Gabriel Blvd. Suite 125, San Gabriel, CA 91776

SCHEDULE 4.03
Purchaser’s Required Filings:
Letter transferring right and title to Drug Master File which is part of the Assets from Conrex to Bentley.

EXHIBIT B
SUBSCRIPTION AGREEMENT

BENTLEY PHARMACEUTICALS, INC.

Bentley Pharmaceuticals, Inc.
Two Urban Centre, Suite 400
4890 West Kennedy Blvd.
Tampa, Florida 33609
February 11, 1999
Dear Sir or Madam:
          Upon the terms and subject to the conditions of an Asset Purchase Agreement, dated February 1, 1999 effective as of December 31, 1998 (the “Asset Purchase Agreement”), between Bentley Pharmaceuticals, Inc. (the “Company”) and Yungtai Hsu (“Hsu”), in which Hsu agreed to sell certain of his assets to the Company, Hsu has agreed to accept as part of the Purchase Price (as defined in the Asset Purchase Agreement) (a)            shares (the “Shares”) of common stock, $0.02 par value per share (the “Common Stock”) of the Company, and (b) a warrant to purchase 450,000 shares of Common Stock (the “Warrant”, collectively the Shares and the Warrant, the “Securities”). Therefore, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hsu hereby agrees to:
          1. Subscription. Hsu hereby applies to subscribe for the Securities. Once this Agreement is executed by both Hsu and the Company, it is intended to create a binding agreement between Hsu and the Company with respect to the terms and conditions described below.
          2. Representations and Warranties of Hsu. Hsu acknowledges, represents, warrants and agrees as follows:
               (a) Authorization. Hsu has full power and legal capacity to execute and deliver this Agreement. This Agreement has been duly executed and delivered by Hsu and, assuming the execution and delivery hereof and thereof by the Company, will constitute the legal, valid and binding obligations of Hsu, enforceable against Hsu in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and the availability of equitable remedies.

               (b) Accredited Investor. Hsu is an accredited investor (as defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Act”). Hsu has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting his interests in connection with this transaction. Hsu recognizes that his investment in the Company involves certain risks which are set forth in the Company’s Registration Statement on Form S-3 (SEC File No. 333-28593, the “Registration Statement”) declared effective by the Securities and Exchange Commission on June 10, 1997 and any amendments thereto.
               (c) Due Diligence. Hsu has received a copy of such documents as requested by him, has carefully reviewed such documents, has had the opportunity to obtain any additional information necessary to verify the accuracy of the information contained in such documents and has been given the opportunity to meet with representatives of the Company and to have them answer any questions and provide any additional information regarding the terms and conditions of this particular investment deemed relevant by Hsu, and all such questions have been answered and requested information provided to Hsu’s full satisfaction. Among the documents received and reviewed by Hsu are: (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 1997; (ii) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 (such documents are collectively referred to in this Agreement as the “Exchange Act Reports”); (iii) the Registration Statement and (iv) a Registration Rights Agreement between the Company and Hsu with respect to the Shares, dated as of the date hereof (the “Registration Rights Agreement.”) In making his decision to accept the Securities as part of the Purchase Price, Hsu has relied solely upon his review of the documents referred to above and this Agreement and independent investigations made by him or his representatives.
               (d) No Legal Advice from the Company. Hsu acknowledges that he has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his own legal counsel and tax advisors. Except for any statements or representations of the Company made in this Agreement, in the Exchange Act Reports and in the Registration Rights Agreement, Hsu is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representative or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.
               (e) Not an Affiliate. Hsu is not an officer, director or “affiliate” (as that term is defined in Rule 405 of the Act) of the Company.
               (f) Reliance on Representations and Warranties. Hsu understands that the Securities are being offered and sold to him in reliance on specific provisions of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Hsu set forth in this Agreement in order to determine the applicability of such provisions.
               (g) No Registration. Hsu understands that the sale of the Securities has not been registered under the Act, in reliance upon an exemption therefrom by virtue of Section 4(2) and Regulation D promulgated under the Act. Hsu understands that the Securities must be held indefinitely and may not be offered, transferred, resold, pledged, hypothecated or otherwise disposed of until the sale or other transfer thereof is registered under the Act, pursuant to the terms and conditions of the Registration Rights Agreement or unless an exemption from such registration is available at that time. Hsu is aware that he will be required to bear the financial risks of this investment for an indefinite period of time unless transferred in accordance with the above. Hsu covenants that he will not knowingly make any sale, transfer or other disposition of the Securities or any interest therein in violation of the Act, the Exchange Act of 1934, as amended, or the rules and regulations promulgated under either of said Acts.
               (h) Investment Intent. Hsu is acquiring the Securities solely for his own account as principal and not with a view to the distribution thereof to or for the benefit or account of any other person, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities. Hsu understands and agrees that he must bear the economic risk of his investment in the Securities for an indefinite period of time. Hsu will not take any short position in the Securities and not otherwise engage in any hedging transactions such as option writing, equity swaps or other types of derivative transactions with respect to the Securities.
               (i) Additional Transfer Restrictions. Hsu understands and agrees that, in addition to the restrictions set forth in this Agreement, the following restrictions and limitations are applicable to his purchase and any resales, pledges, hypothecations or other transfers of the Securities:
                    (i) The following legend reflecting all applicable restrictions will be placed on any certificate(s) or other document(s) evidencing the Securities and Hsu must comply with the terms and conditions set forth in such legends prior to any resales, pledges, hypothecations or other transfers of the Securities:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, SOLD, HYPOTHECATED, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE

ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.
                    (ii) Stop transfer instructions have been or will be placed on any certificates or other documents evidencing the Securities so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the provisions hereof.
               (j) Termination of Restrictions. The restrictions described in Section 2 hereof upon the transferability of the Securities shall cease and terminate as to any particular Securities (i) when, in the opinion of Parker Chapin Flattau & Klimpl, LLP or other counsel reasonably acceptable to the Company, such restrictions are no longer required in order to assure compliance with the Act or (ii) when, in the opinion of Parker Chapin Flattau & Klimpl, LLP or other counsel reasonably acceptable to the Company, such Securities shall have been registered under the Act or transferred in reliance upon the exemption afforded by Section 4(1) of the Act by virtue of Rule 144.
               (k) Indemnification. Hsu shall indemnify and hold harmless the Company and each officer, director or control person of any such entity, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from (i) any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by Hsu to the Company, (or its officers, directors, employees, agents or representatives), or omitted or alleged to have been omitted by Hsu, concerning Hsu, or Hsu’s authority to invest or financial position in connection with the offering or sale of the Securities, or (ii) any breach of warranty or failure to comply with any covenant contained in this Agreement, including, without limitation, any such misrepresentation, misstatement or omission, or breach of any warranty or covenant, contained herein or any other document submitted by Hsu, against losses, liabilities and expenses for which the Company, or its officers, directors or control persons has not otherwise been reimbursed (including attorneys’ fees, judgments, fines and amounts paid in settlement in matters settled in accordance with the provision of the following paragraph) incurred by the Company, or such officer, director or control person in connection with such action, suit or proceeding; provided, however, that Hsu will not be liable in any such case for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have found in a final judgment to have arisen primarily from the gross negligence or willful misconduct of the Company or the party claiming a right to indemnification.

               In case any proceeding shall be instituted involving any person with respect to whom indemnity may be sought, such person (the “Indemnified Party”) shall promptly notify Hsu, and Hsu, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others Hsu may designate in such proceedings and shall pay as incurred the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel at its own expense, except that Hsu shall pay as incurred the fees and expenses of counsel retained by the Indemnified Party in the event that (i) Hsu and the Indemnified Party shall have mutually agreed to the retention of such counsel or, (ii) the named parties to any such proceeding (including any impleaded parties) include both Hsu and the Indemnified Party and representation of both parties by the same counsel would be inappropriate, in the reasonable opinion of the Indemnified Party, due to actual or potential differing interests between them. Hsu shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Hsu agrees to indemnify the Indemnified Party to the extent set forth in this Agreement.
               In the event a claim for indemnification as described herein is determined to be unenforceable by a final judgment of a court of competent jurisdiction, then Hsu shall contribute to the aggregate losses, claims, damages or liabilities to which the Company or its officers, directors, agents, employees or controlling persons may be subject in such amount as is appropriate to reflect the relative benefits received by each of the undersigned and the party seeking contribution on the one hand and the relative faults of Hsu and the party seeking contribution on the other, as well as any relevant equitable considerations.
               The provisions of this Agreement relating to indemnification and contribution shall survive termination of this Agreement and shall be binding upon any successors or assigns of Hsu.
          3. Representations and Warranties of the Company. The Company acknowledges, represents, warrants and agrees as follows:
               (a) Organization and Authorization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. The Company is not in default or violation of any material term or provision of its Articles of Incorporation or Bylaws nor will the consummation of the transactions contemplated by this Agreement cause any such default or violation. The Company has all requisite corporate power and authority to enter into this Agreement, to sell the Securities hereunder and to carry out and perform its obligations under the terms of this Agreement subject to the above. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms.
               (b) Capitalization. The authorized capital stock of the Company consists of 35,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, par value $.02 per share. Upon issuance of the Securities pursuant to the terms of this Agreement and payment therefor pursuant to the terms of an Asset Purchase Agreement between Hsu and the Company, the Shares will be duly authorized, validly issued, fully paid and nonassessable and the Warrant will be duly authorized and validly issued. Upon issuance, the Shares will not be subject to any preemptive or other preferential rights or similar statutory or contractual rights.
          The Closing shall take place as soon as practicable after (i) due execution by Hsu and acceptance by the Company of this Subscription Agreement and (ii) the closings as contemplated by the Asset Purchase Agreement and the Asset Purchase Agreement between Hsu and Conrex Pharmaceutical Corporation.
          4. Miscellaneous.
               (a) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender’s telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day (“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close), (c) one Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid) or (d) seven Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to Hsu and to the Company at the addresses indicated below.
If to Hsu, to:
Yungtai Hsu
10725 East Rush Street
South El Monte, CA 91733
Facsimile No.: (626) 350-8886
With a copy (which shall not constitute notice) to:
Lagerlof, Senecal, Bradley, Gosney & Kruse, LLP
301 North Lake Avenue, 10th Floor
Pasadena, CA 91101
Attention: Timothy J. Gosney
Facsimile No.: (626) 793-5900

If to the Company, to:
Bentley Pharmaceuticals, Inc.
Two Urban Centre, Suite 400
4890 West Kennedy Blvd.
Tampa, Florida 33609
Attention: James R. Murphy
Facsimile: (813) 282-8941
With a copy (which shall not constitute notice) to:
Parker Chapin Flattau & Klimpl, LLP
1211 Avenue of the Americas
New York, New York 10036
Attention: Mark S. Hirsch
                  Jordan A. Horvath
Facsimile: (212) 704-6288
          (b) Assignment: Benefit. This Agreement may not be assigned by Hsu without the prior written consent of the Company and any assignment without such consent shall be void. This Agreement may be assigned by the Company to any person or entity which purchases all or substantially all of the stock or assets of the Company or is the successor to the Company by merger or consolidation. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Company and of Hsu.
          (c) Severability. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.
          (d) Amendments. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.
          (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this

Agreement in order for this Agreement to be effective in any respect, then the laws of such other jurisdiction shall govern this Agreement to such extent.
               (g) Arbitration of Disputes
                    (i) If any controversy or dispute arises under, out of or in relation to any of the provisions hereof, such controversy or dispute shall be submitted for arbitration in New York, New York before a panel of three arbitrators, one of which shall be selected by the party initiating such arbitration, one of which shall be selected by the other party and the third of which (the “Third Arbitrator”) shall be selected by the two arbitrators so selected; provided, however, that in the event that such other arbitrators shall not agree on the selection of the Third Arbitrator, the Third Arbitrator shall be selected by the American Arbitration Association located in New York, New York. Any dispute or controversy submitted to arbitration in accordance with the provisions of this Section shall be determined by such arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association then existing.
                    (ii) The arbitrators may award any relief which they shall deem proper in the circumstances, without regard to the relief which would otherwise be available to any party in a court of law or equity including, without limitation, an award of money damages, specific performance, injunctive relief and/or declaratory relief, however, such an award may not include punitive damages. The award and findings of the arbitrators shall be conclusive and binding upon all of the parties hereto, whether or not all parties hereto participate in the arbitration proceeding, and judgment upon the award may be entered in any court of competent jurisdiction upon the application of any party. The parties hereby agree that such courts of competent jurisdiction shall include, but not be limited to, the courts located in any jurisdiction in which the party against whom such judgment is being enforced maintains any assets.
                    (iii) The prevailing party in the arbitration proceeding shall be entitled to recover from the other party its reasonable attorneys’ fees, costs and expenses incurred in the proceeding and in any subsequent action to enforce or collect upon the decision rendered in the arbitration proceeding.
                    (iv) Notwithstanding the foregoing, the parties reserve the right to seek and obtain injunctive relief, whether in the form of a temporary restraining order, preliminary injunction, injunction to enforce an arbitration award, or other order of similar import, from the federal and state courts located in New York, New York prior to, during, or after commencement or prosecution or arbitration proceedings of the final decision and award of the arbitrators; provided, however, that such preliminary injunctive relief shall be subject to final arbitral decisions.
                    (v) Each party hereby consents and agrees that the federal and state courts located in New York, New York each shall have exclusive personal jurisdiction and proper venue with respect to any such action seeking injunctive or similar relief

EXHIBIT C
REGISTRATION RIGHTS AGREEMENT
          THIS REGISTRATION RIGHTS AGREEMENT, is made and entered into as of February 11, 1999 between BENTLEY PHARMACEUTICALS, INC., a Florida corporation (the “Company”) and Yungtai Hsu (“Hsu”).
          WHEREAS, upon the terms and subject to the conditions of an Asset Purchase Agreement, dated February 1, 1999, effective as of December 31, 1998 (the “Asset Purchase Agreement”), between the Company and Hsu, in which Hsu agreed to sell certain of his assets to the Company, Hsu has agreed to accept                      shares (the “Shares”) of common stock, $0.02 par value per share (the “Common Stock”) of the Company as part of the Purchase Price (as defined in the Asset Purchase Agreement);
          WHEREAS, to induce Hsu to accept the Shares as part of the Purchase Price, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Act”), with respect to the Shares;
          WHEREAS, as of the date hereof, Hsu and the Company entered into a Subscription Agreement with respect to the Shares (the “Subscription Agreement”);
          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Hsu hereby agree as follows:
          1. Definitions.
          (a) As used in this Agreement, the following terms shall have the following meanings:
          (i) “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Act and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).
          (ii) “Registrable Securities” means the Shares.
          (iii) “Registration Statement” means a registration statement of the Company under the Act, including any amendments or supplements thereto and prospectuses contained therein.

          (iv) “Stockholder” means Hsu and any permitted transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.
          (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Asset Purchase Agreement.
          2. Restrictions on Transfer.
          (a) The Stockholder acknowledges and understands that prior to the registration of the Shares as provided herein, the Shares are “restricted securities” as defined in Rule 144 promulgated under the Act (“Rule 144”). The Stockholder understands that the Shares may not be offered, transferred, resold, pledged, hypothecated or otherwise disposed of in the absence of (i) an opinion of Parker Chapin Flattau & Klimpl, LLP or other counsel reasonably acceptable to the Company that such transfer may be made without registration under the Act or (ii) an opinion of Parker Chapin Flattau & Klimpl, LLP or other counsel reasonably acceptable to the Company that the Shares have been Registered.
          (b) The Stockholder acknowledges that the Company has issued the Shares to the Stockholder pursuant to an exemption from registration under the Act. Stockholder represents that (i) he has acquired the Shares for investment and without any view toward distribution of any of Registrable Securities to any other person, (ii) he will not sell or otherwise dispose of the Shares except in compliance with the registration requirements or exemption provisions under the Act and (iii) before any sale or other disposition of any of the Shares other than in a sale registered under the Act or pursuant to Rule 144 or 144A (or any similar provisions then in force) under the Act (unless the Company shall have been advised by counsel that the sale does not meet the requirements of Rule 144 or Rule 144A, as the case may be, for such sale), he will deliver to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is unnecessary.
          (c) Each instrument or certificate evidencing or representing the Shares, and any certificate issued in exchange therefor or transfer thereof, shall bear legends substantially in the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, SOLD, HYPOTHECATED, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT

REGISTRATION IS NOT REQUIRED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.
          3. Registration.
          (a) If at any time or from time to time following the date hereof, the Company shall determine to register any distribution of its securities with the SEC, either for its own account or the account of a security holder or holders, in a registration statement covering the sale of shares of Common Stock to the general public pursuant to a public offering in compliance with the Act (except with respect to any registration filed on Form S-4 or such other form which does not include substantially the same information as would be included in a registration statement covering the sale of shares of Common Stock to the general public), the Company will: (i) give to Stockholder written notice thereof at least 30 days before the initial filing of such registration statement; and (ii) include in such registration (and any related qualification under blue sky laws) and in any underwriting involved therein, all the Shares, specified in a written request, made within 30 days after receipt of such written notice from the Company, by the Stockholder, except as set forth in subparagraphs (b) or below. Notwithstanding the foregoing, the Stockholder shall not have registration rights with respect to a particular registration statement in the event that any investor or lender for whom the registration statement is filed objects to the inclusion of other shares of Common Stock, including the Shares, in such registration statement.
          (b) If the distribution is to be underwritten, the right of the Stockholder to registration pursuant to this Section shall be conditioned upon Stockholder’s participation in the underwriting and the inclusion of the Shares and securities underlying the Shares, as the case may be, in the underwriting to the extent provided herein. Notwithstanding any other provision of this Section, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, and such determination is made by such underwriter in writing, then the underwriter may limit the number of the Stockholder’s Shares to be included in the registration and underwriting, or may exclude the Shares from such underwriting.
          4. Obligations of the Company. In connection with a registration of the Registrable Securities under Section 3 hereof, the Company shall do each of the following:
          (a) Prepare and file with the SEC, a Registration Statement with respect to the Registrable Securities, and thereafter use its best efforts to cause each Registration Statement relating to the Registrable Securities to become effective on or before 120 days from the filing of such Registration Statement with the SEC, and keep the Registration Statement effective at all times until the earliest (the “Registration Period”) of (i) the date that is three years after the Closing Date; (ii) the date when the Stockholder may sell all Registrable Securities under Rule 144 or (iii) the date the Stockholder no longer owns any of the Registrable Securities, which Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

          (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;
          (c) The Company shall permit a single firm of counsel designated by the Stockholder to review the Registration Statement a reasonable period of time prior to the Company’s filing of the Registration Statement with the SEC;
          (d) Furnish to the Stockholder (i) promptly after the Registration Statement is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement, each prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, and all amendments and supplements thereto and such other documents, as the Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Stockholder;
          (e) As promptly as practicable after becoming aware of such event, the Company shall notify the Stockholder of (i) the issuance by the SEC of a stop order suspending the effectiveness of the Registration Statement, (ii) the happening of any event of which the Company has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Registration Statement, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Stockholder as hemad reasonably request; provided that, for not more than twenty days (or a total of not more than forty days in any twelve month period, the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Registration Statement updating) the disclosure of which at the time is not, in the good faith opinion of the Company, the best interests of the Company and in the opinion of counsel to the Company (an “Allowed Delay”); provided, further, that the Company shall promptly (i) notify the Stockholder in writing of the existence of material non-public information giving rise to an Allowed Delay and (ii) advise the Stockholder in writing to cease all sales under the Registration Statement until the end of the Allowed Delay. Upon expiration of the Allowed Delay, the Company shall again be bound by the first sentence of this Section 4(e) with respect to the information giving rise thereto;
          (f) As promptly as practicable after becoming aware of such event, notify the Stockholder who holds Registrable Securities being sold (or, in the event of an underwritten offering,

the managing underwriters) of the issuance by the SEC of any notice declaring the effectiveness of the Registration Statement or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time; and
          (g) Take all other reasonable actions necessary to expedite and facilitate disposition by the Stockholder of the Registrable Securities pursuant to the Registration Statement.
          5. Obligations of the Stockholder. In connection with the registration of the Registrable Securities, the Stockholder shall have the following obligations:
          (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Stockholder that the Stockholder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Stockholder of the information the Company requires from the Stockholder (the “Requested Information”) if the Stockholder elects to have any of the Stockholder’s Registrable Securities included in the Registration Statement. If at least three Business Days (as defined below) prior to the filing date the Company has not received the Requested Information from the Stockholder, then the Company may file the Registration Statement without including Registrable Securities of the Stockholder;
          (b) The Stockholder by acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless the Stockholder has notified the Company in writing of the Stockholder’s election to exclude all of its Registrable Securities from the Registration Statement; and
          (c) The Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e) or 4(f), above, the Stockholder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(e) or 4(f) and, if so directed by the Company, the Stockholder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Stockholder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
          6. Expenses of Registration.
          (a) All reasonable expenses, other than as set forth in Section 6(b) hereof, filings or qualifications pursuant to Section 4, including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, shall be borne by the Company.
          (b) All underwriting discounts and commissions incurred in connection with registrations shall be paid by the Stockholder.
          7. Indemnification. Hsu shall indemnify and hold harmless the Company and each officer, director or control person of any such entity, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from (i) any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by Hsu to the Company, (or its officers, directors, employees, agents or representatives), or omitted or alleged to have been omitted by Hsu, concerning Hsu, or Hsu’s authority to invest or financial position in connection with the offering or sale of the Shares, or (ii) any breach of warranty or failure to comply with any covenant contained in this Agreement, including, without limitation, any such misrepresentation, misstatement or omission, or breach of any warranty or covenant, contained herein or any other document submitted by Hsu, against losses, liabilities and expenses for which the Company, or its officers, directors or control persons has not otherwise been reimbursed (including attorneys’ fees, judgments, fines and amounts paid in settlement in matters settled in accordance with the provision of the following paragraph) incurred by the Company, or such officer, director or control person in connection with such action, suit or proceeding; provided, however, that Hsu will not be liable in any such case for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have found in a final judgment to have arisen primarily from the gross negligence or willful misconduct of the Company or the party claiming a right to indemnification.
          In case any proceeding shall be instituted involving any person with respect to whom indemnity may be sought, such person (the “Indemnified Party”) shall promptly notify Hsu, and Hsu, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others Hsu may designate in such proceedings and shall pay as incurred the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel at its own expense, except that Hsu shall pay as incurred the fees and expenses of counsel retained by the Indemnified Party in the event that (i) Hsu and the Indemnified Party shall have mutually agreed to the retention of such counsel or, (ii) the named parties to any such proceeding (including any impleaded parties) include both Hsu and the Indemnified Party and representation of both parties by the same counsel would be inappropriate, in the reasonable opinion of the Indemnified Party, due to actual or potential differing interests between them. Hsu shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Hsu agrees to indemnify the Indemnified Party to the extent set forth in this Agreement.
          In the event a claim for indemnification as described herein is determined to be unenforceable by a final judgment of a court of competent jurisdiction, then Hsu shall contribute to the aggregate losses, claims, damages or liabilities to which the Company or its officers, directors, agents, employees or controlling persons may be subject in such amount as is appropriate to reflect the relative benefits received by each of the undersigned and the party seeking contribution on the one hand and the relative faults of Hsu and the party seeking contribution on the other, as well as any relevant equitable considerations.
          The provisions of this Agreement relating to indemnification and contribution shall survive termination of this Agreement and shall be binding upon any successors or assigns of Hsu.
          8. Termination of Registration Rights. The rights granted pursuant to this Agreement shall terminate as to the Stockholder upon the occurrence of any of the following:
          (a) all of the Registrable Securities have been registered; or
          (b) all of the Registrable Securities may be sold without such registration pursuant to Rule 144.
          9. Miscellaneous.
          (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.
          (b) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender’s telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day (“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close), (c) one Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid) or (d) seven Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to Hsu and to the Company at the addresses indicated below.
If to Hsu, to:
Yungtai Hsu
10725 East Rush Street
South El Monte, CA 91733
Facsimile No.: (626) 350-8886

With a copy (which shall not constitute notice) to:
Lagerlof, Senecal, Bradley, Gosney & Kruse, LLP
301 North Lake Avenue, 10th Floor
Pasadena, CA 91101
Attention: Timothy J. Gosney
Facsimile No.: (626) 793-5900
If to the Company, to
Bentley Pharmaceuticals, Inc.
Two Urban Centre, Suite 400
4890 West Kennedy Blvd.
Tampa, Florida 33609
Attention: James R. Murphy
Facsimile No.: (813) 282-8941
With a copy (which shall not constitute notice) to:
Parker Chapin Flattau & Klimpl, LLP
1211 Avenue of the Americas
New York, New York 10036
Attention: Mark S. Hirsch
                   Jordan A. Horvath
Facsimile: (212) 704-6288
          (c) Assignment: Benefit. This Agreement may not be assigned by Hsu without the prior written consent of the Company and any assignment without such consent shall be void. This Agreement may be assigned by the Company to any person or entity which purchases all or substantially all of the stock or assets of the Company or is the successor to the Company by merger or consolidation. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Company and of Hsu.
          (d) Severability. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.
          (e) Amendments. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.
          (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this Agreement in order for this Agreement to be effective in any respect, then the laws of such other jurisdiction shall govern this Agreement to such extent.
          (h) Arbitration of Disputes
               (i) If any controversy or dispute arises under, out of or in relation to any of the provisions hereof, such controversy or dispute shall be submitted for arbitration in New York, New York before a panel of three arbitrators, one of which shall be selected by the party initiating such arbitration, one of which shall be selected by the other party and the third of which (the “Third Arbitrator”) shall be selected by the two arbitrators so selected; provided, however, that in the event that such other arbitrators shall not agree on the selection of the Third Arbitrator, the Third Arbitrator shall be selected by the American Arbitration Association located in New York, New York. Any dispute or controversy submitted to arbitration in accordance with the provisions of this Section shall be determined by such arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association then existing.
               (ii) The arbitrators may award any relief which they shall deem proper in the circumstances, without regard to the relief which would otherwise be available to any party in a court of law or equity including, without limitation, an award of money damages, specific performance, injunctive relief and/or declaratory relief, however, such an award may not include punitive damages. The award and findings of the arbitrators shall be conclusive and binding upon all of the parties hereto, whether or not all parties hereto participate in the arbitration proceeding, and judgment upon the award may be entered in any court of competent jurisdiction upon the application of any party. The parties hereby agree that such courts of competent jurisdiction shall include, but not be limited to, the courts located in any jurisdiction in which the party against whom such judgment is being enforced maintains any assets.
               (iii) The prevailing party in the arbitration proceeding shall be entitled to recover from the other party its reasonable attorneys’ fees, costs and expenses incurred in the proceeding and in any subsequent action to enforce or collect upon the decision rendered in the arbitration proceeding.
               (iv) Notwithstanding the foregoing, the parties reserve the right to seek and obtain injunctive relief, whether in the form of a temporary restraining order, preliminary injunction, injunction to enforce an arbitration award, or other order of similar import, from the federal and state courts located in New York, New York prior to, during, or after commencement or prosecution or arbitration proceedings of the final decision and award of the arbitrators; provided, however, that such preliminary injunctive relief shall be subject to final arbitral decisions.

               (v) Each party hereby consents and agrees that the federal and state courts located in New York, New York each shall have exclusive personal jurisdiction and proper venue with respect to any such action seeking injunctive or similar relief hereunder. In any dispute between the parties, neither party will raise, and each party hereby expressly waives, any objection or defense to any such court as an inconvenient forum. Each party hereby waives personal service of any summons, complaint or other process, which may be delivered by any of the means permitted for notices under Section 9(b) hereof.
          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above.

BENTLEY PHARMACEUTICALS, INC.
By:
James R. Murphy, Chairman, President
and Chief Executive Officer

Yungtai Hsu

EXHIBIT D
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED AND MAY NOT BE TRANSFERRED UNLESS (A) THE STOCKHOLDER WISHING TO TRANSFER SUCH SECURITIES PROVIDES AN OPINION OF COUNSEL REASONABLY CONCURRED IN BY COUNSEL FOR BENTLEY PHARMACEUTICALS, INC. (THE “COMPANY”) STATING THAT THE PROPOSED TRANSFER OF THE COMPANY’S SECURITIES IS EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION PROVISIONS OF ALL APPLICABLE FEDERAL AND STATE LAWS; OR (B) SAID SECURITIES HAVE BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED.
February 11, 1999
BENTLEY PHARMACEUTICALS, INC.
The Transferability of this Warrant is
Restricted as Provided in Article 3
          In partial consideration of the purchase of certain assets under an Asset Purchase Agreement dated February 1, 1999 effective as of December 31, 1998 between Bentley Pharmaceuticals, Inc. and Yungtai Hsu and other good and valuable consideration, the receipt of which is hereby acknowledged by BENTLEY PHARMACEUTICALS, INC., Two Urban Centre, Suite 400, 4890 West Kennedy Boulevard, Tampa, Florida 33609, a Florida corporation (the “Company”), YUNGTAI HSU (the “Holder”) is hereby granted the right to purchase, at the initial exercise price of $                     [closing price day prior to the Closing] per share, at any time until 5 ;00 P.M., New York time, on December 31, 2008, Four Hundred Fifty Thousand (450,000) shares of the Company’s common stock, $.02 par value per share (the “Shares”).
          This Warrant initially is exercisable at a price of $                     per Share payable in cash or by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Article 6 hereof. Upon surrender of this Warrant, with the annexed Subscription Form duly executed, together with payment of the Purchase Price (as hereinafter defined) for the Shares purchased, at the offices of the Company, the registered holder of this Warrant (the “Holder”) shall be entitled to receive a certificate or certificates for the Shares so purchased.
          THIS WARRANT MAY NOT BE EXERCISED AND THE SHARES MAY NOT BE ISSUED UNTIL A LISTING APPLICATION RELATING TO THE SHARES HAS BEEN APPROVED BY ALL SECURITIES EXCHANGES ON WHICH THE SHARES OF THE COMPANY’S COMMON STOCK MAY THEN BE LISTED AND/OR QUOTED.

1. Exercise of Warrant.
          The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional Shares underlying this Warrant), during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the Shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the Shares purchasable hereunder.
2. Issuance of Certificates.
          Upon the exercise of this Warrant, the issuance of certificates for Shares underlying this Warrant shall be made forthwith (and in any event within five business days thereafter) without charge to the Holder hereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Articles 3 hereof) be issued in the name of, or in such names as may be directed by, the Holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The certificates representing the Shares underlying this Warrant shall be executed on behalf of the Company by the manual or facsimile signature of one of the present or any future Chairman or President of the Company and any present or future Vice President or Secretary of the Company.
3. Restriction on Transfer of Warrant.
          The Holder of this Warrant, by its acceptance hereof, covenants and agrees that this Warrant is being acquired as an investment and not with a view to the distribution hereof, and that it may not be exercised, sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part except as provided in Section 13 below or unless in the opinion of counsel concurred in by the Company’s counsel such transfer is in compliance with all applicable securities laws.
4. Price.
     (a) Initial and Adjusted Purchase Price. The initial purchase price shall be $______  per Share. The adjusted purchase price shall be the price which shall result from time to time from any and all adjustments of the initial purchase price in accordance with the provisions of Article 5 hereof.
     (b) Purchase Price. The term “Purchase Price” herein shall mean the initial purchase price or the adjusted purchase price, depending upon the context.

5. Adjustments of Purchase Price and Number of Shares.
     (a) Subdivision and Combination In case the Company shall at any time subdivide or combine the outstanding Shares, the Purchase Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.
     (b) Adjustment in Number of Shares. Upon each adjustment of the Purchase Price pursuant to the provisions of this Article 5, the number of Shares issuable upon the exercise of this Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Purchase Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.
     (c) Reclassification. Consolidation. Merger, etc. In case of any reclassification or change of the outstanding Shares (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Shares, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder of this Warrant shall thereafter have the right to purchase upon the exercise of this Warrant the kind and number of shares of stock and other securities and property receivable upon such reclassification. change, consolidation, merger, sale or conveyance as if the Holder were the owner of the Shares underlying this Warrant immediately prior to any such events at the Purchase Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised this Warrant.
6. Exchange and Replacement of Warrant.
          This Warrant is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company for a new Warrant of like tenor and date representing in the aggregate the right to purchase the same number of Shares as are purchasable hereunder in such denominations as shall be designated by the Holder hereof at the time of such surrender.
          Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

7. Elimination of Fractional Interests.
          The Company shall not be required to issue certificates representing fractions of Shares on the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated pursuant to Section 5(b).
8. Reservation and Listing of Securities.
          The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon the exercise of this Warrant, such number of Shares as shall be issuable upon the exercise hereof and thereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Purchase Price therefor, all Shares issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable. As long as this Warrant shall be outstanding, the Company shall use its reasonable best efforts to cause all Shares issuable upon the exercise of this Warrant to be listed (subject to official notice of issuance) on all securities exchanges on which the Shares of the Company’s Common Stock may then be listed and/or quoted.
9. Repurchase at Option of Holder.
     (a) If on December 31, 2000 (the “Repurchase Date”), the Market Price (as defined herein) does not equal or exceed 150 % of the Purchase Price, the Holder shall have the right (the “Put Right”) to require the Company to purchase all or a portion of this Warrant relating to that number of Shares which the Holder is relinquishing its right to purchase (the “Relinquished Shares”), for a price equal to $0.50 (fifty cents) multiplied by the number of Relinquished Shares. The Put Right must be exercised by a written notice from the Holder to the Company within ten (10) days of the Repurchase Date and the Company shall pay to the Holder the amounts owing hereunder within ten (10) days of receipt of such notice, this Warrant and such other documentation as the Company may reasonably require.
     (b) The Put Right shall not be exercisable by the Holder if, during any twenty consecutive trading days between the issuance of this Warrant and the Repurchase Date, the Market Price shall be equal to or greater than $3.00 per share.
     (c) The “Market Price” per share on any date shall be deemed to be the daily closing price per share. The closing price per Share for each day shall be the last reported sales price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the American Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the American Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if it is not listed or admitted to trading on any national securities exchange or no such quotations are available, the last reported sale price, or if not so reported, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose, or, if no such quotations are available, the fair market value as determined in good faith in the exercise of their reasonable business judgment by the Board of Directors of the Company.
10. Repurchase at Option of the Company
          This Warrant may be redeemed at the option of the Company at any time, at a redemption price of $0.05 per Share for which the Warrant is exercisable, provided the Market Price for the Shares for any twenty (20) consecutive trading days after the issuance of this Warrant shall be equal to or greater than $5.00 per share. Notice of redemption shall be given in writing to the Holder not less than ten days before the date fixed for redemption. On and after the date fixed for redemption, the Holder shall have no rights with respect to this Warrant except to receive the $0.05 per Share upon surrender of the Warrant.
11. Notices.
          All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Warrant shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender’s telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day, (c) one Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid) or (d) seven Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent:
     (a) if to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company; or
     (b) if to the Company, to the address set forth on the first page of this Warrant or to such other address as the Company may designate by notice to the Holder.
12. Amendments.
          The terms, provisions and conditions of this Warrant may not be changed, modified or amended in any manner except by an instrument in writing duly executed by both parties hereto.
13. Binding Effect: Assignment.
          (a) This Warrant is not assignable or transferable without the written consent of the Company, except by operation of law or as provided in (b) below.
          (b) This Warrant shall not be transferable by Holder other than to a “Permitted Transferee” (as defined below); provided, that any Permitted Transferee shall be absolutely prohibited from transferring all or any portion of this Warrant other than to Holder or another

Permitted Transferee of Holder; and provided further, that if Holder dies or becomes incapacitated, this Warrant may be exercised by Holder’s estate, legal representative or beneficiary, as the case may be, subject to all other terms and conditions contained in this Warrant.
          (c) For purposes of this Warrant, Permitted Transferees shall include only the members of the Holder’s “immediate family” (which shall be limited to Holder’s spouse, children, and parents), and to trusts for such person’s own benefit and/or for the benefit of members of Holder’s immediate family; provided, that such Permitted Transferees must agree in writing to be bound by all of the terms of this Warrant to the same extent as Holder hereunder, in form acceptable to counsel to the Company, including but not limited to restrictions on the exercise of this Warrant and on transfers of the Shares, as the case may be, following exercise of this Warrant, such that any Shares so acquired shall be held subject to the terms of this Warrant.
14. Governing Law.
          This Warrant shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York without regard to principles of choice of law or conflict of laws.
15. Arbitration of Disputes
          (a) If any controversy or dispute arises under, out of or in relation to any of the provisions hereof, such controversy or dispute shall be submitted for arbitration in New York, New York before a panel of three arbitrators, one of which shall be selected by the party initiating such arbitration, one of which shall be selected by the other party and the third of which (the “Third Arbitrator”) shall be selected by the two arbitrators so selected; provided, however, that in the event that such other arbitrators shall not agree on the selection of the Third Arbitrator, the Third Arbitrator shall be selected by the American Arbitration Association located in New York, New York. Any dispute or controversy submitted to arbitration in accordance with the provisions of this Section 12.10 shall be determined by such arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association then existing.
          (b) The arbitrators may award any relief which they shall deem proper in the circumstances, without regard to the relief which would otherwise be available to any party in a court of law or equity including, without limitation, an award of money damages, specific performance, injunctive relief and/or declaratory relief, however, such an award may not include punitive damages. The award and findings of the arbitrators shall be conclusive and binding upon all of the parties hereto, whether or not all parties hereto participate in the arbitration proceeding, and judgment upon the award may be entered in any court of competent jurisdiction upon the application of any party. The parties hereby agree that such courts of competent jurisdiction shall include, but not be limited to, the courts located in any jurisdiction in which the party against whom such judgment is being enforced maintains any assets.

          (c) The prevailing party in the arbitration proceeding shall be entitled to recover from the other party its reasonable attorneys’ fees, costs and expenses incurred in the proceeding and in any subsequent action to enforce or collect upon the decision rendered in the arbitration proceeding.
          (d) Notwithstanding the foregoing, the parties reserve the right to seek and obtain injunctive relief, whether in the form of a temporary restraining order, preliminary injunction, injunction to enforce an arbitration award, or other order of similar import, from the federal and state courts located in New York, New York prior to, during, or after commencement or prosecution or arbitration proceedings of the final decision and award of the arbitrators; provided, however, that such preliminary injunctive relief shall be subject to final arbitral decisions.
          (e) Each party hereby consents and agrees that the federal and state courts located in New York, New York each shall have exclusive personal jurisdiction and proper venue with respect to any such action seeking injunctive or similar relief hereunder. In any dispute between the parties, neither party will raise, and each party hereby expressly waives, any objection or defense to any such court as an inconvenient forum. Each party hereby waives personal service of any summons, complaint or other process, which may be delivered by any of the means permitted for notices under Section 11 hereof.
16. Descriptive Headings.
          The descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
          WITNESS the seal of the Company and the signature of its duly authorized officers.

[SEAL]	BENTLEY PHARMACEUTICALS, INC.
By:
James R. Murphy
Chairman and Chief Executive Officer

Attest:

Michael D. Price, Secretary

SUBSCRIPTION FORM
(To be Executed by the Registered Holder
in order to Exercise the Warrant)
     The undersigned hereby irrevocably elects to exercise the right to purchase                      Shares by this Warrant according to the conditions hereof and herewith makes payment of the Purchase Price of such Shares in full.

Signature

Address
Dated: _________, ___.
Social Security Number or Taxpayer’s Identification Number

EXHIBIT E
ASSUMPTION AGREEMENT
          THIS ASSUMPTION AGREEMENT is made and entered into as of December 31, 1998 between YUNGTAI HSU, in his personal capacity (“Seller”) and BENTLEY PHARMACEUTICALS, INC., a Florida corporation (“Purchaser”).
          WHEREAS, Purchaser and Seller have entered into an Asset Purchase Agreement, dated February 1, 1999 effective as of December 31, 1998 (the “Asset Purchase Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement), pursuant to which Seller has agreed to sell, transfer, assign, convey and deliver the Assets to Purchaser and Purchaser has agreed to purchase the Assets from Seller, and Purchaser has agreed, in partial consideration therefor, to assume the Assumed Liabilities;
          WHEREAS, pursuant to Section 2.05(b)(iv) of the Asset Purchase Agreement, Purchaser is required to execute and deliver to Seller this Agreement whereby Purchaser assumes the Assumed Liabilities;
          NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Purchaser hereby undertakes and agrees from and after the date hereof, subject to the limitations contained herein and in the Asset Purchase Agreement, to assume and pay, perform, discharge and be responsible for the Assumed Liabilities.
          Nothing contained herein shall require Purchaser to pay or discharge any of the Assumed Liabilities so long as Purchaser shall in good faith contest or cause to be contested the amount or validity thereof.
          Other than as specifically stated above or in the Asset Purchase Agreement, Purchaser assumes no debt, liability or obligation of Seller by this Agreement, including without limitation the Retained Liabilities, which includes but is not limited to Conrex Pharmaceutical Corporation and/or Seller’s liabilities to Virna Pharmaceuticals, Inc. or with respect to and arising out of an agreement between Conrex Pharmaceutical Corporation and Virna Pharmaceuticals, Inc., effective as of December 1, 1990, as further amended, and it is expressly understood and agreed that all debts, liabilities and obligations not assumed hereby by Purchaser shall remain the sole obligation of Seller, its successors and permitted assigns.
          Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any Person other than Seller, its successors and permitted assigns any rights,

remedies or claims under or by reason of this Agreement, or any term, covenant or condition hereof, with respect to any liability not expressly included in the Assumed Liabilities.
          This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
          This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this Agreement in order for this Agreement to be effective in any respect, then the laws of such other jurisdiction shall govern this Agreement to such extent.
          IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement on February 11, 1999.

Yungtai Hsu, in his personal capacity

BENTLEY PHARMACEUTICALS, INC.
By:
James R. Murphy, Chairman, President
and Chief Executive Officer

2

EXHIBIT F
GENERAL ASSIGNMENT AND BILL OF SALE
          THIS ASSIGNMENT AND BILL OF SALE is made and entered into as of December 31, 1998 between YUNGTAI HSU, in his personal capacity (“Seller”) and BENTLEY PHARMACEUTICALS, INC., a Florida corporation (“Purchaser”).
          WHEREAS, Purchaser and Seller have entered into an Asset Purchase Agreement, dated February 1, 1999 effective as of December 31, 1998 (the “Asset Purchase Agreement”; capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement), pursuant to which Seller has agreed to sell, transfer, assign, convey and deliver the Assets to Purchaser and Purchaser has agreed to purchase the Assets from Seller, and Purchaser has agreed, in partial consideration therefor, to assume the Assumed Liabilities in connection therewith by executing an Assumption Agreement dated as of the date hereof;
          WHEREAS, pursuant to Section 2.01 of the Asset Purchase Agreement, Seller desires to sell, transfer, assign, convey and deliver all of Seller’s right, title and interest in and to the Assets, free and clear of any and all Liens, to Purchaser and Purchaser desires to accept the sale, transfer, assignment, conveyance and delivery thereof;
          NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller hereby irrevocably sells, transfers, assigns, conveys and delivers to Purchaser free and clear of any and all Liens, all of Seller’s right, title and interest, in and to the Assets, as the same shall exist on the date hereof, TO HAVE AND TO HOLD the Assets unto Purchaser, his successors and assigns, to and for their own use and benefit forever.
          Purchaser hereby accepts the sale, transfer, conveyance, assignment and delivery of the Assets.
          Seller represents, warrants, covenants and agrees that he: (a) has good and marketable title to all of the Assets, free and clear of any and all Liens; and (b) will warrant and defend the sale of the Assets against every Person whomsoever claiming against any or all of the Assets, subject to the terms and provisions of the Asset Purchase Agreement.
          At any time or from time to time after the date hereof, at Purchaser’s request and without further consideration, Seller shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser’s title to, all of the

Assets, and, to the fullest extent permitted by Law, to put Purchaser in actual possession and operating control of the Assets and to assist Purchaser in exercising all rights with respect thereto, including but not limited to, filings with any regulatory agencies to be made by Seller alone, or by Seller and Purchaser jointly.
          This General Assignment and Bill of Sale may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
          This General Assignment and Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this General Assignment and Bill of Sale in order for this General Assignment and Bill of Sale to be effective in any respect, then the laws of such other jurisdiction shall govern this General Assignment and Bill of Sale to such extent.
          IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this General Assignment and Bill of Sale on February 11, 1999.

Yungtai Hsu, in his personal capacity

BENTLEY PHARMACEUTICALS, INC.
By:
James R. Murphy, Chairman, President
and Chief Executive Officer

EXHIBIT G

ASSIGNMENT OF PATENT	Docket Number (optional)
16,194-B
Whereas, Conrex Pharmaceutical Corporation, a New Jersey Corporation, of 5127 West Chester Pike, Newtown Square, Pennsylvania 19073, hereinafter referred to as “Conrex”, did obtain by Assignment a United States Patent for an invention in TRANSDERMAL AND TRANS-MEMBRANE DELIVERY OF DRUGS, No. 5,023,252, dated June 11, 1991 (the “‘252 Patent”); and whereas, Conrex is now the sole owner of the ‘252 Patent, and,
Whereas, Bentley Pharmaceuticals, Inc., a Florida Corporation, having a street and post office address at One Urban Centre, Suite 548, 4830 West Kennedy Boulevard, Tampa, Florida 33609-2562, hereinafter referred to as “Bentley”, is desirous of acquiring the entire right, title and interest in the same;
Now, therefore, in consideration of the sum of one dollar ($1.00), and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Conrex, by these presents does sell, assign and transfer unto said Bentley the entire right, title and interest in and to the ‘252 Patent; the same to be held and enjoyed by Bentley for its own use and behoof, and for Bentley’s legal representatives and assigns, to the full end of the term for which said ‘252 Patent is granted, as fully and entirely as the same would have been held by Conrex had this assignment and sale not been made.
Executed this                      day of                              , 1999, at Philadelphia, Pennsylvania, United States of America.

CONREX PHARMACEUTICAL CORPORATION
By
Phyllis Hsieh, President and CEO

Commonwealth of Pennsylvania	:
SS	:
County of Philadelphia	:
Before me personally appeared said PHYLLIS HSIEH and acknowledged the foregoing instrument to be her free act and deed this            day of                               , 1999.

Notary Public

Seal

EXHIBIT G
ASSIGNMENT OF PATENTS IN COUNTRIES OTHER THAN THE U.S.A.
     Whereas, Conrex Pharmaceutical Corporation, a New Jersey Corporation, of 5127 West Chester Pike, Newtown Square, Pennsylvania 19073 (hereinafter referred to as “Conrex”), did obtain by Assignment patents in countries other than the United States of America, as listed on the attached Schedule X (“Foreign Patents”), for an invention in TRANSDERMAL AND TRANS-MEMBRANE DELIVERY OF DRUGS;
     Whereas, Conrex is now the equitable and sole owner of said Foreign Patents, and,
     Whereas, Bentley Pharmaceuticals, Inc., a Florida Corporation, having an address at One Urban centre, Suite 548, 4830 West Kennedy Boulevard, Tampa, Florida 33609-2562 (hereinafter referred to as “Bentley”), is desirous of acquiring the entire right, title and interest in the same;
     Now, therefore, in consideration of the sum of one dollar ($1.00), and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Conrex, by these presents does sell, assign and transfer unto said Bentley the entire right, title and interest in and to the said Foreign Patents, the same to be held and enjoyed by the said Bentley for its own use and behoof, and for Bentley’s legal representatives and assigns, to the full end of the terms for which said Foreign Patents are granted, as fully and entirely as the same would have been held by Conrex had this assignment and sale not been made.
     Executed this                      day of                              , 1999, at Philadelphia, Pennsylvania, United States of America.

CONREX PHARMACEUTICAL CORPORATION
By
Phyllis Hsieh, President and CEO

Commonwealth of Pennsylvania	:
SS	:
County of Philadelphia	:
     Before me personally appeared said PHYLLIS HSIEH and acknowledged the foregoing instrument to be her free act and deed this            day of                               , 1999.

Notary Public

Seal

EXHIBIT G
INTELLECTUAL PROPERTY ASSIGNMENT
     This Assignment (the “Assignment”), made and entered into as of February 11, 1999 by Conrex Pharmaceutical Corporation, a New Jersey corporation (“Assignor”), in favor of Bentley Pharmaceuticals, Inc., a Florida corporation having a place of business at One Urban Centre, Suite 548, 4830 West Kennedy Boulevard, Tampa, Florida 33609-2562 (“Assignee”).
     WITNESSETH THAT:
     WHEREAS Assignor and Yungtai Hsu, in his personal capacity (“HSU”), have entered into an Asset Purchase Agreement of even date herewith;
     WHEREAS the terms herein bearing initial capitalization are as defined in said Asset Purchase Agreement;
     WHEREAS Hsu has assigned to Assignee his interest in said Asset Purchase Agreement; and
     WHEREAS Assignor desires to sell and transfer to Assignee, who desires to acquire, the Intellectual Property, including the Patents and Technology;
     NOW, THEREFORE, in consideration of the premises, the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign, transfer and confirm unto Assignee, and its successors, assigns and legal representatives, all right, title and interest in, to and under the Intellectual Property, including the Patents and the Technology, throughout all countries of the world, and Assignor further agrees to execute upon request of the Assignee such additional documents, if any, as are necessary and proper to perfect title in the transferred property in Assignee, throughout all countries of the world, and to otherwise give full effect to, and perfect the rights of the Assignee under this Assignment.
     IN WITNESS WHEREOF Assignor has caused this Assignment to be duly executed and delivered, by an officer of Assignor duly authorized so to do, on the ___ day of                     , 1999.

CONREX PHARMACEUTICAL CORPORATION

Date:

Phyllis Hsieh, President
and Chief Executive Officer

COMMONWEALTH OF Pennsylvania		:
:
	SS	:
:
COUNTY OF Philadelphia		:
     On this ___day of                     , 1999, appeared before me in person the above named Phyllis Hsieh who acknowledged the above to be her signature and that she signed, sealed and delivered the above Assignment as her voluntary act and deed for the uses and purposes therein set forth.

Notary Public
SEAL

Mr. Yungati Hsu
February 11, 1999

          We have also made such examination of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts relevant to the opinions expressed below, we have relied upon certificates and written and/or oral representations of officers of the Company (including the representations of the Company set forth in the Transaction Documents), and public officials and made such other investigations as we deemed necessary under the circumstances. We have also assumed that the representations and warranties of the Seller set forth in the Purchase Agreement are true and correct as of the date hereof. We have not examined or reviewed any communication, instrument, agreement, document or other item or conducted any independent inquiry or investigation of any matter except as otherwise expressly set forth herein.
          This opinion is subject to a number of qualifications, exceptions, assumptions, limitations, definitions and exclusions on coverage and other matters, all as more particularly set forth below and each of our opinions set forth herein should be read in conjunction therewith.
          Our opinion is limited to the date hereof and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.
          We express no opinion respecting the enforceable nature of the Transaction Documents or any document or instrument executed pursuant thereto or in connection therewith, insofar as the enforceable nature thereof, or any right, power, privilege, remedy or interest intended to be created thereunder, may be limited (i) by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other laws or judicial decisions affecting any rights, powers, privileges, remedies or interests of creditors or debtors generally, (ii) by rules or principles of equity affecting the enforcement of obligations generally, whether at law, in equity or otherwise, (iii) by the exercise of the discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable or other remedies, including, without limitation, specific performance, injunctive relief and indemnification or (iv) insofar as rights to indemnity and/or contribution are concerned, by federal or state securities laws or the public policy underlying such laws. Furthermore, we assume that the Transaction Documents to which the Seller is a party have been duly executed and delivered by the Seller and are the legal, valid and binding obligations of the Seller, enforceable as written against the Seller in accordance with their terms and provisions.
          We call to your attention to the fact that we are counsel admitted to practice in the State of New York, and we do not express any opinion with respect to the applicable laws, or the effect or applicability of the laws, of any jurisdiction other than those of the State of New York, and the federal laws of the United States of America.

Mr. Yungati Hsu
February 11, 1999

               Based upon and subject to the foregoing, we are of the opinion that:
1.	The Company is a corporation validly existing and in good standing under the laws of the State of Florida, and has all requisite power and authority to carry on its business as it is being conducted, and to execute, deliver and perform the Purchase Agreement.

2.	The execution and delivery to the Seller of the Purchase Agreement by the Company, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby have been duly authorized by the Board of Directors of the Company, and no other corporate act or proceeding on the part of the Company is necessary to approve the execution and delivery of this Purchase Agreement, the performance of the Company’s obligations thereunder, or the consummation of the transactions contemplated hereby.

3.	The Purchase Agreement has been duly executed and delivered by the Company and the Purchase Agreement constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms. Neither the execution and delivery by the Company of the Purchase Agreement, nor the consummation of the transactions contemplated thereby, nor the compliance by the Company with any of the provisions thereof will conflict with, or result in the breach of, any provision of the Company’s Certificate of Incorporation and Bylaws, as of the Closing Date.
     This opinion is rendered solely to the Seller in connection with the transactions contemplated by the Purchase Agreement and only the Seller and its legal representatives, successors and assigns are entitled to rely hereon. This opinion may not be used or relied on by the Seller for any other purpose, or by any other Person for any purpose, without our prior written consent.
Very truly yours,
PARKER CHAPIN FLATTAU & KLIMPL, LLP

EXHIBIT I
[LETTERHEAD OF LAGERLOF, SENECAL, BRADLEY,
GOSNEY & KRUSE, LLP]
1.	Seller has full power and legal capacity to execute, deliver and perform the Asset Purchase Agreement and the Seller Documents to which he is a party and to consummate the transactions contemplated hereby.
2.	The Asset Purchase Agreement has been duly executed and delivered by Seller, and the Seller Documents, when executed and delivered by Seller, constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles. None of the execution and delivery by Seller of the Asset Purchase Agreement and the Seller Documents, or the consummation of the transactions contemplated thereby, or compliance by Seller with any of the provisions thereof will (a) conflict with, violate, result in the breach or termination of, or constitute a default under (I) any Laws, (ii) any requirement of any Governmental or Regulatory Authority applicable to Seller or by which the Assets may be bound, or (iii) any Contract, to which Purchaser is a party or by which Purchaser is bound or subject or (b) except as disclosed to Purchaser in the Asset Purchase Agreement, require any filing, declaration or registration with, or permit, consent, approval, waiver, clearance, order or authorization of, or the giving of any notice to, any Governmental or Regulatory Authority or other Person or (c) result in the creation of any Lien (other than any lien in favor of Purchaser) upon any of the Assets.
3.	Except as disclosed to Seller in the Asset Purchase Agreement, no act or event has occurred and is continuing that violates, is in conflict with, results in a breach of or constitutes a default (with or without the giving of notice or the passage of time, or both) under any term or provision of (a) the Asset Purchase Agreement and the Seller Documents or (b) any Contract, to which Seller is a party or by which Seller is bound or subject.
4.	There are no Actions or Proceedings pending or threatened by or against Seller or any affiliate or employee of Seller, or with respect to the Assets (including, without limitation, products liability claims) or the transactions contemplated thereby, at law or in equity or before or by any Governmental Entity or arbitrator, nor is there any reasonable basis for the institution of any such Actions or Proceedings. Except as disclosed to Seller in the Asset Purchase Agreement, there is no pending or threatened Action or Proceeding that seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated by the Asset Purchase Agreement or that questions the validity of the Asset Purchase Agreement, any of the Seller Documents or any action to be taken by Seller in connection with the consummation of the transactions contemplated thereby. Seller is not subject to any Laws or any proposed Laws, which has had or could have a material adverse affect on the Assets or on Purchaser’s ability to manufacture any products from the Ingredients, Patents or Technology.
5.	Except as disclosed to Purchaser in the Asset Purchase Agreement, Seller has operated and is currently conducting all research, development, manufacture, and sales relating to the Assets, and all Ingredients or products resulting from the Ingredients, Patents or Technology have been provided, developed, marketed and sold in compliance with all applicable Laws of Governmental or Regulatory Authorities.
6.	Pursuant to the Asset Purchase Agreement and the Seller Documents, Seller will convey to Purchaser good and marketable title to all of the Assets, free and clear of any and all Liens. The General Assignment is legally adequate to vest in Purchaser all of Seller’s rights, title and interest in, to and under the Assets. The instruments of assignment of the Intellectual Property are in a form suitable for filing with the U.S. Patent and Trademark Office and the equivalent oversees entities to reflect the transfer of the Patents included in the Assets and upon filing of such instruments with the U.S. Patent and Trademark Office and the equivalent oversees entities all of Seller’s rights, title and interest in, to and under the Patents shall vest in Purchaser. Except as disclosed to Purchaser in the Asset Purchase Agreement, none of the Assets is licensed or otherwise not owned by Seller.
7.	Seller possesses all Licenses required to be possessed by him pursuant to all applicable Laws and all such Licenses, as disclosed to Purchaser in the Asset Purchase Agreement, are in full force and effect. Seller is in compliance with all of his Licenses and there is no reasonable basis for the revocation or suspension of any thereof. The Licenses constitute all the Licenses required for Seller’s ownership of the Assets and the research, development, manufacture and marketing of products from the Assets, all of which are transferable and will be transferred to Purchaser at the Closing, and none of which will expire within the twelve-month period following the Closing Date.
8.	The Registrations, as disclosed to Purchaser in the Asset Purchase Agreement, are the only registrations, as of the Closing Date, required by any Governmental or Regulatory Authority to develop, manufacture, market and sell the Ingredients and any products resulting from the Ingredients. Such Registrations are and will be valid, current and held exclusively by Seller as of the Closing Date.
9.	The Asset Purchase Agreement (the “Conrex Agreement”) entered into between Conrex Pharmaceutical Corporation (“Conrex”) and Seller, dated as of December 31, 1998, and all documents entered into thereunder have been duly executed and delivered and constitute legal, valid and binding obligations of each of the parties thereto, enforceable against them in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.

     This opinion may be relied upon by Purchaser, his legal representatives, successors and permitted assignees under the Asset Purchase Agreement.

EXHIBIT J
POWER OF ATTORNEY

STATE OF	)
	:	ss.:
COUNTY OF	)
          KNOW ALL PERSONS BY THESE PRESENT, that on February 11, 1999, Yungtai Hsu (“Hsu”), domiciled at 10725 East Rush Street, South El Monte, CA 91733, hereby nominates, constitutes and appoints Bentley Pharmaceuticals, Inc. (“Bentley”) a Florida corporation, located at Two Urban Centre, Suite 400, 4830 West Kennedy Blvd., Tampa, Florida 33609, his true and lawful attorney-in-fact, with full power of substitution, in the name of Hsu or Bentley, but on behalf of and for the benefit of Bentley to:
          (a) to demand and receive from time to time any and all of the Assets and to make endorsements and give receipts and, releases for and in respect of the same and any part thereof;
          (b) to institute, prosecute, compromise and settle any and all Actions or Proceedings that Bentley may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets; and
          (c) to defend or compromise any or all Actions or Proceedings in respect of any of the Assets.
          The undersigned gives and grants to his attorney-in-fact full power and authority to do, take, and perform all and every act and thing whatsoever requisite, proper, or necessary to be done, in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as Hsu might or could do, with full power of substitution or revocation, hereby ratifying and confirming all that said attorney-in-fact, or its substitute or assignee, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
          The undersigned hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by the undersigned in any manner or for any reason. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement, dated as of February 1, 1999 effective as of December 31, 1998 between Hsu and Bentley.

Yungtai Hsu

STATE OF	)
	:	ss.:
COUNTY OF	)
          BEFORE ME, personally appeared YUNGTAI HSU, who, after being duly sworn, acknowledged before me that he executed the foregoing Power of Attorney for the purposes therein expressed.
          WITNESS my hand and official seal                                         , County of                                          , State of                                         , this ___ day of February 1999.

NOTARY PUBLIC

EXHIBIT K
[LETTERHEAD OF CONREX PHARMACEUTICAL CORPORATION]
VIA REGISTERED MAIL
Drug Master File Staff
Food and Drug Administration
12420 Parklawn Building
5600 Fishers Lane
Rockville Maryland 20852
February 11, 1999
               Re: Drug Master File No. 10260
Dear Sir or Madam:
     We hereby inform you that CONREX PHARMACEUTICAL CORPORATION [if the DMF is not in Conrex’s name, then insert the correct name], with principal executive offices at 300 Kimberton Road, Suite 120, Phoenixville, PA 19460, transfers, as of the date hereof, all right and title to Drug Master File No. 10260 (the “DMF”) to BENTLEY PHARMACEUTICALS, INC. (“Bentley”), with principal executive offices at Two Urban Centre, Suite 400, 4830 West Kennedy Blvd., Tampa, Florida 33609. Dr. Robert M. Stote is the authorized representative of Bentley who will be responsible for the integrity and upkeep of the DMF.
     If you have any questions or comments, please call the undersigned at [telephone number] or Dr. Stote at (813) 281-0961.

Yours sincerely,

Phyllis Hsieh, President

EXHIBIT K
[LETTERHEAD OF BENTLEY PHARMACEUTICALS, INC.]
VIA REGISTERED MAIL
Drug Master File Staff
Food and Drug Administration
12420 Parklawn Building
5600 Fishers Lane
Rockville Maryland 20852
February 11, 1999
               Re: Drug Master File No. 10260
Dear Sir or Madam:
     We refer you to a letter from Conrex Pharmaceutical Corporation, dated as of the date hereof, which letter is attached hereto. Bentley Pharmaceuticals, Inc. (“Bentley”), with principal executive offices at Two Urban Centre, Suite 400, 4830 West Kennedy Blvd., Tampa, Florida 33609, hereby acknowledges acceptance of the ownership of all right and title to the Drug Master File No. 10260 (the “DMF”) and hereby accepts responsibility for the DMF and undertakes to meet the regulatory requirements to keep the DMF current. The undersigned is the authorized representative of Bentley who will be responsible for the integrity and upkeep of the DMF.
     If you have any questions or comments, please call the undersigned at (813) 281-0961.

Yours sincerely,

Robert M. Stote, Chief Science Officer

VOTING AGREEMENT
          VOTING AGREEMENT (this “Agreement”) dated as of February 1, 1999, between Yungtai Hsu (the “Proxy Holder”) and Bentley Pharmaceuticals, Inc. (“Bentley”).
          WHEREAS, concurrently herewith, the Proxy Holder and Phyllis Hsieh (“Hsieh”), the holder of the majority of the shares of Common Stock (all of Hsieh’s shares being referred to as the “Shareholder Shares”) of Conrex Pharmaceutical Corporation (the “Company”), are entering into an Asset Purchase Agreement, dated February 1, 1999, effective as of December 31, 1998 (the “Asset Purchase Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Asset Purchase Agreement);
          WHEREAS, concurrently herewith, the Proxy Holder and Hsieh are entering into a Voting Agreement (the “Voting Agreement”) dated as of February 1, 1999, whereby the Proxy Holder has been granted an irrevocable proxy as attorney-in-fact to vote the Shareholder Shares in accordance with the terms of the Voting Agreement;
          WHEREAS, the Proxy Holder has the right to vote the Shareholder Shares;
          WHEREAS, concurrently herewith, the Proxy Holder and Bentley are entering into an Asset Purchase Agreement, dated as of February 1, 1999, effective as of December 31, 1998 (the “Bentley Agreement”);
          WHEREAS, Bentley, as a condition to its willingness to enter into the Bentley Agreement, has required the Proxy Holder to agree, and the Proxy Holder has agreed, to enter into this Agreement; and
          NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, the parties hereto agree as follows:
ARTICLE I
AGREEMENT TO VOTE AND IRREVOCABLE PROXY
     1.1. Agreement to Vote. The Proxy Holder hereby agrees to (i) attend, in person or by proxy, any meeting where the shareholders of the Company will be asked to approve and adopt the transactions contemplated by the Asset Purchase Agreement, (ii) vote (or cause to be voted) all shares of Common Stock and any other voting securities of the Company that the Proxy Holder owns, hereafter acquires or has the right to vote, at any meeting of shareholders of the Company called for approval and adoption of the transactions contemplated by the Asset Purchase Agreement, such agreement to vote to apply to any adjournment or adjournments of such meeting, and (iii) vote against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Asset Purchase Agreement or that would result in any of the Company’s obligations under the Asset Purchase Agreement not being fulfilled. The Proxy Holder shall not enter into any agreement or understanding with any person or entity before the termination hereof to vote or give instructions after the termination hereof in any manner inconsistent with the preceding sentence.
     1.2. Adjustments to Prevent Dilution, Etc. In the event of a stock dividend or distribution, or any change in the Common Stock of the Company by reason of any stock dividend, splitup, recapitalization, combination, exchange of shares or the like prior to the Closing Date (as defined in the Asset Purchase Agreement), the term “Shareholder Shares” shall be deemed to refer to and include the Shareholder Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shareholder Shares may be changed or exchanged.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE PROXY HOLDER
     The Proxy Holder represents and warrants to Bentley as follows:
     2.1. Voting Power, Etc. The Voting Agreement between the Proxy Holder and Hsieh has been duly and validly executed and delivered by both the Proxy Holder and Hsieh. Pursuant to the Voting Agreement, (i) Hsieh has agreed to vote the Shareholder Shares to approve and adopt the transactions contemplated by the Asset Purchase Agreement and (ii) Hsieh has granted to the Proxy Holder a proxy to vote the Shareholder Shares to approve and adopt the transactions contemplated by the Asset Purchase Agreement. The Shareholder Shares are all of the shares of the capital stock of the Company that the Proxy Holder has the power to vote.
     2.2. Authorization of this Agreement. The Proxy Holder has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Proxy Holder and is a valid and binding obligation of the Proxy Holder enforceable against the Proxy Holder in accordance with its terms.
     2.3. No Violations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor delivery of this Agreement nor compliance by the Proxy Holder with any of the provisions hereof will (x) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Proxy Holder is a party, or by which it or any of his properties or assets is bound or (y) assuming the truth of the representations and warranties of Bentley hereunder and its compliance with all agreements contained herein and assuming the due making of all filings or obtaining of all permits, authorizations, consents and approvals referred to in the preceding sentence, violate any statute, rule, regulation, order, injunction, writ or decree of any public body or authority by which the Proxy Holder or any of his properties or assets is bound excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches or defaults which, either individually or in the aggregate, are not reasonably likely to impair materially the ability of the Proxy Holder to perform his obligations hereunder or to consummate the transactions contemplated hereby.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BENTLEY
     Bentley represents and warrants to the Proxy Holder that:
     3.1. Authorization of this Agreement. Bentley has the requisite capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Bentley and the consummation by Bentley of the transactions contemplated on its part hereby have been duly authorized by all necessary action on the part of Bentley. This Agreement has been duly and validly executed and delivered by Bentley and constitutes a valid and binding agreement of Bentley, enforceable against Bentley in accordance with its terms.
     3.2. No Violations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Bentley with any of the provisions hereof will (x) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Bentley is a party, or by which it or any of its properties or assets is bound or (y) assuming the truth of the representations and warranties of the Proxy Holder hereunder and his compliance with all agreements contained herein and assuming the due making of all filings or obtaining of all permits, authorizations, consents and approvals referred to in the preceding sentence, violate any statute, rule, regulation, order, injunction, writ or decree of any public body or authority by which Bentley or any of its properties or assets is bound excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches or defaults which, either individually or in the aggregate, are not reasonably likely to impair materially the ability of Bentley to perform its obligations hereunder or to consummate the transactions contemplated hereby.
ARTICLE IV
COVENANTS
     4.1. Additional Covenants of the Proxy Holder. The Proxy Holder hereby covenants and agrees that:
          (a) The Proxy Holder will not enter into any transaction, take any action, or by inaction permit any event to occur that would result in any of the representations or warranties of the Proxy Holder herein contained not being true and correct at and as of the time immediately after the occurrence of such transaction, action or event;

          (b) Until the termination of this Agreement, the Proxy Holder will at all times use his best efforts to vote the Shareholder Shares to prevent the Company from taking any action in violation of the Asset Purchase Agreement;
          (c) From and after the date hereof until the termination of this Agreement, other than under the circumstances contemplated by Section 1.1 hereof, the power to vote the Shareholder Shares held by the Proxy Holder will not be sold, transferred, pledged, hypothecated, transferred by gift or otherwise disposed of in any manner whatsoever without notifying Bentley in advance and obtaining and delivering to the Company any evidence that the Company may reasonably request to evidence the transferee’s agreement to be bound by this Agreement; provided, however, that in the event of the Proxy Holder’s death during the term of this Agreement, the power to vote the Shareholder Shares held by the Proxy Holder may be transferred in accordance with the Proxy Holder’s last will and testament or, if none, in accordance with the applicable laws of intestate succession, in either of which cases, the Shareholder Shares shall remain subject in all respects to the terms of this Agreement; and
     (d) The Proxy Holder will execute and deliver any additional documents reasonably necessary or desirable, in the opinion of Bentley’s counsel, to implement and effect the provisions of this Agreement.
ARTICLE V
MISCELLANEOUS
     5.1. Termination. This Agreement shall terminate on the Closing Date under the Asset Purchase Agreement.
     5.2. Assignment. Except as otherwise expressly provided herein, this Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder. Except as otherwise expressly provided herein, this Agreement shall not be assigned by operation of law or otherwise.
     5.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally or by nationally-recognized overnight courier, (ii) mailed by registered or certified mail, return receipt requested, postage prepaid or (iii) transmitted by facsimile, and in each case, addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

(a)	if to the Proxy Holder:

Mr. Yungtai Hsu c/o Pacific Best Incorporated 10725 East Rush Street South El Monte, CA 91733 Facsimile No.: (626) 350-8886

with a copy to:

Lagerlof, Senecal, Bradley, Gosney & Kruse, LLP 301 North Lake Avenue, 10th Floor Pasadena, CA 91101 Attention: Timothy J. Gosney, Esq. Facsimile No.: (626) 793-5900

(b)	if to the Company, to

Bentley Pharmaceuticals, Inc. Two Urban Centre, Suite 400 4890 West Kennedy Blvd. Tampa, Florida 33609 Attention: James R. Murphy Facsimile: (813) 281-8941

with copies to:

Parker Chapin Flattau & Klimpl, LLP 1211 Avenue of the Americas New York, NY 10036 Attention: Mark S. Hirsch, Esq. and Jordan A. Horvath, Esq. Facsimile: (212) 704-6288
Any notice so addressed shall be deemed to be given (x) three business days after being mailed by first-class, registered or certified mail, return receipt requested, postage prepaid and (y) upon delivery, if transmitted by hand delivery, overnight courier or facsimile.
     5.4. Injunctive Relief; Remedies Cumulative. The Proxy Holder, on the one hand, and Bentley, on the other hand, acknowledge that the other party will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of such party that are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies that may be available to the non-breaching party upon the breach by any other party of such covenants and agreements, the non-breaching party shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.
     5.5. Effect of Partial Invalidity. Whenever possible, each provision of this Agreement shall be construed in such a manner as to be effective and valid under applicable law. If any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provisions of this Agreement or the application of such provision to the other party or other circumstances.
     5.6. Governing Law. This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.
     5.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     5.8. Entire Agreement. This Agreement, including the schedules hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and the understandings between the parties with respect to such subject matter.
     5.9. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in effect and shall in no way be affected, impaired or invalidated.
     5.10. Headings. The Article and Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of any provision of this Agreement.
[THE NEXT PAGE IS THE SIGNATURE PAGE]

     IN WITNESS WHEREOF, the Proxy Holder and Bentley have caused this Agreement to be signed, by their respective duly authorized representatives or directly, as of the date first above written.

/s/ Yungtai Hsu
Yungtai Hsu

BENTLEY PHARMACEUTICALS, INC.
By:
James R. Murphy

     IN WITNESS WHEREOF, the Proxy Holder and Bentley have caused this Agreement to be signed, by their respective duly authorized representatives or directly, as of the date first above written.

Yungtai Hsu

BENTLEY PHARMACEUTICALS, INC.
By:	/s/ James R. Murphy
James R. Murphy, Chairman & CEO

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED AND MAY NOT BE TRANSFERRED UNLESS (A) THE STOCKHOLDER WISHING TO TRANSFER SUCH SECURITIES PROVIDES AN OPINION OF COUNSEL REASONABLY CONCURRED IN BY COUNSEL FOR BENTLEY PHARMACEUTICALS, INC. (THE “COMPANY”) STATING THAT THE PROPOSED TRANSFER OF THE COMPANY’S SECURITIES IS EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION PROVISIONS OF ALL APPLICABLE FEDERAL AND STATE LAWS; OR (B) SAID SECURITIES HAVE BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED.
February 11, 1999
BENTLEY PHARMACEUTICALS, INC.
The Transferability of this Warrant is
Restricted as Provided in Article 3
          In partial consideration of the purchase of certain assets under an Asset Purchase Agreement dated February 1, 1999 effective as of December 31, 1998 between Bentley Pharmaceuticals, Inc. and Yungtai Hsu and other good and valuable consideration, the receipt of which is hereby acknowledged by BENTLEY PHARMACEUTICALS, INC., Two Urban Centre, Suite 400, 4890 West Kennedy Boulevard, Tampa, Florida 33609, a Florida corporation (the “Company”), YUNGTAI HSU (the “Holder”) is hereby granted the right to purchase, at the initial exercise price of $1.50 per share, at any time until 5:00 P.M., New York time, on December 31, 2008, Four Hundred Fifty Thousand (450,000) shares of the Company’s common stock, $.02 par value per share (the “Shares”).
          This Warrant initially is exercisable at a price of $1.50 per Share payable in cash or by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Article 6 hereof. Upon surrender of this Warrant, with the annexed Subscription Form duly executed, together with payment of the Purchase Price (as hereinafter defined) for the Shares purchased, at the offices of the Company, the registered holder of this Warrant (the “Holder”) shall be entitled to receive a certificate or certificates for the Shares so purchased.
          THIS WARRANT MAY NOT BE EXERCISED AND THE SHARES MAY NOT BE ISSUED UNTIL A LISTING APPLICATION RELATING TO THE SHARES HAS BEEN APPROVED BY ALL SECURITIES EXCHANGES ON WHICH THE SHARES OF THE COMPANY’S COMMON STOCK MAY THEN BE LISTED AND/OR QUOTED.

1.	Exercise of Warrant.
          The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional Shares underlying this Warrant), during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the Shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the Shares purchasable hereunder.
2.	Issuance of Certificates.
          Upon the exercise of this Warrant, the issuance of certificates for Shares underlying this Warrant shall be made forthwith (and in any event within five business days thereafter) without charge to the Holder hereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Articles 3 hereof) be issued in the name of, or in such names as may be directed by, the Holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The certificates representing the Shares underlying this Warrant shall be executed on behalf of the Company by the manual or facsimile signature of one of the present or any future Chairman or President of the Company and any present or future Vice President or Secretary of the Company.
3.	Restriction on Transfer of Warrant.
          The Holder of this Warrant, by its acceptance hereof, covenants and agrees that this Warrant is being acquired as an investment and not with a view to the distribution hereof, and that it may not be exercised, sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part except as provided in Section 13 below or unless in the opinion of counsel concurred in by the Company’s counsel such transfer is in compliance with all applicable securities laws.
4.	Price.
     (a) Initial and Adjusted Purchase Price. The initial purchase price shall be $1.50 per Share. The adjusted purchase price shall be the price which shall result from time to time from any and all adjustments of the initial purchase price in accordance with the provisions of Article 5 hereof.
     (b) Purchase Price. The term “Purchase Price” herein shall mean the initial purchase price or the adjusted purchase price, depending upon the context.

5.	Adjustments of Purchase Price and Number of Shares.
     (a) Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding Shares, the Purchase Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.
     (b) Adjustment in Number of Shares. Upon each adjustment of the Purchase Price pursuant to the provisions of this Article 5, the number of Shares issuable upon the exercise of this Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Purchase Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.
     (c) Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding Shares (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Shares, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder of this Warrant shall thereafter have the right to purchase upon the exercise of this Warrant the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the Shares underlying this Warrant immediately prior to any such events at the Purchase Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised this Warrant.
6.	Exchange and Replacement of Warrant.
          This Warrant is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company for a new Warrant of like tenor and date representing in the aggregate the right to purchase the same number of Shares as are purchasable hereunder in such denominations as shall be designated by the Holder hereof at the time of such surrender.
          Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

7.	Elimination of Fractional Interests.
          The Company shall not be required to issue certificates representing fractions of Shares on the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated pursuant to Section 5(b).
8.	Reservation and Listing of Securities.
          The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon the exercise of this Warrant, such number of Shares as shall be issuable upon the exercise hereof and thereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Purchase Price therefor, all Shares issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable. As long as this Warrant shall be outstanding, the Company shall use its reasonable best efforts to cause all Shares issuable upon the exercise of this Warrant to be listed (subject to official notice of issuance) on all securities exchanges on which the Shares of the Company’s Common Stock may then be listed and/or quoted.
9.	Repurchase at Option of Holder.
     (a) If on December 31, 2000 (the “Repurchase Date”), the Market Price (as defined herein) does not equal or exceed 150 % of the Purchase Price, the Holder shall have the right (the “Put Right”) to require the Company to purchase all or a portion of this Warrant relating to that number of Shares which the Holder is relinquishing its right to purchase (the “Relinquished Shares”), for a price equal to $0.50 (fifty cents) multiplied by the number of Relinquished Shares. The Put Right must be exercised by a written notice from the Holder to the Company within ten (10) days of the Repurchase Date and the Company shall pay to the Holder the amounts owing hereunder within ten (10) days of receipt of such notice, this Warrant and such other documentation as the Company may reasonably require.
     (b) The Put Right shall not be exercisable by the Holder if, during any twenty consecutive trading days between the issuance of this Warrant and the Repurchase Date, the Market Price shall be equal to or greater than $3.00 per share.
     (c) The “Market Price” per share on any date shall be deemed to be the daily closing price per share. The closing price per Share for each day shall be the last reported sales price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the American Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the American Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if it is not listed or admitted to trading on any national securities exchange or no such quotations are available, the last reported sale price, or if not so reported, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose, or, if no such quotations are available, the fair market value as determined in good faith in the exercise of their reasonable business judgment by the Board of Directors of the Company.
10.	Repurchase at Option of the Company
          This Warrant may be redeemed at the option of the Company at any time, at a redemption price of $0.05 per Share for which the Warrant is exercisable, provided the Market Price for the Shares for any twenty (20) consecutive trading days after the issuance of this Warrant shall be equal to or greater than $5.00 per share. Notice of redemption shall be given in writing to the Holder not less than ten days before the date fixed for redemption. On and after the date fixed for redemption, the Holder shall have no rights with respect to this Warrant except to receive the $0.05 per Share upon surrender of the Warrant.
11.	Notices.
          All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Warrant shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender’s telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day, (c) one Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid) or (d) seven Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent:
     (a) if to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company; or
     (b) if to the Company, to the address set forth on the first page of this Warrant or to such other address as the Company may designate by notice to the Holder.
12.	Amendments.
          The terms, provisions and conditions of this Warrant may not be changed, modified or amended in any manner except by an instrument in writing duly executed by both parties hereto.
13.	Binding Effect: Assignment.
          (a) This Warrant is not assignable or transferable without the written consent of the Company, except by operation of law or as provided in (b) below.
          (b) This Warrant shall not be transferable by Holder other than to a “Permitted Transferee” (as defined below); provided, that any Permitted Transferee shall be absolutely prohibited from transferring all or any portion of this Warrant other than to Holder or another

Permitted Transferee of Holder; and provided further, that if Holder dies or becomes incapacitated, this Warrant may be exercised by Holder’s estate, legal representative or beneficiary, as the case may be, subject to all other terms and conditions contained in this Warrant.
          (c) For purposes of this Warrant, Permitted Transferees shall include only the members of the Holder’s “immediate family” (which shall be limited to Holder’s spouse, children, and parents), and to trusts for such person’s own benefit and/or for the benefit of members of Holder’s immediate family; provided, that such Permitted Transferees must agree in writing to be bound by all of the terms of this Warrant to the same extent as Holder hereunder, in form acceptable to counsel to the Company, including but not limited to restrictions on the exercise of this Warrant and on transfers of the Shares, as the case may be, following exercise of this Warrant, such that any Shares so acquired shall be held subject to the terms of this Warrant.
14.	Governing Law.
          This Warrant shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York without regard to principles of choice of law or conflict of laws.
15.	Arbitration of Disputes
          (a) If any controversy or dispute arises under, out of or in relation to any of the provisions hereof, such controversy or dispute shall be submitted for arbitration in New York, New York before a panel of three arbitrators, one of which shall be selected by the party initiating such arbitration, one of which shall be selected by the other party and the third of which (the “Third Arbitrator”) shall be selected by the two arbitrators so selected; provided, however, that in the event that such other arbitrators shall not agree on the selection of the Third Arbitrator, the Third Arbitrator shall be selected by the American Arbitration Association located in New York, New York. Any dispute or controversy submitted to arbitration in accordance with the provisions of this Section 12.10 shall be determined by such arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association then existing.
          (b) The arbitrators may award any relief which they shall deem proper in the circumstances, without regard to the relief which would otherwise be available to any party in a court of law or equity including, without limitation, an award of money damages, specific performance, injunctive relief and/or declaratory relief, however, such an award may not include punitive damages. The award and findings of the arbitrators shall be conclusive and binding upon all of the parties hereto, whether or not all parties hereto participate in the arbitration proceeding, and judgment upon the award may be entered in any court of competent jurisdiction upon the application of any party. The parties hereby agree that such courts of competent jurisdiction shall include, but not be limited to, the courts located in any jurisdiction in which the party against whom such judgment is being enforced maintains any assets.

          (c) The prevailing party in the arbitration proceeding shall be entitled to recover from the other party its reasonable attorneys’ fees, costs and expenses incurred in the proceeding and in any subsequent action to enforce or collect upon the decision rendered in the arbitration proceeding.
          (d) Notwithstanding the foregoing, the parties reserve the right to seek and obtain injunctive relief, whether in the form of a temporary restraining order, preliminary injunction, injunction to enforce an arbitration award, or other order of similar import, from the federal and state courts located in New York, New York prior to, during, or after commencement or prosecution or arbitration proceedings of the final decision and award of the arbitrators; provided, however, that such preliminary injunctive relief shall be subject to final arbitral decisions.
          (e) Each party hereby consents and agrees that the federal and state courts located in New York, New York each shall have exclusive personal jurisdiction and proper venue with respect to any such action seeking injunctive or similar relief hereunder. In any dispute between the parties, neither party will raise, and each party hereby expressly waives, any objection or defense to any such court as an inconvenient forum. Each party hereby waives personal service of any summons, complaint or other process, which may be delivered by any of the means permitted for notices under Section 11 hereof.
16.	Descriptive Headings.
          The descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
          WITNESS the seal of the Company and the signature of its duly authorized officers.

BENTLEY PHARMACEUTICALS, INC.
[SEAL]	By:	/s/ James R. Murphy
James R. Murphy
Chairman and Chief Executive Officer

Attest:
/s/ Michael D. Price
Michael D. Price, Secretary

SUBSCRIPTION FORM
(To be Executed by the Registered Holder
in order to Exercise the Warrant)
          The undersigned hereby irrevocably elects to exercise the right to purchase Shares by this Warrant according to the conditions hereof and herewith makes payment of the Purchase Price of such Shares in full.

Dated: , .	Signature Address Social Security Number or Taxpayer’s Identification Number

ASSUMPTION AGREEMENT
          THIS ASSUMPTION AGREEMENT is made and entered into as of December 31, 1998 between YUNGTAI HSU, in his personal capacity (“Seller”) and BENTLEY PHARMACEUTICALS, INC., a Florida corporation (“Purchaser”).
          WHEREAS, Purchaser and Seller have entered into an Asset Purchase Agreement, dated February 1, 1999 effective as of December 31, 1998 (the “Asset Purchase Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement), pursuant to which Seller has agreed to sell, transfer, assign, convey and deliver the Assets to Purchaser and Purchaser has agreed to purchase the Assets from Seller, and Purchaser has agreed, in partial consideration therefor, to assume the Assumed Liabilities;
          WHEREAS, pursuant to Section 2.05(b)(iv) of the Asset Purchase Agreement, Purchaser is required to execute and deliver to Seller this Agreement whereby Purchaser assumes the Assumed Liabilities;
          NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Purchaser hereby undertakes and agrees from and after the date hereof, subject to the limitations contained herein and in the Asset Purchase Agreement, to assume and pay, perform, discharge and be responsible for the Assumed Liabilities.
          Nothing contained herein shall require Purchaser to pay or discharge any of the Assumed Liabilities so long as Purchaser shall in good faith contest or cause to be contested the amount or validity thereof.
          Other than as specifically stated above or in the Asset Purchase Agreement, Purchaser assumes no debt, liability or obligation of Seller by this Agreement, including without limitation the Retained Liabilities, which includes but is not limited to Conrex Pharmaceutical Corporation and/or Seller’s liabilities to Virna Pharmaceuticals, Inc. or with respect to and arising out of an agreement between Conrex Pharmaceutical Corporation and Virna Pharmaceuticals, Inc., effective as of December 1, 1990, as further amended, and it is expressly understood and agreed that all debts, liabilities and obligations not assumed hereby by Purchaser shall remain the sole obligation of Seller, its successors and permitted assigns.
          Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any Person other than Seller, its successors and permitted assigns any rights,

remedies or claims under or by reason of this Agreement, or any term, covenant or condition hereof, with respect to any liability not expressly included in the Assumed Liabilities.
          This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
          This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this Agreement in order for this Agreement to be effective in any respect, then the laws of such other jurisdiction shall govern this Agreement to such extent.
          IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement on February 11, 1999.

/s/ Yungtai Hsu
Yungtai Hsu, in his personal capacity

BENTLEY PHARMACEUTICALS, INC.
By:
James R. Murphy, Chairman, President
and Chief Executive Officer

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remedies or claims under or by reason of this Agreement, or any term, covenant or condition hereof, with respect to any liability not expressly included in the Assumed Liabilities.
          This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
          This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this Agreement in order for this Agreement to be effective in any respect, then the laws of such other jurisdiction shall govern this Agreement to such extent.
          IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement on February 11, 1999.

Yungtai Hsu, in his personal capacity

BENTLEY PHARMACEUTICALS, INC.
By:	/s/ James R. Murphy
James R. Murphy, Chairman, President
and Chief Executive Officer

3

GENERAL ASSIGNMENT AND BILL OF SALE
          THIS ASSIGNMENT AND BILL OF SALE is made and entered into as of December 31, 1998 between YUNGTAI HSU, in his personal capacity (“Seller”) and BENTLEY PHARMACEUTICALS, INC., a Florida corporation (“Purchaser”).
          WHEREAS, Purchaser and Seller have entered into an Asset Purchase Agreement, dated February 1, 1999 effective as of December 31, 1998 (the “Asset Purchase Agreement”; capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement), pursuant to which Seller has agreed to sell, transfer, assign, convey and deliver the Assets to Purchaser and Purchaser has agreed to purchase the Assets from Seller, and Purchaser has agreed, in partial consideration therefor, to assume the Assumed Liabilities in connection therewith by executing an Assumption Agreement dated as of the date hereof;
          WHEREAS, pursuant to Section 2.01 of the Asset Purchase Agreement, Seller desires to sell, transfer, assign, convey and deliver all of Seller’s right, title and interest in and to the Assets, free and clear of any and all Liens, to Purchaser and Purchaser desires to accept the sale, transfer, assignment, conveyance and delivery thereof;
          NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller hereby irrevocably sells, transfers, assigns, conveys and delivers to Purchaser free and clear of any and all Liens, all of Seller’s right, title and interest, in and to the Assets, as the same shall exist on the date hereof, TO HAVE AND TO HOLD the Assets unto Purchaser, his successors and assigns, to and for their own use and benefit forever.
          Purchaser hereby accepts the sale, transfer, conveyance, assignment and delivery of the Assets.
          Seller represents, warrants, covenants and agrees that he: (a) has good and marketable title to all of the Assets, free and clear of any and all Liens; and (b) will warrant and defend the sale of the Assets against every Person whomsoever claiming against any or all of the Assets, subject to the terms and provisions of the Asset Purchase Agreement.
          At any time or from time to time after the date hereof, at Purchaser’s request and without further consideration, Seller shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser’s title to, all of the

4

Assets, and, to the fullest extent permitted by Law, to put Purchaser in actual possession and operating control of the Assets and to assist Purchaser in exercising all rights with respect thereto, including but not limited to, filings with any regulatory agencies to be made by Seller alone, or by Seller and Purchaser jointly.
          This General Assignment and Bill of Sale may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
          This General Assignment and Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this General Assignment and Bill of Sale in order for this General Assignment and Bill of Sale to be effective in any respect, then the laws of such other jurisdiction shall govern this General Assignment and Bill of Sale to such extent.
          IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this General Assignment and Bill of Sale on February 11, 1999.

/s/ Yungtai Hsu
Yungtai Hsu, in his personal capacity

BENTLEY PHARMACEUTICALS, INC.
By:	/s/ James R. Murphy
James R. Murphy, Chairman, President and
Chief Executive Officer

SUBSCRIPTION AGREEMENT

BENTLEY PHARMACEUTICALS, INC.

Bentley Pharmaceuticals, Inc.
Two Urban Centre, Suite 400
4890 West Kennedy Blvd.
Tampa, Florida 33609
February 11, 1999
Dear Sir or Madam:
          Upon the terms and subject to the conditions of an Asset Purchase Agreement, dated February 1, 1999 effective as of December 31, 1998 (the “Asset Purchase Agreement”), between Bentley Pharmaceuticals, Inc. (the “Company”) and Yungtai Hsu (“Hsu”), in which Hsu agreed to sell certain of his assets to the Company, Hsu has agreed to accept as part of the Purchase Price (as defined in the Asset Purchase Agreement) (a) 225,807 shares (the “Shares”) of common stock, $0.02 par value per share (the “Common Stock”) of the Company, and (b) a warrant to purchase 450,000 shares of Common Stock (the “Warrant”, collectively the Shares and the Warrant, the “Securities”). Therefore, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hsu hereby agrees to:
          1. Subscription. Hsu hereby applies to subscribe for the Securities. Once this Agreement is executed by both Hsu and the Company, it is intended to create a binding agreement between Hsu and the Company with respect to the terms and conditions described below.
          2. Representations and Warranties of Hsu. Hsu acknowledges, represents, warrants and agrees as follows:
                    (a) Authorization. Hsu has full power and legal capacity to execute and deliver this Agreement. This Agreement has been duly executed and delivered by Hsu and, assuming the execution and delivery hereof and thereof by the Company, will constitute the legal, valid and binding obligations of Hsu, enforceable against Hsu in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and the availability of equitable remedies.

               (b) Accredited Investor. Hsu is an accredited investor (as defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Act”). Hsu has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting his interests in connection with this transaction. Hsu recognizes that his investment in the Company involves certain risks which are set forth in the Company’s Registration Statement on Form S-3 (SEC File No. 333-28593, the “Registration Statement”) declared effective by the Securities and Exchange Commission on June 10, 1997 and any amendments thereto.
               (c) Due Diligence. Hsu has received a copy of such documents as requested by him, has carefully reviewed such documents, has had the opportunity to obtain any additional information necessary to verify the accuracy of the information contained in such documents and has been given the opportunity to meet with representatives of the Company and to have them answer any questions and provide any additional information regarding the terms and conditions of this particular investment deemed relevant by Hsu, and all such questions have been answered and requested information provided to Hsu’s full satisfaction. Among the documents received and reviewed by Hsu are: (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 1997; (ii) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 (such documents are collectively referred to in this Agreement as the “Exchange Act Reports”); (iii) the Registration Statement and (iv) a Registration Rights Agreement between the Company and Hsu with respect to the Shares, dated as of the date hereof (the “Registration Rights Agreement.”) In making his decision to accept the Securities as part of the Purchase Price, Hsu has relied solely upon his review of the documents referred to above and this Agreement and independent investigations made by him or his representatives.
               (d) No Legal Advice from the Company. Hsu acknowledges that he has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his own legal counsel and tax advisors. Except for any statements or representations of the Company made in this Agreement, in the Exchange Act Reports and in the Registration Rights Agreement, Hsu is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representative or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.
               (e) Not an Affiliate. Hsu is not an officer, director or “affiliate” (as that term is defined in Rule 405 of the Act) of the Company.
               (f) Reliance on Representations and Warranties. Hsu understands that the Securities are being offered and sold to him in reliance on specific provisions of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Hsu set forth in this Agreement in order to determine the applicability of such provisions.
               (g) No Registration. Hsu understands that the sale of the Securities has not been registered under the Act, in reliance upon an exemption therefrom by virtue of Section 4(2) and Regulation D promulgated under the Act. Hsu understands that the Securities must be held indefinitely and may not be offered, transferred, resold, pledged, hypothecated or otherwise disposed of until the sale or other transfer thereof is registered under the Act, pursuant to the terms and conditions of the Registration Rights Agreement or unless an exemption from such registration is available at that time. Hsu is aware that he will be required to bear the financial risks of this investment for an indefinite period of time unless transferred in accordance with the above. Hsu covenants that he will not knowingly make any sale, transfer or other disposition of the Securities or any interest therein in violation of the Act, the Exchange Act of 1934, as amended, or the rules and regulations promulgated under either of said Acts.
               (h) Investment Intent. Hsu is acquiring the Securities solely for his own account as principal and not with a view to the distribution thereof to or for the benefit or account of any other person, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities. Hsu understands and agrees that he must bear the economic risk of his investment in the Securities for an indefinite period of time. Hsu will not take any short position in the Securities and not otherwise engage in any hedging transactions such as option writing, equity swaps or other types of derivative transactions with respect to the Securities.
               (i) Additional Transfer Restrictions. Hsu understands and agrees that, in addition to the restrictions set forth in this Agreement, the following restrictions and limitations are applicable to his purchase and any resales, pledges, hypothecations or other transfers of the Securities:
                    (i) The following legend reflecting all applicable restrictions will be placed on any certificate(s) or other document(s) evidencing the Securities and Hsu must comply with the terms and conditions set forth in such legends prior to any resales, pledges, hypothecations or other transfers of the Securities:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, SOLD, HYPOTHECATED, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE

ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.
                    (ii) Stop transfer instructions have been or will be placed on any certificates or other documents evidencing the Securities so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the provisions hereof.
               (j) Termination of Restrictions. The restrictions described in Section 2 hereof upon the transferability of the Securities shall cease and terminate as to any particular Securities (i) when, in the opinion of Parker Chapin Flattau & Klimpl, LLP or other counsel reasonably acceptable to the Company, such restrictions are no longer required in order to assure compliance with the Act or (ii) when, in the opinion of Parker Chapin Flattau & Klimpl, LLP or other counsel reasonably acceptable to the Company, such Securities shall have been registered under the Act or transferred in reliance upon the exemption afforded by Section 4(1) of the Act by virtue of Rule 144.
               (k) Indemnification. Hsu shall indemnify and hold harmless the Company and each officer, director or control person of any such entity, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from (i) any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by Hsu to the Company, (or its officers, directors, employees, agents or representatives), or omitted or alleged to have been omitted by Hsu, concerning Hsu, or Hsu’s authority to invest or financial position in connection with the offering or sale of the Securities, or (ii) any breach of warranty or failure to comply with any covenant contained in this Agreement, including, without limitation, any such misrepresentation, misstatement or omission, or breach of any warranty or covenant, contained herein or any other document submitted by Hsu, against losses, liabilities and expenses for which the Company, or its officers, directors or control persons has not otherwise been reimbursed (including attorneys’ fees, judgments, fines and amounts paid in settlement in matters settled in accordance with the provision of the following paragraph) incurred by the Company, or such officer, director or control person in connection with such action, suit or proceeding; provided, however, that Hsu will not be liable in any such case for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have found in a final judgment to have arisen primarily from the gross negligence or willful misconduct of the Company or the party claiming a right to indemnification.

               In case any proceeding shall be instituted involving any person with respect to whom indemnity may be sought, such person (the “Indemnified Party”) shall promptly notify Hsu, and Hsu, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others Hsu may designate in such proceedings and shall pay as incurred the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel at its own expense, except that Hsu shall pay as incurred the fees and expenses of counsel retained by the Indemnified Party in the event that (i) Hsu and the Indemnified Party shall have mutually agreed to the retention of such counsel or, (ii) the named parties to any such proceeding (including any impleaded parties) include both Hsu and the Indemnified Party and representation of both parties by the same counsel would be inappropriate, in the reasonable opinion of the Indemnified Party, due to actual or potential differing interests between them. Hsu shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Hsu agrees to indemnify the Indemnified Party to the extent set forth in this Agreement.
               In the event a claim for indemnification as described herein is determined to be unenforceable by a final judgment of a court of competent jurisdiction, then Hsu shall contribute to the aggregate losses, claims, damages or liabilities to which the Company or its officers, directors, agents, employees or controlling persons may be subject in such amount as is appropriate to reflect the relative benefits received by each of the undersigned and the party seeking contribution on the one hand and the relative faults of Hsu and the party seeking contribution on the other, as well as any relevant equitable considerations.
               The provisions of this Agreement relating to indemnification and contribution shall survive termination of this Agreement and shall be binding upon any successors or assigns of Hsu.
          3. Representations and Warranties of the Company. The Company acknowledges, represents, warrants and agrees as follows:
               (a) Organization and Authorization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. The Company is not in default or violation of any material term or provision of its Articles of Incorporation or Bylaws nor will the consummation of the transactions contemplated by this Agreement cause any such default or violation. The Company has all requisite corporate power and authority to enter into this Agreement, to sell the Securities hereunder and to carry out and perform its obligations under the terms of this Agreement subject to the above. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms.
               (b) Capitalization. The authorized capital stock of the Company consists of 35,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, par value $.02 per share. Upon issuance of the Securities pursuant to the terms of this Agreement and payment therefor pursuant to the terms of an Asset Purchase Agreement between Hsu and the Company, the Shares will be duly authorized, validly issued, fully paid and nonassessable and the Warrant will be duly authorized and validly issued. Upon issuance, the Shares will not be subject to any preemptive or other preferential rights or similar statutory or contractual rights.
          The Closing shall take place as soon as practicable after (i) due execution by Hsu and acceptance by the Company of this Subscription Agreement and (ii) the closings as contemplated by the Asset Purchase Agreement and the Asset Purchase Agreement between Hsu and Conrex Pharmaceutical Corporation.
          4. Miscellaneous.
               (a) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender’s telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day (“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close), (c) one Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid) or (d) seven Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to Hsu and to the Company at the addresses indicated below.
          If to Hsu, to:
          Yungtai Hsu
          10725 East Rush Street
          South El Monte, CA 91733
          Facsimile No.: (626) 350-8886
          With a copy (which shall not constitute notice) to:
          Lagerlof, Senecal, Bradley, Gosney & Kruse, LLP
          301 North Lake Avenue, 10th Floor
           Pasadena, CA 91101
          Attention: Timothy J. Gosney
          Facsimile No.: (626) 793-5900

          If to the Company, to:
          Bentley Pharmaceuticals, Inc.
          Two Urban Centre, Suite 400
          4890 West Kennedy Blvd.
          Tampa, Florida 33609
          Attention: James R. Murphy
          Facsimile No.: (813) 282-8941
          With a copy (which shall not constitute notice) to:
          Parker Chapin Flattau & Klimpl, LLP
          1211 Avenue of the Americas
           New York, New York 10036
           Attention: Mark S. Hirsch
                            Jordan A. Horvath
          Facsimile No.: (212) 704-6288
               (b) Assignment: Benefit. This Agreement may not be assigned by Hsu without the prior written consent of the Company and any assignment without such consent shall be void. This Agreement may be assigned by the Company to any person or entity which purchases all or substantially all of the stock or assets of the Company or is the successor to the Company by merger or consolidation. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Company and of Hsu.
               (c) Severability. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.
               (d) Amendments. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.
               (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
               (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this

Agreement in order for this Agreement to be effective in any respect, then the laws of such other jurisdiction shall govern this Agreement to such extent.
               (g) Arbitration of Disputes
                    (i) If any controversy or dispute arises under, out of or in relation to any of the provisions hereof, such controversy or dispute shall be submitted for arbitration in New York, New York before a panel of three arbitrators, one of which shall be selected by the party initiating such arbitration, one of which shall be selected by the other party and the third of which (the “Third Arbitrator”) shall be selected by the two arbitrators so selected; provided, however, that in the event that such other arbitrators shall not agree on the selection of the Third Arbitrator, the Third Arbitrator shall be selected by the American Arbitration Association located in New York, New York. Any dispute or controversy submitted to arbitration in accordance with the provisions of this Section shall be determined by such arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association then existing.
                    (ii) The arbitrators may award any relief which they shall deem proper in the circumstances, without regard to the relief which would otherwise be available to any party in a court of law or equity including, without limitation, an award of money damages, specific performance, injunctive relief and/or declaratory relief, however, such an award may not include punitive damages. The award and findings of the arbitrators shall be conclusive and binding upon all of the parties hereto, whether or not all parties hereto participate in the arbitration proceeding, and judgment upon the award may be entered in any court of competent jurisdiction upon the application of any party. The parties hereby agree that such courts of competent jurisdiction shall include, but not be limited to, the courts located in any jurisdiction in which the party against whom such judgment is being enforced maintains any assets.
                    (iii) The prevailing party in the arbitration proceeding shall be entitled to recover from the other party its reasonable attorneys’ fees, costs and expenses incurred in the proceeding and in any subsequent action to enforce or collect upon the decision rendered in the arbitration proceeding.
                    (iv) Notwithstanding the foregoing, the parties reserve the right to seek and obtain injunctive relief, whether in the form of a temporary restraining order, preliminary injunction, injunction to enforce an arbitration award, or other order of similar import, from the federal and state courts located in New York, New York prior to, during, or after commencement or prosecution or arbitration proceedings of the final decision and award of the arbitrators; provided, however, that such preliminary injunctive relief shall be subject to final arbitral decisions.
                    (v) Each party hereby consents and agrees that the federal and state courts located in New York, New York each shall have exclusive personal jurisdiction and proper venue with respect to any such action seeking injunctive or similar relief hereunder. In any dispute between the parties, neither party will raise, and each party hereby expressly waives, any objection or defense to any such court as an inconvenient forum. Each party hereby waives personal service of any summons, complaint or other process, which may be delivered by any of the means permitted for notices under Section 6(a) hereof.
               (h) Entire Agreement. This Agreement constitutes the entire agreement between Hsu and the Company with respect to the subject matter hereof.

/s/ Yungtai Hsu
Yungtai Hsu, in his personal capacity

ACCEPTED AND AGREED: BENTLEY PHARMACEUTICALS, INC.
By:
James R. Murphy, Chairman, President
and Chief Executive Officer

hereunder. In any dispute between the parties, neither party will raise, and each party hereby expressly waives, any objection or defense to any such court as an inconvenient forum. Each party hereby waives personal service of any summons, complaint or other process, which may be delivered by any of the means permitted for notices under Section 6(a) hereof.
               (h) Entire Agreement. This Agreement constitutes the entire agreement between Hsu and the Company with respect to the subject matter hereof.

Yungtai Hsu, in his personal capacity

ACCEPTED AND AGREED: BENTLEY PHARMACEUTICALS, INC.
By:	James R. Murphy
James R. Murphy, Chairman, President
and Chief Executive Officer

REGISTRATION RIGHTS AGREEMENT
          THIS REGISTRATION RIGHTS AGREEMENT, is made and entered into as of February 11, 1999 between BENTLEY PHARMACEUTICALS, INC., a Florida corporation (the “Company”) and Yungtai Hsu (“Hsu”).
          WHEREAS, upon the terms and subject to the conditions of an Asset Purchase Agreement, dated February 1, 1999, effective as of December 31, 1998 (the “Asset Purchase Agreement”), between the Company and Hsu, in which Hsu agreed to sell certain of his assets to the Company, Hsu has agreed to accept 225,807 shares (the “Shares”) of common stock, $0.02 par value per share (the “Common Stock”) of the Company as part of the Purchase Price (as defined in the Asset Purchase Agreement);
          WHEREAS, to induce Hsu to accept the Shares as part of the Purchase Price, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Act”), with respect to the Shares;
          WHEREAS, as of the date hereof, Hsu and the Company entered into a Subscription Agreement with respect to the Shares (the “Subscription Agreement”);
          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Hsu hereby agree as follows:
          1. Definitions.
          (a) As used in this Agreement, the following terms shall have the following meanings:
          (i) “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Act and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).
          (ii) “Registrable Securities” means the Shares.
          (iii) “Registration Statement” means a registration statement of the Company under the Act, including any amendments or supplements thereto and prospectuses contained therein.

          (iv) “Stockholder” means Hsu and any permitted transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.
          (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Asset Purchase Agreement.
          2. Restrictions on Transfer.
          (a) The Stockholder acknowledges and understands that prior to the registration of the Shares as provided herein, the Shares are “restricted securities” as defined in Rule 144 promulgated under the Act (“Rule 144”). The Stockholder understands that the Shares may not be offered, transferred, resold, pledged, hypothecated or otherwise disposed of in the absence of (i) an opinion of Parker Chapin Flattau & Klimpl, LLP or other counsel reasonably acceptable to the Company that such transfer may be made without registration under the Act or (ii) an opinion of Parker Chapin Flattau & Klimpl, LLP or other counsel reasonably acceptable to the Company that the Shares have been Registered.
          (b) The Stockholder acknowledges that the Company has issued the Shares to the Stockholder pursuant to an exemption from registration under the Act. Stockholder represents that (i) he has acquired the Shares for investment and without any view toward distribution of any of Registrable Securities to any other person, (ii) he will not sell or otherwise dispose of the Shares except in compliance with the registration requirements or exemption provisions under the Act and (iii) before any sale or other disposition of any of the Shares other than in a sale registered under the Act or pursuant to Rule 144 or 144A (or any similar provisions then in force) under the Act (unless the Company shall have been advised by counsel that the sale does not meet the requirements of Rule 144 or Rule 144A, as the case may be, for such sale), he will deliver to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is unnecessary.
          (c) Each instrument or certificate evidencing or representing the Shares, and any certificate issued in exchange therefor or transfer thereof, shall bear legends substantially in the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, SOLD, HYPOTHECATED, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT

REGISTRATION IS NOT REQUIRED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.
          3. Registration.
          (a) If at any time or from time to time following the date hereof, the Company shall determine to register any distribution of its securities with the SEC, either for its own account or the account of a security holder or holders, in a registration statement covering the sale of shares of Common Stock to the general public pursuant to a public offering in compliance with the Act (except with respect to any registration filed on Form S-4 or such other form which does not include substantially the same information as would be included in a registration statement covering the sale of shares of Common Stock to the general public), the Company will: (i) give to Stockholder written notice thereof at least 30 days before the initial filing of such registration statement; and (ii) include in such registration (and any related qualification under blue sky laws) and in any underwriting involved therein, all the Shares, specified in a written request, made within 30 days after receipt of such written notice from the Company, by the Stockholder, except as set forth in subparagraphs (b) or below. Notwithstanding the foregoing, the Stockholder shall not have registration rights with respect to a particular registration statement in the event that any investor or lender for whom the registration statement is filed objects to the inclusion of other shares of Common Stock, including the Shares, in such registration statement.
          (b) If the distribution is to be underwritten, the right of the Stockholder to registration pursuant to this Section shall be conditioned upon Stockholder’s participation in the underwriting and the inclusion of the Shares and securities underlying the Shares, as the case may be, in the underwriting to the extent provided herein. Notwithstanding any other provision of this Section, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, and such determination is made by such underwriter in writing, then the underwriter may limit the number of the Stockholder’s Shares to be included in the registration and underwriting, or may exclude the Shares from such underwriting.
          4. Obligations of the Company. In connection with a registration of the Registrable Securities under Section 3 hereof, the Company shall do each of the following:
          (a) Prepare and file with the SEC, a Registration Statement with respect to the Registrable Securities, and thereafter use its best efforts to cause each Registration Statement relating to the Registrable Securities to become effective on or before 120 days from the filing of such Registration Statement with the SEC, and keep the Registration Statement effective at all times until the earliest (the “Registration Period”) of (i) the date that is three years after the Closing Date; (ii) the date when the Stockholder may sell all Registrable Securities under Rule 144 or (iii) the date the Stockholder no longer owns any of the Registrable Securities, which Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

          (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;
          (c) The Company shall permit a single firm of counsel designated by the Stockholder to review the Registration Statement a reasonable period of time prior to the Company’s filing of the Registration Statement with the SEC;
          (d) Furnish to the Stockholder (i) promptly after the Registration Statement is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement, each prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, and all amendments and supplements thereto and such other documents, as the Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Stockholder;
          (e) As promptly as practicable after becoming aware of such event, the Company shall notify the Stockholder of (i) the issuance by the SEC of a stop order suspending the effectiveness of the Registration Statement, (ii) the happening of any event of which the Company has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Registration Statement, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Stockholder as hemad reasonably request; provided that, for not more than twenty days (or a total of not more than forty days in any twelve month period, the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Registration Statement updating) the disclosure of which at the time is not, in the good faith opinion of the Company, the best interests of the Company and in the opinion of counsel to the Company (an “Allowed Delay”); provided, further, that the Company shall promptly (i) notify the Stockholder in writing of the existence of material nonpublic information giving rise to an Allowed Delay and (ii) advise the Stockholder in writing to cease all sales under the Registration Statement until the end of the Allowed Delay. Upon expiration of the Allowed Delay, the Company shall again be bound by the first sentence of this Section 4(e) with respect to the information giving rise thereto;
          (f) As promptly as practicable after becoming aware of such event, notify the Stockholder who holds Registrable Securities being sold (or, in the event of an underwritten offering,

the managing underwriters) of the issuance by the SEC of any notice declaring the effectiveness of the Registration Statement or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time; and
          (g) Take all other reasonable actions necessary to expedite and facilitate disposition by the Stockholder of the Registrable Securities pursuant to the Registration Statement.
          5. Obligations of the Stockholder. In connection with the registration of the Registrable Securities, the Stockholder shall have the following obligations:
          (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Stockholder that the Stockholder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Stockholder of the information the Company requires from the Stockholder (the “Requested Information”) if the Stockholder elects to have any of the Stockholder’s Registrable Securities included in the Registration Statement. If at least three Business Days (as defined below) prior to the filing date the Company has not received the Requested Information from the Stockholder, then the Company may file the Registration Statement without including Registrable Securities of the Stockholder;
          (b) The Stockholder by acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless the Stockholder has notified the Company in writing of the Stockholder’s election to exclude all of its Registrable Securities from the Registration Statement; and
          (c) The Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e) or 4(f), above, the Stockholder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(e) or 4(f) and, if so directed by the Company, the Stockholder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Stockholder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
          6. Expenses of Registration.
          (a) All reasonable expenses, other than as set forth in Section 6(b) hereof, filings or qualifications pursuant to Section 4, including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, shall be borne by the Company.
          (b) All underwriting discounts and commissions incurred in connection with registrations shall be paid by the Stockholder.
          7. Indemnification. Hsu shall indemnify and hold harmless the Company and each officer, director or control person of any such entity, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from (i) any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by Hsu to the Company, (or its officers, directors, employees, agents or representatives), or omitted or alleged to have been omitted by Hsu, concerning Hsu, or Hsu’s authority to invest or financial position in connection with the offering or sale of the Shares, or (ii) any breach of warranty or failure to comply with any covenant contained in this Agreement, including, without limitation, any such misrepresentation, misstatement or omission, or breach of any warranty or covenant, contained herein or any other document submitted by Hsu, against losses, liabilities and expenses for which the Company, or its officers, directors or control persons has not otherwise been reimbursed (including attorneys’ fees, judgments, fines and amounts paid in settlement in matters settled in accordance with the provision of the following paragraph) incurred by the Company, or such officer, director or control person in connection with such action, suit or proceeding; provided, however, that Hsu will not be liable in any such case for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have found in a final judgment to have arisen primarily from the gross negligence or willful misconduct of the Company or the party claiming a right to indemnification.
          In case any proceeding shall be instituted involving any person with respect to whom indemnity may be sought, such person (the “Indemnified Party”) shall promptly notify Hsu, and Hsu, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others Hsu may designate in such proceedings and shall pay as incurred the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel at its own expense, except that Hsu shall pay as incurred the fees and expenses of counsel retained by the Indemnified Party in the event that (i) Hsu and the Indemnified Party shall have mutually agreed to the retention of such counsel or, (ii) the named parties to any such proceeding (including any impleaded parties) include both Hsu and the Indemnified Party and representation of both parties by the same counsel would be inappropriate, in the reasonable opinion of the Indemnified Party, due to actual or potential differing interests between them. Hsu shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Hsu agrees to indemnify the Indemnified Party to the extent set forth in this Agreement.
          In the event a claim for indemnification as described herein is determined to be unenforceable by a final judgment of a court of competent jurisdiction, then Hsu shall contribute to the aggregate losses, claims, damages or liabilities to which the Company or its officers, directors, agents, employees or controlling persons may be subject in such amount as is appropriate to reflect the relative benefits received by each of the undersigned and the party seeking contribution on the one hand and the relative faults of Hsu and the party seeking contribution on the other, as well as any relevant equitable considerations.
          The provisions of this Agreement relating to indemnification and contribution shall survive termination of this Agreement and shall be binding upon any successors or assigns of Hsu.
          8. Termination of Registration Rights. The rights granted pursuant to this Agreement shall terminate as to the Stockholder upon the occurrence of any of the following:
          (a) all of the Registrable Securities have been registered; or
          (b) all of the Registrable Securities may be sold without such registration pursuant to Rule 144.
          9. Miscellaneous.
          (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.
          (b) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender’s telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day (“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close), (c) one Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid) or (d) seven Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to Hsu and to the Company at the addresses indicated below.
If to Hsu, to:

Yungtai Hsu
10725 East Rush Street
South El Monte, CA 91733
Facsimile No.: (626) 350-8886

With a copy (which shall not constitute notice) to:
Lagerlof, Senecal, Bradley, Gosney & Kruse, LLP
301 North Lake Avenue, 10th Floor
Pasadena, CA 91101
Attention: Timothy J. Gosney
Facsimile No.: (626) 793-5900
If to the Company, to:
Bentley Pharmaceuticals, Inc.
Two Urban Centre, Suite 400
4890 West Kennedy Blvd.
Tampa, Florida 33609
Attention: James R. Murphy
Facsimile No.: (813)282-8941
With a copy (which shall not constitute notice) to:
Parker Chapin Flattau & Klimpl, LLP
1211 Avenue of the Americas
New York, New York 10036
Attention: Mark S. Hirsch
                 Jordan A. Horvath
Facsimile No.: (212)704-6288
          (c) Assignment: Benefit. This Agreement may not be assigned by Hsu without the prior written consent of the Company and any assignment without such consent shall be void. This Agreement may be assigned by the Company to any person or entity which purchases all or substantially all of the stock or assets of the Company or is the successor to the Company by merger or consolidation. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Company and of Hsu.
          (d) Severability. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.
          (e) Amendments. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.
          (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this Agreement in order for this Agreement to be effective in any respect, then the laws of such other jurisdiction shall govern this Agreement to such extent.
          (h) Arbitration of Disputes
               (i) If any controversy or dispute arises under, out of or in relation to any of the provisions hereof, such controversy or dispute shall be submitted for arbitration in New York, New York before a panel of three arbitrators, one of which shall be selected by the party initiating such arbitration, one of which shall be selected by the other party and the third of which (the “Third Arbitrator”) shall be selected by the two arbitrators so selected; provided, however, that in the event that such other arbitrators shall not agree on the selection of the Third Arbitrator, the Third Arbitrator shall be selected by the American Arbitration Association located in New York, New York. Any dispute or controversy submitted to arbitration in accordance with the provisions of this Section shall be determined by such arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association then existing.
               (ii) The arbitrators may award any relief which they shall deem proper in the circumstances, without regard to the relief which would otherwise be available to any party in a court of law or equity including, without limitation, an award of money damages, specific performance, injunctive relief and/or declaratory relief, however, such an award may not include punitive damages. The award and findings of the arbitrators shall be conclusive and binding upon all of the parties hereto, whether or not all parties hereto participate in the arbitration proceeding, and judgment upon the award may be entered in any court of competent jurisdiction upon the application of any party. The parties hereby agree that such courts of competent jurisdiction shall include, but not be limited to, the courts located in any jurisdiction in which the party against whom such judgment is being enforced maintains any assets.
               (iii) The prevailing party in the arbitration proceeding shall be entitled to recover from the other party its reasonable attorneys’ fees, costs and expenses incurred in the proceeding and in any subsequent action to enforce or collect upon the decision rendered in the arbitration proceeding.
               (iv) Notwithstanding the foregoing, the parties reserve the right to seek and obtain injunctive relief, whether in the form of a temporary restraining order, preliminary injunction, injunction to enforce an arbitration award, or other order of similar import, from the federal and state courts located in New York, New York prior to, during, or after commencement or prosecution or arbitration proceedings of the final decision and award of the arbitrators; provided, however, that such preliminary injunctive relief shall be subject to final arbitral decisions.

               (v) Each party hereby consents and agrees that the federal and state courts located in New York, New York each shall have exclusive personal jurisdiction and proper venue with respect to any such action seeking injunctive or similar relief hereunder. In any dispute between the parties, neither party will raise, and each party hereby expressly waives, any objection or defense to any such court as an inconvenient forum. Each party hereby waives personal service of any summons, complaint or other process, which may be delivered by any of the means permitted for notices under Section 9(b) hereof.
          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above.

BENTLEY PHARMACEUTICALS, INC.
By:	/s/ James R. Murphy
James R. Murphy, Chairman, President
and Chief Executive Officer

Yungtai Hsu, in his personal capacity

               (v) Each party hereby consents and agrees that the federal and state courts located in New York, New York each shall have exclusive personal jurisdiction and proper venue with respect to any such action seeking injunctive or similar relief hereunder. In any dispute between the parties, neither party will raise, and each party hereby expressly waives, any objection or defense to any such court as an inconvenient forum. Each party hereby waives personal service of any summons, complaint or other process, which may be delivered by any of the means permitted for notices under Section 9(b) hereof.
          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above.

BENTLEY PHARMACEUTICALS, INC.
By:
James R. Murphy, Chairman, President
and Chief Executive Officer

/s/ Yungtai Hsu
Yungtai Hsu, in his personal capacity

ASSIGNMENT OF PATENT	Docket Number (optional)

16,194—B
Whereas, Conrex Pharmaceutical Corporation, a New Jersey Corporation, of 5127 West Chester Pike, Newtown Square, Pennsylvania 19073, hereinafter referred to as “Conrex”, did obtain by Assignment a United States Patent for an invention in TRANSDERMAL AND TRANS-MEMBRANE DELIVERY OF DRUGS, No. 5,023,252, dated June 11, 1991 (the “252 Patent”); and whereas, Conrex is now the sole owner of the ‘252 Patent, and,
Whereas, Bentley Pharmaceuticals, Inc., a Florida Corporation, having a street and post office address at One Urban Centre, Suite 548, 4830 West Kennedy Boulevard, Tampa, Florida 33609-2562, hereinafter referred to as “Bentley”, is desirous of acquiring the entire right, title and interest in the same;
Now, therefore, in consideration of the sum of one dollar ($1.00), and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged. Conrex, by these presents does sell, assign and transfer unto said Bentley the entire right, title and interest in and to the ‘252 Patent; the same to be held and enjoyed by Bentley for its own use and behoof, and for Bentley’s legal representatives and assigns, to the full end of the term for which said ‘252 Patent is granted, as fully and entirely as the same would have been held by Conrex had this assignment and sale not been made.
Executed this 11 day of February, 1999, at Philadelphia, Pennsylvania, United States of America.

CONREX PHARMACEUTICAL CORPORATION
By	/s/ Phyllis Hsieh
Phyllis Hsieh, President and CEO

Commonwealth of Pennsylvania		:
	SS	:
County of Philadelphia		:
Before me personally appeared said PHYLLIS HSIEH and acknowledged the foregoing instrument to be her free act and deed this 11th day of February, 1999.

/s/ BARBARA E.HOFFMAN
Notary Public

Seal
(Assignment of Patent (PTO/SB/41) [16-1] — page 1 of 1)

ASSIGNMENT OF PATENTS IN COUNTRIES OTHER THAN THE U.S.A.
     Whereas, Conrex Pharmaceutical Corporation, a New Jersey Corporation, of 5127 West Chester Pike, Newtown Square, Pennsylvania 19073 (hereinafter referred to as “Conrex”), did obtain by Assignment patents in countries other than the United States of America, as listed on the attached Schedule X (“Foreign Patents”), for an invention in TRANSDERMAL AND TRANS-MEMBRANE DELIVERY OF DRUGS;
     Whereas, Conrex is now the equitable and sole owner of said Foreign Patents, and,
     Whereas, Bentley Pharmaceuticals, Inc., a Florida Corporation, having an address at One Urban Centre, Suite 548, 4830 West Kennedy Boulevard, Tampa, Florida 33609-2562 (hereinafter referred to as “Bentley”), is desirous of acquiring the entire right, title and interest in the same;
     Now, therefore, in consideration of the sum of one dollar ($1.00), and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Conrex, by these presents does sell, assign and transfer unto said Bentley the entire right, title and interest in and to the said Foreign Patents, the same to be held and enjoyed by the said Bentley for its own use and behoof, and for Bentley’s legal representatives and assigns, to the full end of the terms for which said Foreign Patents are granted, as fully and entirely as the same would have been held by Conrex had this assignment and sale not been made.
Executed this 11 day of February, 1999, at Philadelphia, Pennsylvania, United States of America.

CONREX PHARMACEUTICAL CORPORATION
By	/s/ Phyllis Hsieh
Phyllis Hsieh, President and CEO

Commonwealth of Pennsylvania		:
	SS	:
County of Philadelphia		:
Before me personally appeared said PHYLLIS HSIEH and acknowledged the foregoing instrument to be her free act and deed this 11th day of February, 1999.

/s/ BARBARA E. HOFFMAN
Notary Public

Seal

INTELLECTUAL PROPERTY ASSIGNMENT
     This Assignment (the “Assignment”) , made and entered into as of February 11, 1999 by Conrex Pharmaceutical Corporation, a New Jersey corporation (“Assignor”), in favor of Bentley Pharmaceuticals, Inc., a Florida corporation having a place of business at One Urban Centre, Suite 548, 4830 West Kennedy Boulevard, Tampa, Florida 33609-2562 (“Assignee”).
     WITNESSETH THAT:
     WHEREAS Assignor and Yungtai Hsu, in his personal capacity (“HSU”), have entered into an Asset Purchase Agreement of even date herewith;
     WHEREAS the terms herein bearing initial capitalization are as defined in said Asset Purchase Agreement;
     WHEREAS Hsu has assigned to Assignee his interest in said Asset Purchase Agreement; and
     WHEREAS Assignor desires to sell and transfer to Assignee, who desires to acquire, the Intellectual Property, including the Patents and Technology;
     NOW, THEREFORE, in consideration of the premises, the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign, transfer and confirm unto Assignee, and its successors, assigns and legal representatives, all right, title and interest in, to and under the Intellectual Property, including the Patents and the Technology, throughout all countries of the world, and Assignor further agrees to execute upon request of the Assignee such additional documents, if any, as are necessary and proper to perfect title in the transferred property in Assignee, throughout all countries of the world, and to otherwise give full effect to, and perfect the rights of the Assignee under this Assignment.
     IN WITNESS WHEREOF Assignor has caused this Assignment to be duly executed and delivered, by an officer of Assignor duly authorized so to do, on the 11 day of February, 1999.

CONREX PHARMACEUTICAL CORPORATION
/s/ Phyllis Hsieh	Date: 2/11/99
Phyllis Hsieh, President
and Chief Executive Officer

COMMONWEALTH OF Pennsylvania		:
	SS	:
COUNTY OF Philadelphia		:
     On this 11th day of February, 1999, appeared before me in person the above named Phyllis Hsieh who acknowledged the above to be her signature and that she signed, sealed and delivered the above Assignment as her voluntary act and deed for the uses and purposes therein set forth.

/s/ BARBARA E. HOFFMAN
Notary Public

SEAL

Parker Chapin Flattau & Klimpl, llp
COUNSELLORS AT LAW
1211 AVENUE OF THE AMERICAS
NEW YORK, NY 10036-8735
(212) 704-6000

CABLE LAWPARK FAX (212) 704-6288 TELEX 640347	175 GREAT NECK ROAD
GREAT NECK, NY 11021
(516) 482-4422
FAX (516) 482-4469
WRITER’S DIRECT DIAL NUMBER
February 11, 1999
Mr. Yungtai Hsu
10725 East Rush Street
South El Monte, CA 91733
Re:	Bentley Pharmaceuticals. Inc.
Dear Mr. Hsu:
          We have acted as counsel to Bentley Pharmaceuticals, Inc., a Florida corporation (the “Company”), in connection with the negotiation, execution and delivery of the Asset Purchase Agreement, dated February 1, 1999, effective as of December 31, 1998 (the “Purchase Agreement”), between the Company and Yungtai Hsu (the “Seller”), the Subscription Agreement, dated February 11, 1999 between the Company and the Seller (the “Subscription Agreement”), the Registration Rights Agreement, dated February 11, 1999, between the Company and the Seller (the “Registration Rights Agreement”), the Warrant, dated February 11, 1999, issued by the Company to the Seller (the “Warrant”), the Assumption Agreement, dated February 11, 1999, effective as of December 31, 1998, between the Company and the Seller (the “Assumption Agreement”), and the General Assignment and Bill of Sale, dated February 11, 1999, effective as of December 31, 1998, between the Company and the Seller (the “Bill of Sale”). The Purchase Agreement, the Subscription Agreement, the Registration Rights Agreement, the Warrant, the Assumption Agreement and the Bill of Sale are sometimes referred to herein collectively as the “Transaction Documents.”
          Capitalized terms used and not otherwise defined in this opinion shall have the respective meanings set forth in the Purchase Agreement.
          In connection with rendering this opinion, we have examined the Transaction Documents, the resolutions duly adopted by the Board of Directors of the Company relating to the transactions contemplated by the Transaction Documents, and the Certificate of Status issued by the State of Florida dated February 3, 1998.

Parker Chapin Flattau & Klimpl, llp
Yungtai Hsu
February 11, 1999

          We have also made such examination of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts relevant to the opinions expressed below, we have relied upon certificates and written and/or oral representations of officers of the Company (including the representations of the Company set forth in the Transaction Documents), and public officials and made such other investigations as we deemed necessary under the circumstances. We have also assumed that the representations and warranties of the Seller set forth in the Purchase Agreement are true and correct as of the date hereof. We have not examined or reviewed any communication, instrument, agreement, document or other item or conducted any independent inquiry or investigation of any matter except as otherwise expressly set forth herein.
          This opinion is subject to a number of qualifications, exceptions, assumptions, limitations, definitions and exclusions on coverage and other matters, all as more particularly set forth below and each of our opinions set forth herein should be read in conjunction therewith.
          Our opinion is limited to the date hereof and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.
          We express no opinion respecting the enforceable nature of the Transaction Documents or any document or instrument executed pursuant thereto or in connection therewith, insofar as the enforceable nature thereof, or any right, power, privilege, remedy or interest intended to be created thereunder, may be limited (i) by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other laws or judicial decisions affecting any rights, powers, privileges, remedies or interests of creditors or debtors generally, (ii) by rules or principles of equity affecting the enforcement of obligations generally, whether at law, in equity or otherwise, (iii) by the exercise of the discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable or other remedies, including, without limitation, specific performance, injunctive relief and indemnification or (iv) insofar as rights to indemnity and/or contribution are concerned, by federal or state securities laws or the public policy underlying such laws. Furthermore, we assume that the Transaction Documents to which the Seller is a party have been duly executed and delivered by the Seller and are the legal, valid and binding obligations of the Seller, enforceable as written against the Seller in accordance with their terms and provisions.
          We call to your attention to the fact that we are counsel admitted to practice in the State of New York, and we do not express any opinion with respect to the applicable laws, or the effect or applicability of the laws, of any jurisdiction other than those of the State of New York, and the federal laws of the United States of America.
          Based upon and subject to the foregoing, we are of the opinion that:

Parker Chapin Flattau & Klimpl, llp
Yungtai Hsu
February 11, 1999

1.	The Company is a corporation validly existing and in good standing under the laws of the State of Florida, and has all requisite power and authority to carry on its business as it is being conducted, and to execute, deliver and perform the Purchase Agreement.

2.	The execution and delivery to the Seller of the Purchase Agreement by the Company, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby have been duly authorized by the Board of Directors of the Company, and no other corporate act or proceeding on the part of the Company is necessary to approve the execution and delivery of this Purchase Agreement, the performance of the Company’s obligations thereunder, or the consummation of the transactions contemplated hereby.

3.	The Purchase Agreement has been duly executed and delivered by the Company and the Purchase Agreement constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms. Neither the execution and delivery by the Company of the Purchase Agreement, nor the consummation of the transactions contemplated thereby, nor the compliance by the Company with any of the provisions thereof will conflict with, or result in the breach of, any provision of the Company’s Certificate of Incorporation and Bylaws, as of the Closing Date.
     This opinion is rendered solely to the Seller in connection with the transactions contemplated by the Purchase Agreement and only the Seller and its legal representatives, successors and assigns are entitled to rely hereon. This opinion may not be used or relied on by the Seller for any other purpose, or by any other Person for any purpose, without our prior written consent.

Very truly yours,
/s/ Parker Chapin Flattau & Klimpl, LLP

PARKER CHAPIN FLATTAU & KLIMPL, LLP

Lagerlof, Senecal, Bradley, Gosney & Kruse, LLP

M. JESS SENECAL	Lawyers	GEORGE W. DRYER
JACK T. SWAFFORD	10th Floor	1891-1959
JOHN F. BRADLEY. SR.	301 North Lake Avenue	RAYMOND R. HAILS
TIMOTHY J. GOSNEY	Pasadena California 91101-4108	1889-1959
WILLIAM F. KRUSE	(626) 793-9400	JOSEPH J. BURRIS
THOMAS S. BUNN III		1913-1980
ANDREW D. TURNER	FACSIMILE (626) 793-5900	STANLEY C. LAGERLOF
REBECCA J. THYNE		1915-1998
JAMES D. CIAMPA
SHAUN O. KWON
February 10, 1999
Bentley Pharmaceuticals, Inc.
Two Urban Centre, Suite 400
4830 West Kennedy Blvd.
Tampa, FL 33609
     Re: Opinion of Counsel — Hsu-Bentley Asset Purchase Agreement, dated December 31,1998
Ladies and Gentlemen:
     This firm has acted as counsel to Yungtai Hsu, the seller in the above-referenced transaction. In our capacity as Mr. Hsu’s counsel, we have been requested by you to render our opinion with regard to certain aspects of the transaction, as hereinafter set forth. Capitalized terms herein shall have the same meaning as in the Asset Purchase Agreement between Yungtai Hsu (“Seller”) and Bentley Pharmaceuticals, Inc. (“Purchaser”), dated December 31, 1998. Our opinion follows:
1.	Seller has full power and legal capacity to execute, deliver and perform the Asset Purchase Agreement and the Seller Documents to which he is a party and to consummate the transactions contemplated thereby.
2.	The Asset Purchase Agreement has been duly executed and delivered by Seller, and the Seller Documents, when executed and delivered by Seller, constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles, including the possible unavailability of specific performance or injunctive relief. None of the execution and delivery by Seller of the Asset Purchase Agreement and the Seller Documents, or the consummation of the transactions contemplated thereby, or compliance by Seller with any of the provisions thereof, will (a) conflict with, violate, result in the breach or termination of, or constitute a default under (i) any Laws, (ii) any requirement of any Governmental or Regulatory Authority applicable to Seller or by which the Assets may be bound, or (iii) any Contract, to which Seller is a party or by which Seller is bound or subject; or (b) based on information supplied to us by Seller, except as disclosed to Purchaser in the Asset Purchase Agreement, require any filing, declaration or registration with, or permit, consent, approval, waiver, clearance, order or authorization of, or the giving of any notice to, any Governmental or Regulatory Authority or other Person or (c) based on information supplied to us by Seller, result in the creation of any Lien (other than any lien in favor of Purchaser) upon any of the Assets.

Lagerlof, Senecal, Bradley,
Gosney & Kruse, llp
lawyers
Bentley Pharmaceuticals, Inc.
February 10,1999

3.	Except as disclosed by Seller in the Asset Purchase Agreement and the schedules appended thereto, to our actual knowledge, no act or event has occurred and is continuing that violates, is in conflict with, results in a breach of or constitutes a default (with or without the giving of notice or the passage of time, or both) under any term or provision of (a) the Asset Purchase Agreement and the Seller Documents or (b) any Contract, to which Seller is a party or by which Seller is bound or subject.

4.	To our actual knowledge, there are no Actions or Proceedings pending or threatened by or against Seller or any affiliate or employee of Seller, with respect to the Assets (including, without limitation, products liability claims) or the transactions contemplated by the Asset Purchase Agreement, at law or in equity or before or by any Governmental Entity or arbitrator, nor is there any reasonable basis for the institution of any such Actions or Proceedings. Except as disclosed by Seller in the Asset Purchase Agreement and the schedules appended thereto, to our actual knowledge, there is no pending or threatened Action or Proceeding that seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated by the Asset Purchase Agreement or that questions the validity of the Asset Purchase Agreement, any of the Seller Documents or any action to be taken by Seller in connection with the consummation of the transactions contemplated thereby. Seller is not subject to any Laws or any proposed Laws, which have had or could have a material adverse effect on the Assets or on Purchaser’s right to manufacture any products from the Patents or Technology.

5.	Pursuant to the Asset Purchase Agreement and the Seller Documents, Seller is to convey to Purchaser good and marketable title to all of the Assets, free and clear of any and all Liens. To our actual knowledge, there are no Liens on the Assets, other than certain Liens in favor of Seller with respect to the U.S. Patent, consisting of a UCC-1 filing and a document filed with United States Patent and Trademark Office on May 23,1997. To our actual knowledge, Seller is in the process of releasing, and will release, those existing Liens. The General Assignment and other documents to be executed in accordance with the Asset Purchase Agreement are legally adequate to vest in Purchaser all of Seller’s rights, title and interest in, to and under the Assets. The instruments of assignment of the Intellectual Property are suitable in form and substance to vest in Purchaser all of Seller’s right, title and interest in, to and under the Patents and is in a form suitable to record with the U.S. Patent and Trademark Office the transfer to Purchaser of the U.S. Patent included in the Assets.

6.	The Asset Purchase Agreement (the “Conrex Agreement”) entered into between Conrex Pharmaceutical Corporation (“Conrex”) and Seller, dated as of December 31,1998, and all documents entered into thereunder were duly executed and delivered by Seller and constitute

Lagerlof, Senecal, Bradley,
Gosney & Kruse, llp
lawyers
Bentley Pharmaceuticals, Inc.
February 10, 1999

legal, valid and binding obligations of Seller, enforceable by or against Seller in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles. Counsel for Conrex has separately opined as to the execution and delivery by Conrex of the Conrex Agreement and to the validity and enforceability of that agreement as to Conrex.
     We are members of the bar of the State of California and do not express any opinion as to laws other than those of the State of California and applicable Federal Law. Our opinion herein is based on the existing laws of the State of California, and we express no opinion as to any laws or regulations of other states or jurisdictions as they may pertain to the Asset Purchase Agreement, or with respect to the effect of non-compliance under any such laws or regulations of any other jurisdictions. This opinion may be relied upon by Purchaser, its legal representatives, successors and permitted assignees under the Asset Purchase Agreement. No other party is entitled to rely hereon. This opinion is as of this date, and we expressly decline any undertaking to advise you of any matters arising subsequent to the date hereof which would cause us to amend any portion of the foregoing in whole or in part.

Very truly yours, LAGERLOF, SENECAL, BRADLEY, GOSNEY & KRUSE, LLP
/s/ LAGERLOF, SENECAL, BRADLEY, GOSNEY & KRUSE, LLP

I certify from the records of this office that BENTLEY PHARMACEUTICALS, INC. is a corporation organized under the laws of the State of Florida, filed on February 11,1974.
The document number of this corporation is 446121.
I further certify that said corporation has paid all fees and penalties due this office through December 31, 1998, that its most recent annual report was filed on May 5, 1998, and its status is active.
I further certify that said corporation has not filed Articles of Dissolution.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the Third day of February, 1999

CR2E022 (1-99)

TWO Urban Centre, Suite 400
4890 West Kennedy Boulevard
Tampa, Florida 33609
819.281.0961 Fax 813.282.8941
http: //www.bentleypharm.com
Traded on the AMEX: BNT
VIA REGISTERED MAIL
Drug Master File Staff
Food and Drug Administration
12420 Parklawn Building
5600 Fishers Lane
Rockville Maryland 20852
February 11, 1999
               Re: Drug Master File No. 10260
Dear Sir or Madam:
     We refer you to a letter from Conrex Pharmaceutical Corporation, dated as of the date hereof, which letter is attached hereto. Bentley Pharmaceuticals, Inc. (“Bentley”), with principal executive offices at Two Urban Centre, Suite 400, 4830 West Kennedy Blvd., Tampa, Florida 33609, hereby acknowledges acceptance of the ownership of all right and title to the Drug Master File No. 10260 (the “DMF”) and hereby accepts responsibility for the DMF and undertakes to meet the regulatory requirements to keep the DMF current. The undersigned is the authorized representative of Bentley who will be responsible for the integrity and upkeep of the DMF.
     If you have any questions or comments, please call the undersigned at (813) 281-0961.

Yours sincerely,
/s/ James R. Murphy
James R. Murphy
President

CONREX PHARMACEUTICAL CORPORATION

5127 West Chester Pike, Newtown Square, PA 19073, USA. Tel: (610) 355-2454; Fax: (610) 355-2453
VIA REGISTERED MAIL
Drug Master File Staff
Food and Drug Administration
12420 Parklawn Building
5600 Fishers Lane
Rockville Maryland 20852
February 11, 1999
               Re: Drug Master File No. 10260
Dear Sir or Madam:
     We hereby inform you that CONREX PHARMACEUTICAL CORPORATION [if the DMF is not in Conrex’s name, then insert the correct name], with principal executive offices at 300 Kimberton Road, Suite 120, Phoenixville, PA 19460, transfers, as of the date hereof, all right and title to Drug Master File No. 10260 (the “DMF”) to BENTLEY PHARMACEUTICALS, INC. (“Bentley”), with principal executive offices at Two Urban Centre, Suite 400, 4830 West Kennedy Blvd., Tampa, Florida 33609. Dr. Robert M. Stote is the authorized representative of Bentley who will be responsible for the integrity and upkeep of the DMF.
     If you have any questions or comments, please call the undersigned at [telephone number] or Dr. Stote at (813) 281-0961.

Yours sincerely,
/s/ Phyllis Hsieh
Phyllis Hsieh, President

RECEIPT
     Reference is hereby made to the agreement (the “Asset Purchase Agreement”), dated February 1, 1999 effective as of December 31, 1998, between Bentley Pharmaceuticals, Inc. (“Bentley”), a Florida corporation, and Yungtai Hsu (“Hsu”). Capitalized terms used herein and not defined herein shall have the meanings given such terms in the Asset Purchase Agreement.
     Hsu hereby acknowledges receipt of $1,074,000 representing the payment by Bentley to Hsu of the cash portion of the purchase price relating to the transferred Assets, pursuant to Section 2.05(c) of the Asset Purchase Agreement.
Dated: February 11, 1999

/s/ Yungtai Hsu
Yungtai Hsu, in his personal capacity

OFFICER’S CERTIFICATE
     I, James R. Murphy, do hereby certify that I am the Chairman, Chief Executive Officer and President of Bentley Pharmaceuticals, Inc., a Florida corporation (“Bentley”), that I have custody of the corporate records (other than the accounting records) and seal of Bentley, and that, as such, I am authorized to execute this Certificate on behalf of Bentley in connection with the Asset Purchase Agreement, dated February 1, 1999 effective as of December 31, 1998 (the “Asset Purchase Agreement”), by and between Bentley and Yungtai Hsu (“Hsu”), and the transactions contemplated thereby, and I hereby further certify to Hsu that:
     1. Attached hereto as Exhibit A is a true, complete and correct copy of resolutions duly and validly adopted by the unanimous written consent of the directors of Bentley which are the only resolutions adopted by the Board of Directors of Bentley with respect to the Asset Purchase Agreement and the transactions contemplated thereby, which resolutions have not been amended, modified or rescinded and which remain in full force and effect on the date hereof.
     2. As of the date hereof, the following persons are duly elected, qualified and acting incumbent officers of Bentley holding the offices set forth opposite their names below and the signature set forth opposite each respective name below is the genuine signature of each such person:

NAME	TITLE	SIGNATURE

James R. Murphy	Chairman, Chief Executive Officer, President	/s/ James R. Murphy

Michael D. Price	Vice President, Chief Financial Officer, Treasurer, Secretary	/s/ Michael D. Price

Robert M. Stote	Senior Vice President, Chief Science Officer
Dated: February 11, 1999.

/s/ James R. Murphy
Name:	James R. Murphy
Title:	Chairman, Chief Executive Officer, President

As of December 31, 2007
Attn: Yungtai Hsu
Dear Mr. Hsu:
This letter amendment (“Amendment”) is made as of the last date set forth below between Yungtai Hsu and Bentley Pharmaceuticals, Inc. and shall amend the Asset Purchase Agreement between Yungtai Hsu and Bentley Pharmaceuticals, Inc., dated February 1, 1999, effective as of December 31, 1998 (the “Agreement”). Unless otherwise defined, all capitalized terms used herein shall have the meaning ascribed to them in the Agreement.
In consideration of the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Yungtai Hsu and Bentley Pharmaceuticals, Inc. hereby amend the Agreement as follows:
1. Section 2.04(a) of the Agreement is deleted in its entirety and replaced with the following paragraph:
2.04 Purchase Price: Allocation: Adjustment.
     (a) Purchase Price. The aggregate purchase price for Assets and for the covenant of Seller contained in Section 5.07 shall be (i) U.S. $1,074,000 (the “Cash Portion of the Purchase Price”), subject to the adjustments as provided on paragraph (b) below; (ii) an aggregate of $350,000 of shares of common stock (the ‘Shares”) of Purchaser according to the terms and conditions of the Subscription Agreement and the Registration Rights Agreement, dated as of the Closing Date, substantially in the forms of Exhibit B and C, respectively, hereto, (iii) a warrant to purchase 450,000 shares of common stock of Purchaser according to the terms and conditions of the Warrant Agreement, dated as of the Closing Date, substantially in the form of Exhibit D hereto, (iv) royalties payable by Purchaser to Seller, through Feb. 11th, 2014 in the amount of (x) 5% of the difference between any cash received by Bentley Pharmaceuticals, Inc., a Delaware corporation (“Bentley”), by any of the parties listed on Schedule 2.04(a) prior to the commercialization of any product arising out of a collaboration between Bentley and any such party and any research and development for such product funded by Bentley without reimbursement by a third party, or such fees received relating to a collaboration between another company authorized by Purchaser and Purchaser and (y) 5% of the “net sales” (as defined below) received by Bentley from the products developed under Section 2.04(a)(iv)(x) following commercialization of such products; and (v) the aggregate amount of the Assumed Liabilities ((i)-(v) collectively, the “Purchase Price”). “Net Sales” referred to in paragraph (iv)(y) above shall mean gross sales minus: discounts, returns, and customer allowances actually extended to customers.
2. The parties agree that no royalties are owed to Yungtai Hsu as of the date of this Amendment.

3. Except as modified by this Amendment, the Agreement will remain in full force and in effect in accordance with its terms.
4. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed effective as of the date first above written.
ACCEPTED AND AGREED TO:

YUNGTAI HSU			BENTLEY PHARMACEUTICALS, INC.

By:	/s/ Yungtai HSU		By:	/s/ James R Murphy

	Name:	YUNGTAI HSU		Name:	JAMES R MURPHY
	Title:	MR.		Title:	CHAIRMAN & CEO
8 FEB 2008